[LOGO]
           Prospectus Supplement to Prospectus dated January 7, 2002


                         American Express Master Trust
                                     Issuer

               American Express Receivables Financing Corporation

                        American Express Centurion Bank
                                  Transferors

             American Express Travel Related Services Company, Inc.
                                    Servicer

         Class A Accounts Receivable Trust Certificates, Series 2002-1

You should consider carefully the risk factors beginning on page 15 in the accompanying prospectus.

A certificate is not a deposit, and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The certificates will represent interests in the trust only and will not represent interests in or obligations of American Express Company or any of its affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The trust will issue-



                                         Class A Certificates
                                         --------------------
Principal amount                         $750,000,000
Interest rate                            One-month LIBOR plus 0.07% per year
Interest payment dates                   Monthly, beginning February 15, 2002
Expected final payment date              January 18, 2005
Legal final maturity date                December 15, 2005
Price to public                          $750,000,000 (or 100%)
Underwriting discount                    $1,687,500 (or 0.225%)
Proceeds to transferors                  $748,312,500 (or 99.775%)


Credit Enhancement-


The trust also will issue $60,810,810 initial amount of Class B certificates. The Class B certificates are subordinated to the Class A certificates. Subordination of the Class B certificates provides credit enhancement for the Class A certificates.

This prospectus supplement and the accompanying prospectus relate only to the offering of the Class A certificates.

We expect to issue your series of certificates on or about January 18, 2002. We will deliver your series of certificates in book-entry form.

Neither the SEC nor any state securities commission has approved these certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                                  Underwriters

DEUTSCHE BANC ALEX. BROWN                        BANC OF AMERICA SECURITIES LLC

      BANC ONE CAPITAL MARKETS, INC.

                  UTENDAHL CAPITAL PARTNERS, L.P.

                                     WACHOVIA SECURITIES

                                                       THE WILLIAMS GROUP, L.P.

                                January 9, 2002

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

   We provide information to you about the certificates in two separate documents that progressively provide more detail: (1) this prospectus supplement, which describes the specific terms of your series of certificates, and (2) the accompanying prospectus, which provides general information about each series of certificates which may be issued by the American Express Master Trust, some of which may not apply to your series of certificates.

   This prospectus supplement may be used to offer and sell the Class A certificates only if accompanied by the prospectus.

   This prospectus supplement may supplement disclosure in the accompanying prospectus. If the terms of your Class A certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

   You should rely only on the information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

   We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The Table of Contents in this prospectus supplement and in the accompanying prospectus provide the pages on which these captions are located.

   Parts of this prospectus supplement and the accompanying prospectus use defined terms. You can find these terms and their definitions under the caption "Glossary of Defined Terms" on page S-26 in this prospectus supplement and under the caption "Index of Defined Terms" on page 65 in the accompanying prospectus.

                                ________________

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

TRANSACTION SUMMARY ....................................................     S-4
PROSPECTUS SUPPLEMENT SUMMARY ..........................................     S-5
INTRODUCTION ...........................................................     S-9
MATURITY CONSIDERATIONS ................................................     S-9
DOMESTIC CONSUMER CHARGE CARD BUSINESS .................................    S-10
 Portfolio Experience ..................................................    S-10
DESIGNATED ACCOUNTS ....................................................    S-13
 General ...............................................................    S-13
USE OF PROCEEDS ........................................................    S-15
RFC, CENTURION AND CREDCO ..............................................    S-15
 RFC ...................................................................    S-15
 Centurion .............................................................    S-15
 Credco ................................................................    S-15
THE SERVICER ...........................................................    S-15
SERIES PROVISIONS ......................................................    S-15
 Interest Provisions ...................................................    S-16
 Principal Payments ....................................................    S-16
 Postponement of the Controlled Accumulation Period ....................    S-17


                                                                            Page
                                                                            ----

 Subordination .........................................................    S-17
 Allocation Percentages ................................................    S-18
 Principal Collections .................................................    S-18
 Principal Funding Account .............................................    S-18
 Reserve Account .......................................................    S-19
 Distributions from the Collection Account .............................    S-20
 Distribution to Class A Certificateholders ............................    S-21
 Investor Charge-Offs ..................................................    S-21
 Addition of Accounts ..................................................    S-22
 Optional Repurchase ...................................................    S-22
 Pay Out Events ........................................................    S-22
 Servicing Compensation and Payment of Expenses ........................    S-23
ERISA CONSIDERATIONS ...................................................    S-23
UNDERWRITING ...........................................................    S-24
GLOSSARY OF DEFINED TERMS ..............................................    S-26
ANNEX I: OTHER SERIES ISSUED AND OUTSTANDING ...........................    S-31

                              TRANSACTION SUMMARY


Trust and Issuer:                                  American Express Master
                                                   Trust

Transferors:                                       American Express
                                                   Receivables Financing
                                                   Corporation and American
                                                   Express Centurion Bank

Servicer:                                          American Express Travel
                                                   Related Services Company,
                                                   Inc.

Trustee:                                           The Bank of New York

Closing Date:                                      January 18, 2002

Clearance and Settlement:                          DTC/Clearstream/Euroclear

Primary Trust Assets:                              Receivables generated in
                                                   the pay-in-full portion of
                                                   American Express(R) Card,
                                                   American Express(R) Gold
                                                   Card and Platinum Card(R)
                                                   accounts

Servicing Fee Rate:                                2.0% per year


                              CLASS A CERTIFICATES

Initial Principal Amount:                          $750,000,000

Percentage of Series:*                             92.5%

Anticipated Ratings                                Aaa/AAA
(Moody's/Standard & Poor's):

Credit Enhancement:                                Subordination of the Class
                                                   B certificates

Interest Rate:                                     One-month LIBOR plus 0.07%
                                                   per year

Interest Accrual Method:                           Actual/360

Distribution Dates:                                Monthly (15th) (or the
                                                   following business day if
                                                   the 15th is not a business
                                                   day)

First Distribution Date:                           February 15, 2002

Certificate Rate Index Reset Date:                 Two London business days
                                                   before each distribution
                                                   date

Commencement of Controlled Accumulation            The close of business on
Period (subject to adjustment)                     the last day of the October
                                                   2004 due period

Expected Final Payment Date:                       January 18, 2005

Legal Final Maturity Date:                         December 15, 2005

ERISA eligibility (investors are cautioned         Yes, subject to important
to consult with their counsel):                    considerations described
                                                   under "ERISA
                                                   Considerations" in this
                                                   prospectus supplement and
                                                   the accompanying
                                                   prospectus.

Debt for United States federal income tax          Yes, subject to important
purposes (investors are cautioned to consult       considerations described
with their counsel):                               under "Federal Income Tax
                                                   Consequences" in the
                                                   accompanying prospectus.


---------------
* The percentage of Series 2002-1 comprised by the Class B certificates is 7.5%.

                         PROSPECTUS SUPPLEMENT SUMMARY


This summary highlights selected information about the certificates and does not contain all the information that you need to consider in making your investment decisions. You should carefully read this entire document and the accompanying prospectus before you purchase any certificates.


THE TRUST

The certificates will be issued by American Express Master Trust, which is a master trust formed in 1992.

The trustee is The Bank of New York.

THE TRANSFERORS AND THE SERVICER

American Express Centurion Bank and American Express Receivables Financing Corporation are the transferors of the receivables to the trust and American Express Travel Related Services Company, Inc. is the servicer of the receivables.

OFFERED SECURITIES

The American Express Master Trust is offering $750,000,000 of Class A certificates.

In this document, references to certificates include both Class A certificates and Class B certificates.

Only the Class A certificates are offered by this prospectus supplement and the accompanying prospectus.

Beneficial interests in the Class A certificates may be purchased in minimum denominations of $1,000 and integral multiples of $1,000.

The Class A certificates are expected to be issued on January 18, 2002.

Distribution Dates

Distribution dates for the Class A certificates will be February 15, 2002 and, after that, will be the 15th day of each month, if the 15th is a business day and, if not, the following business day.

Interest

Interest on the Class A certificates will be paid on each distribution date.

The Class A certificates will bear interest at one-month LIBOR, as determined each month, plus
0.07% per year.

Interest on the Class A certificates will be calculated as follows:


                                   Number of days
                                 in interest period
    Principal amount at          ------------------         Rate for interest
    end of prior month      X          360             X          period



You may obtain the interest rates for the current interest period and the immediately preceding interest period by telephoning the trustee at (212) 328-7547.

Principal

Principal of the Class A certificates is expected to be paid in full on the January 2005 distribution date. We are scheduled to begin accumulating collections of principal receivables for payment to the certificateholders on the close of business on the last day of the October 2004 due period, but we may begin accumulating at a later date.

The Class A certificates are expected to be paid on the date noted above; however, principal may be paid earlier or later. Certificateholders will not be entitled to any premium for early or late payment of principal. If certain adverse events known as pay out events occur, principal may be paid earlier than expected. If collections of the credit card receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed. If the Class A certificates are not paid on the expected final payment date, collections of principal receivables will continue to be used to pay principal on the certificates until the certificates are paid or until the legal final maturity date of December 15, 2005, whichever occurs first.

CLASS B CERTIFICATES

At the same time the Class A certificates are issued, the trust will issue $60,810,810 of Class B floating rate accounts receivable trust certificates as part of Series 2002-1. The Class B certificates will be subordinated to the Class A certificates.

The Class B certificates are not offered by this prospectus supplement and the accompanying prospectus.

CREDIT ENHANCEMENT

Credit enhancement for the Class A certificates is provided by the subordination of the Class B certificates.

Credit enhancement for your series is for your series' benefit only, and you are not entitled to the benefits of credit enhancement available to other series.

See "Series Provisions--Distributions from Collection Account" and "--Investor Charge-Offs" in this prospectus supplement for a description of the events which may lead to a reduction of the Class A invested amount and the Class B invested amount.

OTHER INTERESTS IN THE TRUST

Other Series of Certificates

The trust has issued other series of certificates and expects to issue additional series of certificates. When issued by the trust, the certificates of each of those series also represent an interest in the assets of the trust. You can review a summary of each series previously issued and currently outstanding under "Annex I: Other Series Issued and Outstanding" included in this prospectus supplement. Annex I is incorporated into this prospectus supplement by reference. The trust may issue additional series with terms that may be different from any other series without prior review or consent by you or any other certificateholder.

The Transferor Certificates

The interest in the trust not represented by your series or by any other series is the transferors' interest. The transferors' interest is represented by the transferor certificates. The transferors' interest does not provide credit enhancement for your series or any other series.

THE RECEIVABLES

The primary assets of the trust are receivables generated in the pay-in-full portion of certain designated American Express(R) Card, American Express(R) Gold Card and Platinum Card(R)* accounts, all monies due or to become due in respect of those receivables (including amounts owing for the payment of merchandise and services, annual membership fees and other administrative fees and charges).

As of December 31, 2001, the amount of receivables in the trust was $6,615,974,264.

----------
* American Express and Platinum Card are registered trademarks of American Express Company.


COLLECTIONS BY THE SERVICER

The servicer will collect payments on the receivables, will deposit those collections in an account and will keep track of yield collections and principal collections.

ALLOCATIONS TO YOU AND YOUR SERIES

Each month, the servicer will allocate yield collections, principal collections and the amount of receivables that are not collected and are written off as uncollectible, called the defaulted receivables.

The amount allocated to your series will be determined based mainly on the size of the invested amount of your series compared to the total amount of principal receivables in the trust. At the time of issuance of the Class A certificates, the invested amount of Series 2002-1 will be $810,810,810.

REGISTRATION OF THE CLASS A CERTIFICATES

The Class A certificates will be issued in book-entry form only and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in certain limited circumstances, you will not receive a definitive certificate representing your interest. See "Description of the Certificates--Definitive Certificates" in the accompanying prospectus.

APPLICATION OF COLLECTIONS

Yield Collections

The trust will apply yield collections for any due period in the following order of priority:

o an amount equal to Class A monthly interest will be paid to the Class A certificateholders;

o an amount equal to Class B monthly interest will be paid to the Class B certificateholders;

o an amount equal to the monthly servicing fee plus any accrued monthly servicing fee that was due but not paid on any prior distribution date will be distributed to the servicer;

o an amount equal to unreimbursed Class A investor charge-offs will be reinvested in the trust or otherwise used to reinstate the certificateholders' interest during the revolving period or deposited in the principal funding account and included in Class A monthly principal during the controlled accumulation period or paid to Class A certificateholders during any early amortization period;

o an amount equal to the investor default amount will be reinvested in the trust or otherwise used to maintain the certificateholders' interest during the revolving period or deposited in the principal funding account and included in Class A monthly principal during the controlled accumulation period or paid to Class A certificateholders during any early amortization period;

o an amount equal to the unpaid accrued interest on the outstanding aggregate principal amount of the Class B certificates will be paid to Class B certificateholders;

o an amount equal to unreimbursed Class B investor charge-offs will be reinvested in the trust or otherwise used to reinstate the certificateholders' interest during the revolving period or deposited in the principal funding account and included in Class A monthly principal during the controlled accumulation period or paid to Class A certificateholders during any early amortization period;

o to fund, in limited circumstances, a reserve account, as described under "Series Provisions--Reserve Account" in this prospectus supplement; and

o to other excess allocation series or paid to the transferors as described in "Description of the Certificates--Sharing of Excess Yield Collections Among Excess Allocation Series" in the accompanying prospectus.

Principal Collections

The trust will apply your series' share of principal collections each month as follows:

o First, principal collections allocated to the Class B certificates may be reallocated, if necessary, to make required payments on the Class A certificates not made from yield collections or funds in the reserve account.

o During the revolving period, no principal will be paid to you or accumulated in a trust account. Instead, all principal collections otherwise allocable to the certificateholders' interest generally will be reinvested in the trust or otherwise used to maintain the certificateholders' interest.

o The controlled accumulation period is scheduled to begin on the close of business on the last day of the October 2004 due period, but may begin at a later date. During the controlled accumulation period, principal collections will be deposited in a trust account, up to a controlled deposit amount, for payment to the Class A certificateholders and Class B certificateholders on the expected final payment date.

o If a pay out event that applies to Series 2002-1 or to all series occurs, the early amortization period will begin. During the early amortization period, principal collections will be paid first to the Class A certificateholders until they are paid in full and then to the Class B certificateholders.

o During the controlled accumulation period, any remaining principal collections will be reinvested in the trust or otherwise used to maintain the certificateholders' interest. During an early amortization period, any remaining principal collections will be first made available to other series and then paid to the transferors.

Optional Repurchase

The transferors have the option to repurchase your Class A certificates when the invested amount for your series has been reduced to 10% or less of the initial invested amount. See "Series Provisions--Optional Repurchase" in this prospectus supplement.

TAX STATUS

Subject to important considerations described under "Federal Income Tax Consequences" in the accompanying prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the transferors, is of the opinion that under existing law your Class A certificates will be characterized as debt for federal income tax purposes. By your acceptance of a Class A certificate, you will agree to treat your certificate as debt for federal, state and local income and franchise tax purposes. See "Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Class A certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

RATING

At issuance, the Class A certificates are required to be rated in the highest rating category by at least one nationally recognized organization. See "Risk Factors--Rating of the Certificates" in the accompanying prospectus.

EXCHANGE LISTING

An application has been made to list the Class A certificates on the Luxembourg Stock Exchange. We cannot guarantee that the application for the listing will be accepted. You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent, for the Class A certificates, Boulevard Konrad Adenauer 2, Luxembourg, phone number 352-4212-2643, to determine whether or not the Class A certificates are listed on the Luxembourg Stock Exchange.

                                  INTRODUCTION


   The following provisions of this prospectus supplement contain more detailed information concerning the Class A certificates offered by this prospectus supplement and the accompanying prospectus. The certificates will be issued by the trust pursuant to an amended and restated pooling and servicing agreement, dated as of May 1, 1998, among the servicer, the transferors and the trustee. The pooling and servicing agreement has been amended and may be amended from time to time. In this prospectus supplement and the accompanying prospectus, the pooling and servicing agreement, together with any assignment of Receivables in Additional Accounts, is referred to as the Agreement.

   Pursuant to the Agreement, as supplemented by the Series 2002-1 supplement, the trust is issuing $750,000,000 of Class A certificates as part of Series 2002-1. The $60,810,810 of Class B certificates (which are not offered by this prospectus supplement and the accompanying prospectus) also is a part of Series 2002-1. The Class A certificates and the Class B certificates represent interests in the assets of the trust.

                            MATURITY CONSIDERATIONS

   The Class A certificateholders are expected to receive payment of principal in full on the Expected Final Payment Date or earlier if a Pay Out Event occurs. If a Pay Out Event occurs, Class A certificateholders will receive payments of principal on each Special Payment Date until the Class A Invested Amount has been paid in full or the Series 2002-1 Termination Date occurs. The Class B certificateholders will not begin to receive payments of principal until the principal of the Class A certificates has been paid in full.

   On each Distribution Date during the Controlled Accumulation Period, deposits of Class A Monthly Principal will be made to the Principal Funding Account in an amount equal to the lesser of:

   (a) the Controlled Deposit Amount, and

   (b) the sum of:

    (i) the Fixed Allocation Percentage of all Principal Collections received during the immediately preceding Due Period,

    (ii) the amount of any Series Undistributed Principal Collections on deposit in the Collection Account on such Distribution Date, and

    (iii) amounts available to pay the Investor Default Amount and reimburse Class A Investor Charge-Offs and Class B Investor Charge-Offs with respect to such Distribution Date.

   Additionally, Excess Principal Collections allocable to the Class A certificates may be used to pay the Controlled Deposit Amount. Assuming that
(a) the annualized receivable turnover rate for the Designated Accounts is not less than 2.75, (b) the Yield Factor equals 3.0%, (c) Receivables remain constant at the amount outstanding as of December 31, 2001, and (d) a Pay Out Event does not occur during the Controlled Accumulation Period, the transferors expect that on the Expected Final Payment Date there will be sufficient funds on deposit in the Principal Funding Account to pay the Class A Invested Amount in full. The annualized receivable turnover rate described above is less than the lowest receivable turnover rate shown in the "Receivable Turnover Rates for the Portfolio" table shown under "Domestic Consumer Charge Card Business--Portfolio Experience" in this prospectus supplement. However, there can be no assurance that any other series issued prior or concurrently with Series 2002-1 with a revolving period ending after the Revolving Period for Series 2002-1 will not enter into an amortization period or accumulation period prior to the Expected Final Payment Date. Further, the actual rate of accumulation and payment of principal will depend, among other factors, on the rate of repayment, the timing of the receipt of such repayments, the Yield Factor, the receivable turnover rate and the rate of default by Cardmembers.

   Should a Pay Out Event occur with respect to Series 2002-1, the Early Amortization Period will begin on the day that Pay Out Event occurs or is deemed to have occurred. During the Early Amortization Period, distributions of principal to the Class A certificateholders will not be limited by the Controlled Deposit Amount. If the Receivables are sold, disposed of or otherwise liquidated following a Pay Out Event or in connection with the

Series 2002-1 Termination Date, Class A Monthly Principal will be payable to certificateholders on the following Distribution Date.

   The transferors cannot predict, and no assurance can be given, as to the accountholder monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of Series 2002-1 or whether the terms of any previously or subsequently issued series might have an impact on the amount or timing of any such payment of principal. In addition, the amount of outstanding Receivables and the delinquencies, charge-offs and new borrowings on the accounts may vary from month to month due to seasonal variations, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual account holders. See "Risk Factors" and "Description of the Certificates--Sharing of Excess Yield Collections Among Excess Allocation Series" in the accompanying prospectus.

   There can be no assurance that collections of principal Receivables with respect to the Trust Portfolio, and thus the rate at which certificateholders could expect to receive payment of principal on their certificates during the Early Amortization Period or the rate at which the Principal Funding Account could be funded during the Controlled Accumulation Period, will be similar to the historical experience set forth in the "Monthly Payment Rates for the Portfolio" table shown under "Domestic Consumer Charge Card Business-- Portfolio Experience" in this prospectus supplement. As described under "Series Provisions--Principal Payments" in this prospectus supplement, the transferors may shorten the Controlled Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Invested Amount on the Expected Final Payment Date.

   The trust, as a master trust, has issued four other series which are currently outstanding, and may issue additional series from time to time. There can be no assurance that the terms of any such series might not have an impact on the timing or amount of payments received by certificateholders. Further, if a Pay Out Event occurs, the average life and maturity of the Class A certificates could be significantly reduced, thereby reducing the anticipated yield on such certificates.

   Due to the reasons set forth above, there can be no assurance that deposits in the Principal Funding Account will be made on or prior to the Expected Final Payment Date in an amount equal to the Class A Invested Amount. See "Risk Factors" in the accompanying prospectus.

                     DOMESTIC CONSUMER CHARGE CARD BUSINESS

Portfolio Experience

   The following tables set forth the historical receivable turnover rate, payment rate, loss experience, periodic yield computation and delinquency experience for each of the periods shown for the entire Portfolio.

   Because the Designated Accounts are only a portion of the Portfolio, actual experience with respect to the Designated Accounts may have been different from that of the Portfolio. Because the Designated Accounts have been selected from the Portfolio in a manner not believed to be adverse to certificateholders and represent a sizable portion of the Portfolio, TRS and the transferors believe that the performance of the Portfolio reflected in the following tables is indicative of the historical performance of the Designated Accounts. Because the Designated Accounts are a fixed pool of Accounts, receivable turnover rate, payment rate, loss experience, periodic yield computation, delinquency experience and the rate of receivable growth with respect to the Designated Accounts may be different from that of the Portfolio in the future.

   Receivable Turnover Rate and Payment Rate Experience. The Accounts are designed for use as a method of payment for the purchase of merchandise and services, and, except in the limited circumstances related to Recovery Arrangements and described under "Domestic Consumer Charge Card Business-- Collection Efforts" in the accompanying prospectus, account balances are due in full each month. Therefore, Accounts cannot be used by Cardmembers for the purpose of financing these purchases. In contrast to revolving credit plan products which do not require payment in full each month, the requirement that Account balances be paid in full each month creates a high monthly payment rate and, therefore, Account balances turn over rapidly relative to charge volume. The following two tables illustrate this product characteristic based on the historical Portfolio experience.

                  Receivable Turnover Rates for the Portfolio
                             (Dollars in thousands)



                                       Eleven Months Ended
                                           November 30,                              Years Ended December 31,
                                       -------------------    ---------------------------------------------------------------------
                                               2001              2000           1999           1998          1997           1996
                                       -------------------    -----------   -----------    -----------    -----------   -----------
Charge Volume and Fees(1) ..........       $74,436,576        $84,750,964   $75,431,288    $68,554,377    $65,311,110   $62,207,966
Average Receivables Outstanding(2) .       $ 9,330,142        $ 9,629,369   $ 8,436,247    $ 7,758,109    $ 7,808,748   $ 7,385,284
Receivables Turnover Rate(3) .......              8.70               8.80          8.94           8.84           8.36          8.42

---------------
(1) Charge Volume and Fees is the sum of (a) amounts charged by Cardmembers for merchandise and services for each period shown and (b) all membership and administrative fees billed to Accounts for each period shown. Charge Volume and Fees includes amounts billed under the Privileged Assets program, which amounts are not material.
(2) Average Receivables Outstanding is the arithmetic average of the month end Portfolio balances including the opening Portfolio balance for each period shown.
(3) Receivable Turnover Rate is calculated by dividing Charge Volume and Fees by Average Receivables Outstanding for each period shown.

                   Monthly Payment Rates for the Portfolio(1)


                                    Eleven Months Ended
                                        November 30,               Years Ended December 31,
                                    -------------------    ---------------------------------------
                                            2001           2000     1999     1998    1997     1996
                                    -------------------    -----   -----    -----    -----   -----
Monthly Average Rate ............          71.79%          75.36%  81.11%   80.76%   77.94%  76.09%
Highest Monthly Rate ............          77.70%          80.69%  85.01%   86.92%   81.07%  78.48%
Lowest Monthly Rate .............          63.72%          69.25%  70.27%   70.21%   67.86%  69.93%

---------------
(1) Monthly Payment Rate is calculated by dividing total collections received (excluding recoveries on charged-off Receivables) during each month by that month's opening billed balance.

   There can be no assurance that the receivable turnover rate and the monthly payment rate, and thus the rate at which certificateholders can expect principal to be paid on and after the Principal Commencement Date, including on or following the Expected Final Payment Date or during any Early Amortization Period, will be similar to the historical Portfolio experience set forth above.

   Periodic Yield Computation. Receivables originated under the Accounts, consisting of amounts charged by Cardmembers for merchandise and services, annual membership fees and certain other administrative fees billed to Cardmembers on the Accounts, are not (except in the limited circumstances related to Recovery Arrangements and described under "Domestic Consumer Charge Card Business--Collection Efforts" in the accompanying prospectus) subject to a monthly finance charge. As a result, in order to provide yield to the trust on the related Receivables, pursuant to the Agreement, a portion of the Collections on the Receivables in the Designated Accounts received in any Due Period equal to the product of Collections and the Yield Factor will be treated as Yield Collections and the remainder of the related Collections will be treated as Principal Collections.

   The dollar amounts representing Computed Yield in the table below have been derived by applying a Yield Factor of 3.0% (which is, as of the date hereof, the Yield Factor under the Agreement) to historical monthly collections of receivables (excluding recoveries on charged-off receivables) in the Accounts for each period shown. Each of those dollar amounts is divided by Charge Volume and Fees for the appropriate period to produce a Computed Yield for the Portfolio. To the extent that Charge Volume and Fees did not equal collections for any given period, there is a difference between the Computed Yield as a Percentage of Charge Volume and Fees and the assumed Yield Factor of 3.0%.

                       Periodic Yield Computation for the
                     Portfolio Assuming a 3.0% Yield Factor
                             (Dollars in thousands)

                                            Eleven Months Ended
                                                November 30,                           Years Ended December 31,
                                            -------------------    ----------------------------------------------------------------
                                                    2001              2000         1999          1998          1997         1996
                                            -------------------    ----------   ----------    ----------    ----------   ----------
Computed Yield(1) .......................        $2,056,622        $2,359,422   $2,228,439    $2,093,225    $1,993,964   $1,875,807
Computed Yield as a Percentage of Charge
  Volume and Fees(2).....................              2.76%             2.78%        2.95%         3.05%         3.05%        3.02%

---------------
(1) Computed Yield is the dollar amount equal to the product of the 3.0% assumed Yield Factor and collections (excluding recoveries on charged-off receivables) for each period shown.
(2) Computed Yield as a Percentage of Charge Volume and Fees may not equal the 3.0% assumed Yield Factor because Charge Volume and Fees may not equal collections (excluding recoveries on charged-off receivables) for the periods shown.

   There can be no assurance that the yield experience for Receivables in Designated Accounts will be similar to the periodic yield computation for the Portfolio set forth in the table. The actual yield experience will vary month to month due to variations in receivable turnover rates, payment rates and Cardmember charge activity. The actual yield experience will also be affected by any changes to the Yield Factor. Pursuant to the Agreement, without notice to or the consent of certificateholders, the transferors have the ability to change the Yield Factor. The transferors may not, however, reduce the Yield Factor below 3.0% or increase it above 5.0%. Further, the transferors may not change the Yield Factor if a Pay Out Event has occurred and is continuing, or, as a result of that change, their reasonable expectation is that a Pay Out Event would occur. See "Risk Factors--Ability to Change Yield Factor" in the accompanying prospectus.

   Loss Experience. The following table sets forth the Portfolio's historical gross loss, recovery and net loss experience for the periods shown. Due to the Portfolio's Receivable Turnover Rate and Monthly Payment Rate, gross losses, recoveries and net losses are expressed as a percentage of Charge Volume and Fees.


                       Loss Experience for the Portfolio
                             (Dollars in thousands)

                                                      Eleven Months Ended
                                                          November 30,                      Years Ended December 31,
                                                      -------------------    ------------------------------------------------------
                                                              2001             2000       1999        1998        1997       1996
                                                      -------------------    --------   --------    --------    --------   --------
Gross Losses ......................................         $429,410         $351,833   $348,342    $434,143    $495,049   $478,656
Gross Losses as a Percentage of Charge Volume and
  Fees.............................................             0.58%            0.42%      0.46%       0.63%       0.76%      0.77%
Recoveries ........................................         $ 81,524         $ 83,208   $ 91,326    $ 91,365    $102,317   $ 98,970
Recoveries as a Percentage of Charge Volume and
  Fees.............................................             0.11%            0.10%      0.12%       0.13%       0.16%      0.16%
Net Losses ........................................         $347,886         $268,625   $257,016    $342,779    $392,732   $379,686
Net Losses as a Percentage of Charge Volume and
  Fees.............................................             0.47%            0.32%      0.34%       0.50%       0.60%      0.61%


   There can be no assurance that the loss experience for the Designated Accounts in the future will be similar to the historical Portfolio experience set forth above.

   Periodic Net Yield Computation. Computed Net Yield is the dollar amount equal to Computed Yield minus Net Losses. The table below sets forth the Computed Net Yield for the periods shown.

                       Periodic Net Yield Computation for
                   the Portfolio Assuming a 3.0% Yield Factor
                             (Dollars in thousands)



                                            Eleven Months Ended
                                                November 30,                           Years Ended December 31,
                                            -------------------    ----------------------------------------------------------------
                                                    2001              2000         1999          1998          1997         1996
                                            -------------------    ----------   ----------    ----------    ----------   ----------
Computed Net Yield ......................        $1,708,736        $2,090,797   $1,971,423    $1,750,446    $1,601,233   $1,496,121
Computed Net Yield as a Percentage of
  Charge Volume and Fees.................              2.30%             2.47%        2.61%         2.55%         2.45%        2.41%


   The ability of the trust to generate sufficient yield to pay interest to certificateholders and to pay the Monthly Servicing Fee with respect to each series depends upon the Monthly Payment Rate, the Yield Factor, Net Losses and the generation of new Receivables. Based on the Portfolio experience described in the foregoing tables, the following example illustrates how these variables would interact to produce yield to the trust. For the year ended December 31, 2000, the Computed Net Yield as a Percentage of Charge Volume and Fees was 2.47% and the Receivable Turnover Rate (total Charge Volume and Fees divided by Average Receivables Outstanding) was 8.80. The product of these two variables results in a net yield as a percentage of Average Receivables Outstanding of 21.70% for the year ended December 31, 2000. There can be no assurance that the experience for the Designated Accounts in the future will be similar to the historical Portfolio experience set forth above.

   Delinquency Experience. The table below sets forth the Portfolio's delinquency experience for the periods shown.

                    Delinquency Experience for the Portfolio
                             (Dollars in thousands)


                                                                      Average of
                                                                     Eleven Months
                                                                         Ended                Average of Twelve Months Ended
                                                                     November 30,                     December 31,
                                                                   ------------------    ----------------------------------------
                                                                         2001                  2000                  1999
                                                                   ------------------    ------------------    ------------------
Number of Days
 Delinquent(1)                                                    Delinquent            Delinquent            Delinquent
--------------                                                      Amount      % (2)     Amount      % (2)     Amount      % (2)
                                                                  ----------    -----   ----------    -----   ----------    -----
30 to 59 Days .................................................    $140,406     1.63%    $129,665     1.48%    $112,448     1.45%
60 to 89 Days .................................................      64,092     0.74       53,556     0.61       47,282     0.61
90 to 119 Days ................................................      47,604     0.55       38,538     0.44       34,684     0.45
120 or More Days ..............................................     178,851     2.07      149,654     1.70      141,914     1.83
                                                                   --------     ----     --------     ----     --------     ----
Total(3) ......................................................    $430,952     5.00%    $371,412     4.23%    $336,327     4.34%
                                                                   ========     ====     ========     ====     ========     ====


                                                                            Average of Twelve Months Ended December 31,
                                                                   --------------------------------------------------------------
                                                                         1998                  1997                  1996
                                                                   ------------------    ------------------    ------------------
Number of Days
 Delinquent(1)                                                    Delinquent            Delinquent            Delinquent
--------------                                                      Amount      % (2)     Amount      % (2)     Amount      % (2)
                                                                  ----------    -----   ----------    -----   ----------    -----
30 to 59 Days .................................................    $124,949     1.72%    $144,731     2.02%    $147,391     2.13%
60 to 89 Days .................................................      52,520     0.72       65,403     0.91       66,748     0.97
90 to 119 Days ................................................      38,110     0.52       48,919     0.68       50,971     0.74
120 or More Days ..............................................     157,265     2.17      194,086     2.71      189,372     2.74
                                                                   --------     ----     --------     ----     --------     ----
Total(3) ......................................................    $372,844     5.13%    $453,140     6.32%    $454,481     6.58%
                                                                   ========     ====     ========     ====     ========     ====

---------------
(1) Delinquency is measured as the number of days after a charge is first included within an unpaid "Previous Balance" on any monthly billing statement and is determined by reference to the payment status of each account as of the cycle billing date occurring during the applicable month.
(2) Percentage is calculated by dividing delinquent amounts by the arithmetic average of the month-end billed aggregate balances, inclusive of the opening billed aggregate balance, for the appropriate period. Delinquent amounts are the arithmetic average of the month-end billed delinquencies by category, inclusive of the opening billed delinquent amount for the appropriate period.
(3) Delinquent Amounts and Percentages may not total due to rounding.

                              DESIGNATED ACCOUNTS

General

   As of December 31, 2001, the Designated Accounts (excluding Accounts charged off and Accounts closed at the Cardmembers' request) consisted of 9,054,327 Accounts. The Receivables in the Designated Accounts as of December 31, 2001, totaled $6,615,974,264 and the average Designated Account Receivables balance was $730.70. As of December 31, 2001, approximately 96.6% of the Designated Accounts by Receivable balance had been in existence for at least five years. By Receivable balance, 14.4%, 12.8%, 9.1%, 8.5% and 8.1% of the Designated Accounts have Cardmember billing addresses in New York, California, Texas, Florida and New

Jersey, respectively. The remainder of the Designated Accounts have billing addresses in the remaining states of the United States (including certain of its territories and possessions), none of which represents more than 3.87% by Receivable balance of the Designated Accounts. The following tables summarize the Designated Accounts by various criteria as of December 31, 2001. Data presented below for the Designated Accounts does not include
(i) Accounts charged-off and (ii) Accounts closed at the Cardmembers' request.

             Composition of Designated Accounts by Account Balance


                                                                                         Percentage                      Percentage
                                                                                          of Total                        of Total
                          Account Balance Range                             Number of     Number of     Receivables     Receivables
                          ---------------------                              Accounts     Accounts     Outstanding(1)   Outstanding
                                                                            ---------    ----------    --------------   -----------
Credit Balance ..........................................................     124,107         1.4%     $  (52,796,542)      (0.8)%
No Balance ..............................................................   4,760,506        52.6                   0        0.0
$1 - $1,000 .............................................................   2,622,165        29.0         863,098,061       13.0
$1,001 - $5,000 .........................................................   1,264,791        14.0       2,819,867,694       42.6
$5,001 - $10,000 ........................................................     195,777         2.2       1,335,125,785       20.2
$10,001 - More ..........................................................      86,981         1.0       1,650,679,266       24.9
                                                                            ---------       -----      --------------      -----
Total(2) ................................................................   9,054,327       100.0%     $6,615,974,264      100.0%
                                                                            =========       =====      ==============      =====

---------------
(1) Receivables Outstanding include amounts billed under the Privileged Assets program, which amounts are not material.
(2) Percentages and Receivables Outstanding may not total due to rounding.

              Composition of Designated Accounts by Payment Status


                                                                                         Percentage                      Percentage
                                                                                          of Total                        of Total
                           Payment Status(1)                               Number of      Number of     Receivables     Receivables
                           -----------------                              Accounts(2)     Accounts     Outstanding(3)   Outstanding
                                                                          -----------    ----------    --------------   -----------
Current to 30 days delinquent .........................................    8,930,687         98.6%     $6,431,382,018        97.2%
30 to 60 days delinquent ..............................................       59,340          0.7          61,498,184         0.9
61 to 90 days delinquent ..............................................       19,721          0.2          29,226,994         0.4
91 or more days delinquent ............................................       44,579          0.5          93,867,068         1.4
                                                                           ---------        -----      --------------      ------
Total(4) ..............................................................    9,054,327        100.0%     $6,615,974,264      100.00%
                                                                           =========        =====      ==============      ======

---------------
(1) Delinquency is measured as the number of days after a charge is first included within an unpaid "Previous Balance" on any monthly billing statement and is determined by reference to the payment status of each Designated Account as of the cycle billing date occurring during December 2001.
(2) The payment status of each Designated Account is based on the oldest balance in the related Account.
(3) Receivables Outstanding include amounts billed under the Privileged Assets program, which amounts are not material.
(4) Percentages and Receivables Outstanding may not total due to rounding.

                   Composition of Designated Accounts by Age


                                                                                         Percentage                      Percentage
                                                                                          of Total                        of Total
                                  Age(1)                                    Number of     Number of     Receivables     Receivables
                                  ------                                     Accounts     Accounts     Outstanding(2)   Outstanding
                                                                            ---------    ----------    --------------   -----------
Less than 12 months .....................................................         231         0.0%     $      508,032        0.0%
12-23 months ............................................................      62,370         0.7          57,989,586        0.9
24-35 months ............................................................      90,585         1.0          88,471,898        1.3
36-47 months ............................................................      26,187         0.3          40,201,857        0.6
48-59 months ............................................................      26,348         0.3          40,729,383        0.6
Greater than 59 months ..................................................   8,848,606        97.7       6,388,073,508       96.6
                                                                            ---------       -----      --------------      -----
Total(3) ................................................................   9,054,327       100.0%     $6,615,974,264      100.0%
                                                                            =========       =====      ==============      =====


                                                       (footnotes on next page)

---------------
(1) Determined by reference to date of initial Cardmembership.
(2) Receivables Outstanding include amounts billed under the Privileged Assets program, which amounts are not material.
(3) Percentages and Receivables Outstanding may not total due to rounding.

                                USE OF PROCEEDS

   The net proceeds from the sale of the Class A certificates will be paid to the transferors. The transferors will use such proceeds for general corporate purposes.

                           RFC, CENTURION AND CREDCO

RFC

   American Express Receivables Financing Corporation, or RFC, was incorporated under the laws of the State of Delaware on July 30, 1991. All of its outstanding common stock is owned by American Express Travel Related Services Company, Inc., which is referred to in this prospectus supplement as TRS. TRS is a wholly owned subsidiary of American Express Company, a publicly-held corporation engaged principally, through its subsidiaries, in providing travel related services, investor diversified financial services and international banking services throughout the world. RFC was organized for the limited purpose of issuing securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither TRS, as the stockholder of RFC, nor RFC's board of directors intends to change the business purpose of RFC. RFC's executive offices are located at 40 Wall
Street, Mail Stop 10-19-06, New York, New York 10005.

Centurion

   American Express Centurion Bank, or Centurion, was incorporated in 1987 under the laws of the State of Utah as an industrial loan company. It received FDIC insurance in 1989. Its principal office is located at 6985 Union Park Center, Midvale, Utah 84047. Centurion is a wholly owned subsidiary of TRS. Centurion is the surviving company of a 1996 merger with an affiliated bank that was also named American Express Centurion Bank. Prior to the merger, the affiliated bank was one of the transferors to the trust. In connection with the merger, Centurion assumed all of the rights and obligations of the affiliated bank as a transferor under the Agreement and with respect to the Accounts owned by it.

   As of December 31, 2000, Centurion had total deposits of approximately $4.6 billion, total assets of approximately $17.9 billion and total equity capital of approximately $1.7 billion. Centurion had net income of approximately $564 million for the year ended December 31, 2000.

Credco

   Credco is a wholly owned subsidiary of TRS, primarily engaged in the business of purchasing certain receivables generated by TRS and its subsidiaries. Credco's principal office is located at 301 North Walnut Street, Wilmington, Delaware 19801.

   As of December 31, 2000, and based on the Annual Report on Form 10-K of Credco at such date, Credco had total assets of approximately $28.3 billion and total equity capital of approximately $2.2 billion. Credco had net income of approximately $286 million for the one-year period ended December 31, 2000.

                                  THE SERVICER

   As of December 31, 2000, TRS, the servicer, had approximately $73.0 billion in total assets, approximately $66.9 billion in total liabilities and redeemable preferred stock and approximately $6.1 billion in shareholders' equity.

                               SERIES PROVISIONS

   The Class A certificates will be issued pursuant to the Agreement and the Series 2002-1 supplement specifying the principal terms of the certificates, the forms of which have been filed as exhibits to the Registration Statement of which this prospectus supplement and the accompanying prospectus are a part. The following summary describes certain terms applicable to the certificates. Reference should be made to the accompanying prospectus for additional information concerning the Class A certificates and the Agreement.

Interest Provisions

   The Class A certificates will accrue interest at a rate of 0.07% per year above LIBOR prevailing on the related LIBOR Determination Date with respect to the related Interest Period.

   Interest will be paid on each Distribution Date, beginning on February 15, 2002. Interest for any Distribution Date will accrue from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the series issuance date) to but excluding such Distribution Date. On each Distribution Date, interest due to the Class A certificateholders will be equal to the product of (i) the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date divided by 360, (ii) the Class A certificate rate in effect for the related period and (iii) the outstanding principal balance of the Class A certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the series issuance date). Interest due on the Class A certificates but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest on such amount at the Class A certificate rate plus 2% per year. Such additional interest will accrue on the same basis as interest on the Class A certificates, and will accrue from the Distribution Date such overdue interest became due to but excluding the Distribution Date on which such additional interest is paid.

   The Class B certificates will accrue interest at a rate not to exceed 1.00% per year above LIBOR on the related LIBOR Determination Date with respect to the related Interest Period.

   You may obtain the Class A certificate rate and the Class B certificate rate applicable to the then current and immediately preceding Interest Periods by telephoning the trustee at its corporate trust office at (212) 328-7547.

Principal Payments

 Revolving Period

   Series 2002-1 will have a Revolving Period when the trust will not pay or accumulate principal for the Class A certificates or the Class B certificates. The Revolving Period starts on the series issuance date and ends on the earlier of the Controlled Accumulation Period and the Early Amortization Period.

   During the Revolving Period, no principal payments will be made to or for the benefit of the Series 2002-1 certificateholders. Instead, collections of principal Receivables allocable to the Certificateholders' Interest will be

   o allocated to one or more series which are in an amortization period or an accumulation period to cover principal payments due to that series' investor certificateholders; or

   o if no such series is then amortizing or accumulating principal, paid to the transferors to purchase additional Receivables to maintain the Certificateholders' Interest or held as Undistributed Principal Collections.

 Controlled Accumulation Period

   Unless a Pay Out Event has occurred, the Controlled Accumulation Period is expected to begin at the close of business on the last day of the October 2004 Due Period, but may be delayed as described herein, and ends on the earliest to occur of:

   o the commencement of an Early Amortization Period;

   o the payment in full of the Invested Amount; and

   o the Series 2002-1 Termination Date.

   On each Distribution Date during the Controlled Accumulation Period (on or prior to the Expected Final Payment Date), the trustee will deposit into the Principal Funding Account all Principal Collections allocable to the Certificateholders' Interest, Excess Principal Collections and certain other amounts comprising Class A Monthly Principal. Unless a Pay Out Event with respect to Series 2002-1 has occurred, amounts on deposit in the Principal Funding Account will be paid on the Expected Final Payment Date:

   o first to Class A certificateholders (in an amount not to exceed the Class A Invested Amount) and

   o then to Class B certificateholders (to the extent such funds exceed the Class A Invested Amount and in an amount not to exceed the Class B Invested Amount).

 Early Amortization Period

   If a Pay Out Event with respect to Series 2002-1 occurs, the Early Amortization Period will begin and any amount on deposit in the Principal Funding Account will be paid on the first Special Payment Date to the Class A certificateholders (up to the Class A Invested Amount) and then to the Class B certificateholders (up to the Class B Invested Amount). If on the Expected Final Payment Date amounts on deposit in the Principal Funding Account are insufficient to pay the Class A Invested Amount and the Class B Invested Amount, a Pay Out Event will occur and the Early Amortization Period will begin. On each Distribution Date following such Pay Out Event, the Class A certificateholders will receive distributions of Class A Monthly Principal and Class A Monthly Interest until the Class A Invested Amount has been paid in full. After the Class A certificateholders receive payment in full of the Class A Invested Amount, the Class B certificateholders will be entitled to receive an amount equal to the Class B Invested Amount.

Postponement of the Controlled Accumulation Period

   The Controlled Accumulation Period currently is expected to begin at the close of business on the last day of the October 2004 Due Period. The date on which the Controlled Accumulation Period actually begins, however, may be delayed if the controlled accumulation period length (determined as described below) is less than the number of months remaining between each period length determination date and the Expected Final Payment Date. Beginning on the Determination Date immediately preceding the August 2004 Distribution Date and on each period length determination date thereafter until the Controlled Accumulation Period actually begins, the transferors will determine the controlled accumulation period length based on the lowest monthly payment rate on the Receivables for the prior 12 months and the amount of principal distributable to the certificateholders of all outstanding series which are not in their revolving periods. If the controlled accumulation period length is less than 2 months, the servicer may, at its option, postpone the start of the Controlled Accumulation Period such that the number of months in the Controlled Accumulation Period will be equal to or exceed the controlled accumulation period length.

   The effect of the foregoing calculation is to permit the reduction of the length of the Controlled Accumulation Period based on the invested amounts of certain other series which are expected to be in their revolving periods during the Controlled Accumulation Period and on increases in the payment rate on the Receivables occurring after the series issuance date. The controlled accumulation period length will not be less than one month and will not be shorter than the period determined as of the first date of determination unless the trust has issued another series of investor certificates after that date and such series is in its revolving period. If the start of the Controlled Accumulation Period is delayed in accordance with the foregoing, and if a Pay Out Event occurs after the date originally scheduled as the start of the Controlled Accumulation Period, then it is probable that the Class A certificateholders and Class B certificateholders would receive some of their principal later than if the Controlled Accumulation Period had not been delayed.

Subordination

   The Class B certificates will be subordinated to the extent necessary to fund certain payments with respect to the Class A certificates. Certain principal payments otherwise allocable to the Class B certificateholders may be reallocated to cover amounts in respect of the Class A certificates and the Class B Invested Amount may be reduced. To the extent the Class B Invested Amount is reduced, the percentage of Yield Collections allocated to the Class B certificateholders in subsequent Due Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B certificateholders will be reduced. If the Class B Invested Amount is reduced to zero, the Class A certificateholders will bear directly the credit and other risks associated with their undivided interest in the trust. In the event of a reduction in the Class A Invested Amount or the Class B Invested Amount, the amount of principal and interest available to fund payments with respect to the Class A certificates and the Class B certificates will be decreased. See "--Allocation Percentages" and "--Distributions from the Collection Account" below.

Allocation Percentages

   Pursuant to the Agreement, the servicer will allocate among Series 2002-1, all other series outstanding and the transferors' interest all Yield Collections, all Principal Collections and the amount of all Defaulted Receivables with respect to the related Due Period as described under "Description of the Certificates--Allocation Percentages" in the accompanying prospectus and, with respect to Series 2002-1 specifically, as described below.

   During the Revolving Period, the Controlled Accumulation Period, any period after the Expected Final Payment Date and during any Early Amortization Period, Yield Collections and the Defaulted Receivables for any Due Period will be allocated to Series 2002-1 based on the Floating Allocation Percentage.

   During the Revolving Period, Principal Collections also will be allocated to Series 2002-1 based on the Floating Allocation Percentage. To maintain the Certificateholders' Interest during the Revolving Period, the Floating Allocation Percentage of all Principal Collections will be reinvested in the trust or treated as Excess Principal Collections and applied as described below under "--Principal Collections" and the Transferors' Percentage of such Principal Collections will be paid to the transferors. During the Controlled Accumulation Period, any period after the Expected Final Payment Date and during any Early Amortization Period, all Principal Collections will be allocated to Series 2002-1 based on the Fixed Allocation Percentage. All remaining Principal Collections will be allocated to the holders of other series, if any, and to the transferors' interest.

Principal Collections

   With respect to the Controlled Accumulation Period, Principal Collections for any Due Period allocated to the Certificateholders' Interest will first be used to make required deposits to the Principal Funding Account. With respect to any Early Amortization Period, those Principal Collections will be used to make payments to the certificateholders. Each month, the servicer will determine the amount of Excess Principal Collections for any Due Period. During the Revolving Period, all Principal Collections allocable to the Certificateholders' Interest (including Yield Collections that are deemed to be Principal Collections and treated as Excess Principal Collections) will be treated as Excess Principal Collections. The servicer will allocate the Excess Principal Collections to cover any Principal Shortfalls. Excess Principal Collections will not be used to cover investor charge-offs for any series. If Principal Shortfalls exceed Excess Principal Collections for any Due Period, Excess Principal Collections will be allocated pro rata among the applicable series based on the relative amounts of principal shortfalls. To the extent that Excess Principal Collections exceed Principal Shortfalls, the balance will, subject to certain limitations, be paid to the transferors.

Principal Funding Account

   The trustee, on behalf of the trust, will establish and maintain, for the benefit of the Class A certificateholders and Class B certificateholders, the Principal Funding Account. During the Controlled Accumulation Period, the servicer will transfer Principal Collections, Excess Principal Collections allocated to Series 2002-1 and other amounts described herein to be treated in the same manner as Principal Collections from the Collection Account to the Principal Funding Account as described below under "--Distributions from the Collection Account."

   Unless a Pay Out Event has occurred with respect to Series 2002-1, all amounts on deposit in the Principal Funding Account on any Distribution Date on or prior to the Expected Final Payment Date (after giving effect to any deposits to, or withdrawals from, the Principal Funding Account to be made on such Distribution Date) will be invested by the trustee at the direction of the servicer in Eligible Investments that mature on or before the following Distribution Date. On each Distribution Date for the Controlled Accumulation Period and on each Distribution Date for any Special Payment Date, the interest and other investment income (net of losses and investment expenses) earned on such investments will be withdrawn from the Principal Funding Account and will be treated as Yield Collections. If, for any such Distribution Date, these amounts are less than the Covered Amount for such Distribution Date, Yield Collections will be used to cover the amount of any such shortfall (including a withdrawal from the Reserve Account, if available, as described below under "--Reserve Account"). The Available Reserve Account Amount at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall.

Reserve Account

   The trustee, on behalf of the trust, will establish and maintain, for the benefit of the Class A certificateholders, the Reserve Account. The Reserve Account will be established to assist with the subsequent distribution of interest during the Controlled Accumulation Period. On each Distribution Date from and after the funding of the Reserve Accounts begins, but prior to the termination of the Reserve Account, the trustee, acting pursuant to the servicer's instructions, will apply excess spread to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The Reserve Account will be funded no later than three months prior to the commencement of the Controlled Accumulation Period.

   On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Distribution Date, the trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and will pay such amount to the transferors.

   If the Reserve Account has not terminated as described below, all amounts remaining on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested by the trustee at the direction of the servicer in Eligible Investments that mature on or before the following Distribution Date. The interest and other investment income (net of losses and investment expenses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or deposited in the Collection Account and treated as Yield Collections.

   On or before each Distribution Date during the Controlled Accumulation Period (on or prior to the Expected Final Payment Date) and on the first Special Payment Date, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and treated as Yield Collections in an amount equal to the lesser of:

   (a) the Available Reserve Account Amount for such Distribution Date or Special Payment Date and

   (b) the amount, if any, by which the Covered Amount exceeds the investment earnings (net of losses and investment expenses), if any, in the Principal Funding Account for the related Distribution Date or Special Payment Date;

provided that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date or Special Payment Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account will equal the Available Reserve Account Amount.

   The Reserve Account will be terminated following the earliest to occur of:

   (a)    the termination of the trust pursuant to the Agreement,

   (b)    the date on which the Class A Invested Amount is paid in full, and

   (c) if the Controlled Accumulation Period has not begun, the occurrence of a Pay Out Event with respect to Series 2002-1 or, if the Controlled Accumulation Period has begun, the earlier of the first Special Payment Date and the Expected Final Payment Date.

   Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the transferors. Any amounts withdrawn from the Reserve Account and distributed to the transferors as described above will not be available for distribution to the Class A certificateholders.

Distributions from the Collection Account

   On each Distribution Date, the trustee, acting pursuant to the servicer's instructions, will apply the funds on deposit in the Collection Account in the following priority:

   (a) On each Distribution Date, an amount equal to the Floating Allocation Percentage of Yield Collections deposited in the Collection Account for the Due Period immediately preceding the related Distribution Date plus, with respect to a Distribution Date occurring during the Controlled Accumulation Period, Investment Earnings will be allocated in the following priority:

    (1) an amount equal to Class A Monthly Interest for the related Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid to Class A certificateholders on a prior Distribution Date, plus any additional interest at a rate per annum equal to the Class A certificate rate plus 2% with respect to interest amounts that were due but not paid on a prior Distribution Date, will be paid to the Class A certificateholders;

    (2) an amount equal to Class B Monthly Interest for the related Distribution Date plus the amount of any Class B Monthly Interest previously due but not paid to the Class B certificateholders on a prior Distribution Date, plus any additional interest at a rate per annum equal to the Class B certificate rate plus 2% with respect to interest amounts that were due but not paid on a prior Distribution Date, will be paid to Class B certificateholders;

    (3) an amount equal to the Monthly Servicing Fee for the related Distribution Date plus any Monthly Servicing Fee that was due but not paid on a prior Distribution Date will be distributed to the servicer (unless such amount has been previously netted against deposits to the Collection Account);

    (4) an amount equal to unreimbursed Class A Investor Charge-Offs, if any, will be deemed to be Principal Collections and treated as Excess Principal Collections during the Revolving Period and will be treated as part of Class A Monthly Principal during the Controlled Accumulation Period or any Early Amortization Period;

    (5) an amount equal to the aggregate Investor Default Amount for the related Distribution Date will be deemed to be Principal Collections and treated as Excess Principal Collections during the Revolving Period and will be treated as part of Class A Monthly Principal during the Controlled Accumulation Period or any Early Amortization Period;

    (6) an amount equal to the amount of interest which has accrued with respect to the outstanding aggregate principal amount of the Class B certificates at the Class B certificate rate but has not been paid to the Class B certificateholders either on the related Distribution Date or on a prior Distribution Date, plus any additional interest at a rate per annum equal to the Class B certificate rate plus 2% with respect to such interest amounts that were due but not paid to Class B certificateholders on any previous Distribution Date, will be paid to the Class B certificateholders;

    (7) an amount equal to unreimbursed Class B Investor Charge-Offs, if any, will be deemed to be Principal Collections and treated as Excess Principal Collections during the Revolving Period and will be treated as part of Class A Monthly Principal during the Controlled Accumulation Period or any Early Amortization Period;

    (8) on each Distribution Date from and after the date the Reserve Account is funded, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account" herein, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited to the Reserve Account; and

    (9) any Yield Collections allocated to the Certificateholders' Interest remaining after giving effect to the above-described distributions and allocations will be made available for allocation to other Excess Allocation Series or paid to the transferors as described in "Description of the Certificates--Sharing of Excess Yield Collections Among Excess Allocation Series" in the accompanying prospectus.

   (b) For each Distribution Date with respect to the Controlled Accumulation Period or any Early Amortization Period, the remaining funds on deposit in the Collection Account with respect to the related

Distribution Date including, in the case of clause (i) below, Excess Principal Collections, if any, from other series allocable to the certificates will be allocated in the following priority:

    (1) an amount up to Class A Monthly Principal for the related Distribution Date, plus Excess Principal Collections, if any, from other series allocable to the certificates will be deposited in the Principal Funding Account;

    (2) an amount up to the Class B Invested Amount for any Distribution Date on and after the Class A certificates have been paid in full, plus Excess Principal Collections, if any, from other series allocable to the Certificates, will be distributed to the holders of the Class B certificates; and

    (3) an amount equal to the balance of any such remaining funds on deposit in the Collection Account will be treated as Excess Principal Collections and distributed to other series or to the transferors as provided in the Agreement.

Distribution to Class A Certificateholders

   In addition to the amounts deposited in the Collection Account and the Principal Funding Account as described above, the following amounts shall be deposited in the Collection Account or Principal Funding Account, as applicable, for distribution to the Class A certificateholders:

    (a) on each Distribution Date during the Controlled Accumulation Period, any investment earnings (net of losses and investment expenses) with respect to the Principal Funding Account will be withdrawn from such account and deposited into the Collection Account for application as Class A Monthly Interest; and

    (b) the proceeds of any optional repurchase of the Class A certificates by the transferors deemed to be Principal Collections will be withdrawn from the Collection Account and deposited in the Principal Funding Account on the Distribution Date on which such purchase occurs for application in accordance with
   "--Principal Collections."

   The servicer shall instruct the trustee or the Paying Agent to make the following distributions:

    (a) on each Distribution Date, on each Special Payment Date and on the Expected Final Payment Date, all amounts on deposit in the Collection Account (other than any investment earnings thereon) shall be distributed to Class A certificateholders; and

    (b) on each Special Payment Date and on the Expected Final Payment Date, all amounts on deposit in the Principal Funding Account will be distributed to Class A certificateholders up to a maximum amount on any such date equal to the Class A Invested Amount on such date.

   The Paying Agent shall have the revocable power to withdraw funds from the Collection Account and the Principal Funding Account for the purpose of making distributions to the Class A certificateholders.

   On each Distribution Date during the Revolving Period, the servicer will pay to the transferors any investment earnings (net of losses and investment expenses) with respect to the Collection Account. On any Distribution Date during any Early Amortization Period, such investment earnings (net of losses and investment expenses) will be considered Yield Collections under the Agreement.

Investor Charge-Offs

   On any Distribution Date, if the Investor Default Amount for such Distribution Date exceeds the amount of Yield Collections which are allocated and available to fund such amount as described under clause (a)(5) of "--Distributions from the Collection Account," then the Class B Invested Amount shall be reduced by the aggregate amount of such excess, but not more than the Investor Default Amount for such Distribution Date, called a Class B Investor Charge-Off. On any subsequent Distribution Date, the Class B Invested Amount may be increased (but not in excess of the outstanding principal balance of the Class B certificates) by the amount of Yield Collections allocated and available for that purpose as described under clause (a)(7) of "--Distributions from the Collection Account."

   In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount, called a Class A Investor Charge-Off, by which the Class B Invested Amount would have been reduced below zero, but not by more than the Investor Default Amount for such Distribution Date. Such Class A Investor Charge-Off will have the effect of slowing or reducing the return of principal to the Class A certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Yield Collections allocated and available for that purpose as described under clause (a)(4) of "--Distributions from the Collection Account."

Addition of Accounts

   If, as of the end of any two consecutive Due Periods, the Transferor Amount as a percentage of the Trust Principal Component (reduced, for the purpose of this calculation, by the Privileged Assets Calculated Amount) is less than 15% or if, as of the end of any Due Period, the Trust Principal Component (reduced as aforesaid) is less than $870,800,000 plus any amounts established with respect to other outstanding series, the transferors will be required to designate the Receivables of Additional Accounts (to the extent available) and to transfer such Receivables in such Additional Accounts to the trust.

Optional Repurchase

   On any Distribution Date occurring on or after the date that the sum of the Class A Invested Amount and Class B Invested Amount is reduced to $81,081,081 (10% of the initial outstanding aggregate principal amount of the Class A certificates and the Class B certificates), the transferors will have the option to repurchase the interest of the Class A certificateholders and the Class B certificateholders. The repurchase price will be equal to the sum of the Class A Invested Amount plus accrued and unpaid interest on the Class A Certificates and the Class B Invested Amount plus accrued and unpaid interest on the Class B Certificates through (i) if the day on which such repurchase occurs is a Distribution Date, the day preceding such Distribution Date or
(ii) if the day on which such repurchase occurs is not a Distribution Date, the day preceding the next Distribution Date.

Pay Out Events

   The Pay Out Events with respect to Series 2002-1 include each of the following:

    (1) a failure on the part of any transferor or TRS (a) to make any payment or deposit required under the Agreement, the Series 2002-1 Supplement or the RFC Receivable Purchase Agreement, as applicable, within five business days after the day such payment or deposit is required to be made or (b) to observe or perform any other covenant or agreement of such transferor or the servicer in the Agreement or, with respect to RFC, to the extent assigned to the trust, in the RFC Receivable Purchase Agreement, which failure has a material adverse effect on the certificateholders and which continues unremedied for a period of 60 days after written notice;

    (2) any representation or warranty made by any transferor in the Agreement or the Series 2002-1 Supplement or any representation or warranty made by TRS in the RFC Receivable Purchase Agreement or any information required to be given by any transferor or the servicer to the trustee to identify the Designated Accounts proves to have been incorrect in any material respect when made or delivered and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the certificateholders are materially and adversely affected; provided, however, that a Pay Out Event described in this clause (2) shall not be deemed to occur if a transferor has accepted the transfer of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the trustee may specify not to exceed an additional 60 days) in accordance with the provisions of the Agreement;

    (3) certain events of bankruptcy or insolvency relating to the transferors or TRS;

    (4) there will have been three consecutive Distribution Dates on which the Class B Invested Amount is less than the Class B Initial Invested Amount;

    (5) the trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

    (6) a failure by a transferor to convey Receivables in Additional Accounts or participation interests to the trust within five Business Days after the day on which it is required to convey such Receivables or participation interests pursuant to the Agreement or the Series 2002-1 supplement;

    (7) any Servicer Default occurs which would have a material adverse effect on the certificateholders;

    (8) on any Determination Date, the Class B Invested Amount is less than 2% of the Class A Invested Amount; or

    (9) on any Determination Date, the Transferor Amount as a percentage of the Trust Principal Component as of the last day of the prior Due Period (reduced, for the purpose of this calculation, by the Privileged Assets Calculated Amount for such Due Period) is less than 3%.

   In the case of any event described in clause (1), (2) or (7), a Pay Out Event will be deemed to have occurred with respect to any series only if, after any applicable grace period, if any, set forth in such clauses, either the trustee or certificateholders of such series evidencing more than 50% of the aggregate unpaid principal amount of such series, by written notice then given to the transferors and the servicer (and to the trustee, if given by such certificateholders) may declare that a Pay Out Event has occurred with respect to Series 2002-1 as of the date of such notice. In the case of any event described in clause (3), (5), (6) or (9), a Pay Out Event with respect to all series and, in the case of any event described in clause (4) or (8), a Pay Out Event only with respect to Series 2002-1, will occur immediately upon the occurrence of such event, without any notice or other action on the part of the trustee.

   If, contrary to the opinion of tax counsel described under "Federal Income Tax Consequences" in the accompanying prospectus, it is determined that the Class A certificates do not constitute indebtedness for federal income tax purposes, such determination will not constitute a Pay Out Event with respect to Series 2002-1.

Servicing Compensation and Payment of Expenses

   The share of the servicing fee, known as the Monthly Servicing Fee, allocable to the Class A certificateholders and Class B certificateholders with respect to any Distribution Date shall be equal to one-twelfth of the product of (a) 2.0% and (b) the sum of the Class A Adjusted Invested Amount and the Class B Invested Amount as of the last day of the second preceding Due Period (or, in the case of the first Distribution Date, the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount). The remainder of the servicing fee will be paid directly by the holders of the transferor certificates or the certificateholders of other series (as provided in the related supplements). In no event will the trust, the trustee or the holders of the Class A certificates or Class B certificates be liable for the share of the servicing fee to be paid by the holders of the transferor certificates or the certificateholders of any other series.

                              ERISA CONSIDERATIONS

   Subject to the considerations described below and in the accompanying prospectus, the Class A certificates may be purchased by, on behalf of, or with "plan assets" of any employee benefit or other Plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. Any Plan fiduciary that proposes to cause a Plan to acquire any of the Class A certificates is cautioned to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Class A certificates. See "ERISA Considerations" in the accompanying prospectus.

   It is anticipated that the Class A certificates will meet the criteria for treatment as "publicly-offered securities" as described in the accompanying prospectus. No restrictions will be imposed on the transfer of the Class A certificates. It is expected that the Class A certificates will be held by at least 100 independent investors at the conclusion of the initial public offering made hereby, although no assurance can be given, and no monitoring or other measures will be taken to ensure that such condition is met. The Class A certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and then will be timely registered under the Exchange Act.

   If the foregoing exception under the plan asset regulation were not satisfied, transactions involving the trust and parties in interest with respect to a Plan that purchases or holds Class A certificates might be prohibited under

Section 406 of ERISA and/or Section 4975 of the Code and result in excise tax and other liabilities under ERISA and Section 4975 of the Code unless an exemption were available. The five Department of Labor class exemptions described in the accompanying prospectus may not provide relief for all transactions involving the assets of the trust even if they would otherwise apply to the purchase of Class A certificates by a Plan. See "ERISA Considerations" in the accompanying prospectus.

   Any Plan fiduciary considering whether to purchase any Class A certificates on behalf of, or with "plan assets" of a Plan is cautioned to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such investment. Among other things, before purchasing any Class A certificates, a Plan fiduciary should make its own determination as to the availability of any prohibited transaction exemptions.

                                  UNDERWRITING

   Subject to the terms and conditions set forth in the underwriting agreement among the transferors, TRS and the underwriters named below, the transferors have agreed to cause the trust to sell to the underwriters, and the underwriters have agreed to purchase, the principal amount of Class A certificates as set forth opposite their names:

                                                                           Principal
                                                                           Amount of
      Underwriters                                                          Class A
      ------------                                                        Certificates
                                                                          ------------
      Deutsche Banc Alex. Brown Inc...................................    $180,000,000
      Banc of America Securities LLC..................................     180,000,000
      Banc One Capital Markets, Inc...................................     180,000,000
      First Union Securities, Inc. ...................................     180,000,000
      Utendahl Capital Partners, L.P..................................      15,000,000
      The Williams Group, L.P.........................................      15,000,000
                                                                          ------------
      Total...........................................................    $750,000,000
                                                                          ============


   The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the Class A certificates is subject to the approval of certain legal matters by their counsel and to certain other conditions. All of the Class A certificates offered hereby will be issued if any are issued. Offering expenses are estimated to be $450,000.

   The underwriters propose initially to offer the Class A certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of 0.135% of the principal amount of the Class A Certificates. The underwriters may allow, and such dealers may reallow, concessions not in excess of 0.080% of the principal amount of the Class A certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.

   Each underwriter of these Class A certificates has agreed that:

   o it has not offered or sold, and prior to the date which is six months after the date of issue of the Class A certificates will not offer or sell any Class A certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, which are referred to in this section as the Regulations, and the Financial Services and Markets Act 2000, or the FSMA;

   o it has complied and will comply with all applicable provisions of the Regulations and the FSMA with respect to anything done by it in relation to the Class A certificates in, from or otherwise involving the United Kingdom; and

   o it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of

     Section 21 of the FSMA) received by it in connection with the issue or sale of any Class A certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer.

   The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Class A certificates in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Class A certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Class A certificates to be higher than they would be in the absence of such transactions. Neither the transferors nor any of the underwriters represent that the underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

   The transferors will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

                           GLOSSARY OF DEFINED TERMS


   "Available Reserve Account Amount" means, on each Distribution Date and the first Special Payment Date, the amount available to be withdrawn from the Reserve Account equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date or such Special Payment Date) and the Required Reserve Account Amount for such Distribution Date or such Special Payment Date.

   "Business Day" means, for purposes of this prospectus supplement and the accompanying prospectus (unless otherwise indicated), any day other than (a) a Saturday or Sunday or (b) any other day on which banking institutions in New York, New York or any other state in which the principal executive offices of Centurion or the trustee are located or are authorized or obligated by law or executive order to be closed.

   "Certificateholders' Interest" means payments received on the trust's assets and allocated to the Class A certificateholders and the Class B certificateholders based on the fixed or floating allocation, as the case may be.

   "Class A Adjusted Invested Amount" means, for any date of determination, an amount equal to the Class A Invested Amount minus the aggregate principal amount on deposit in the Principal Funding Account.

   "Class A Initial Invested Amount" means $750,000,000.

   "Class A Invested Amount" means, for any date of determination, an amount equal to:

     (i)  the Class A Initial Invested Amount, minus

     (ii) the amount of principal payments made to the Class A certificateholders on or prior to such date, minus

     (iii)the aggregate amount of Class A Investor Charge-Offs for the current and all Distribution Dates prior to such date, plus

     (iv) the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates prior to such date;

provided, however, that the Class A Invested Amount may not be reduced below zero.

   "Class A Investor Charge-Off" has the meaning described in "Series Provisions--Investor Charge-Offs" in this prospectus supplement.

   "Class A Monthly Interest" means, for any Distribution Date, an amount equal to the product of:

     (i) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360,

     (ii) the Class A certificate rate in effect for that period, and

     (iii)the outstanding principal amount of the Class A certificates as of the preceding Record Date;

provided, however, for the first Distribution Date, Class A Monthly Interest will be equal to the interest accrued on the initial principal amount of the Class A certificates at the Class A certificate rate for the period from and including the series issuance date to but excluding the first Distribution Date.

   "Class A Monthly Principal" means, for any Distribution Date with respect to the Controlled Accumulation Period, an Early Amortization Period or any
Special Payment Date, an amount equal to the sum of:

     (i) an amount equal to the Fixed Allocation Percentage of all Principal Collections received during the Due Period immediately preceding such Distribution Date or Special Payment Date (or, in the case of the Distribution Date immediately following the occurrence of a Pay Out Event, received during the period from the day such Pay Out Event occurred to the end of such Due Period),

     (ii) the amount, if any, equal to the product of:

          (a) a fraction, the numerator of which is the Class A Adjusted Invested Amount plus the Class B Invested Amount and the denominator of which is the sum of the invested amounts of all series then accumulating or amortizing principal (less any amounts on deposit in any principal funding accounts), and

          (b) Undistributed Principal Collections on deposit in the Collection Account on such Distribution Date or Special Payment Date, and

     (iii)the Investor Default Amount for such Distribution Date or Special Payment Date and any reimbursements of unreimbursed Class A Investor Charge-Offs and Class B Investor Charge-Offs;

provided, however, that for each Distribution Date with respect to the Controlled Accumulation Period (unless and until a Pay Out Event shall have occurred), Class A Monthly Principal may not exceed either the Controlled Deposit Amount for such Distribution Date or the Class A Invested Amount.

   "Class B Initial Invested Amount" means $60,810,810.

   "Class B Invested Amount" means, for any date of determination, an amount equal to:

     (i)  the Class B Initial Invested Amount, minus

     (ii) the amount of principal payments made to the Class B certificateholders on or prior to such date, minus

     (iii)the aggregate amount of Class B Investor Charge-Offs for the current Distribution Date and all Distribution Dates prior to such date, plus

     (iv) the aggregate amount of any reimbursements of Class B Investor Charge-Offs for all Distribution Dates prior to such date;

provided, however, that the Class B Invested Amount may not be reduced below zero.

   "Class B Investor Charge-Off" has the meaning described in "Series Provisions--Investor Charge-Offs" in this prospectus supplement.

   "Class B Monthly Interest" means, for any Distribution Date, an amount equal to the product of:

     (i) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360,

     (ii) the Class B certificate rate in effect for that period, and

     (iii)the Class B Invested Amount as of the preceding Record Date (after giving effect to any increase or decrease in the Class B Invested Amount on such preceding Distribution Date);

provided, however, for the first Distribution Date, Class B Monthly Interest will be equal to the interest accrued on the initial principal amount of the Class B certificates at the Class B certificate rate for the period from and including the series issuance date to but excluding the first Distribution Date.

   "Controlled Accumulation Amount" means, for any Distribution Date with respect to the Controlled Accumulation Period, $375,000,000; provided, however, that, if the commencement of the Controlled Accumulation Period is delayed above under "Series Provisions--Postponement of the Controlled Accumulation Period," the Controlled Accumulation Amount will be an amount sufficient so that the sum of the Controlled Accumulation Amounts for each Distribution Date will equal the Class A Invested Amount as of the Expected Final Payment Date.

   "Controlled Accumulation Period" means the period of time described under "Series Provisions--Principal Payments--Controlled Accumulation Period" in this prospectus supplement.

   "Controlled Deposit Amount" means, for any Distribution Date with respect to the Controlled Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such

Distribution Date and any existing Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

   "Covered Amount" means, for any Distribution Date with respect to the Controlled Accumulation Period or the first Special Payment Date, if such Special Payment Date occurs before the Class A Invested Amount is paid in full, an amount equal to the product of:

     (i) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360,

     (ii) the Class A certificate rate in effect for that period, and

     (iii)all amounts on deposit in the Principal Funding Account as of the preceding Distribution Date.

   "Deficit Controlled Accumulation Amount" means (a) on the first Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount deposited in the Principal Funding Account on such Distribution Date and (b) on each subsequent Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such subsequent Distribution Date and any then existing Deficit Controlled Accumulation Amount over the amount deposited in the Principal Funding Account on such subsequent Distribution Date.

   "Determination Date" means the earlier of the third Business Day and the fifth calendar day (or, if the fifth calendar day is not a Business Day, then the immediately preceding Business Day) preceding each Distribution Date.

   "Distribution Date" means February 15, 2002 and the 15th day of each month thereafter (or, if any such day is not a Business Day, the next succeeding Business Day).

   "Early Amortization Period" means the period beginning on the day on which a Pay Out Event occurs or is deemed to have occurred to the earlier of the date on which the Class A Invested Amount and the Class B Invested Amount have been paid in full or the Final Series 2002-1 Termination Date.

   "Excess Principal Collections" means, for any Due Period, the amount of Principal Collections allocated to the Certificateholders' Interest remaining after covering required deposits to the Principal Funding Account and payments to the certificateholders and any similar amount remaining for any other series.

   "Expected Final Payment Date" means the January 2005 Distribution Date.

   "Fixed Allocation Percentage" means, for any date of determination with respect to any Distribution Date during the Controlled Accumulation Period or any Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

   o the numerator of which is the Invested Amount on the last day of the Revolving Period, and

   o the denominator of which is the greater of:

          (i) the Trust Principal Component on the last day of the immediately preceding Due Period, and

          (ii) the sum of the numerators used to calculate the Invested Percentage with respect to Principal Collections for all outstanding series as of the current Distribution Date.

   "Floating Allocation Percentage" means, for any date of determination with respect to any Distribution Date, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

   o the numerator of which is the Invested Amount on the last day of the immediately preceding Due Period (or, in the case of the initial Due Period, the series issuance date), and

   o the denominator of which is the Trust Principal Component on the last day of such immediately preceding Due Period (or, in the case of the initial Due Period, the Series 2002-1 Cut-Off Date).

   "Interest Period means, for any Distribution Date, a period from and including the preceding Distribution Date to but excluding such Distribution Date; provided, however, that the initial Interest Period will be the period from and including the series issuance date to but excluding the February 2002 Distribution Date.

   "Invested Amount" means, for any date of determination, an amount equal to the sum of the Class A Invested Amount and the Class B Invested Amount for this Series 2002-1.

   "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four reference banks in the London interbank market for a one-month period (commencing on the first day of the relevant Interest Period). The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period (commencing on the first day of the relevant Interest Period). If the banks selected by the servicer are not quoting rates as provided in the immediately preceding sentence, LIBOR for such Due Period will be LIBOR for the immediately preceding Interest Period.

   "LIBOR Determination Date" means, for each of the Class A certificate rate and the Class B certificate rate, (i) for the initial Interest Period, the second London business day prior to the series issuance date and (ii) for each Interest Period following the initial Interest Period, the second London business day prior to the first day of such Interest Period. For purposes of the LIBOR Determination Date, a London business day is any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

   "Monthly Servicing Fee" has the meaning described in "Series Provisions-- Servicing Compensation and Payment of Expenses" in this prospectus supplement.

   "Pay Out Events" with respect to Series 2002-1 are the events described in "Series Provisions--Pay Out Events" in this prospectus supplement and "Description of the Certificates--Pay Out Events" in the accompanying prospectus.

   "Principal Funding Account" means the account established as described under "Series Provisions--Principal Funding Account" in this prospectus supplement.

   "Principal Shortfall" for Series 2002-1 means any scheduled or permitted principal distributions to certificateholders and deposits to the principal funding account for any series which have not been covered out of Principal Collections allocable to such other series and certain other amounts for such series.

   "Required Reserve Account Amount" means, for any Distribution Date on or after the Reserve Account must be funded, an amount equal to:

     (i) 0.50% of the Class A Invested Amount as of the preceding Distribution Date (after giving effect to all changes therein on such date), or

     (ii) such other amount designated by the transferors, provided that the transferors have received written notice from each rating agency that such designation will not cause a downgrade or withdrawal of such rating agency's then current rating of any outstanding series.

   "Reserve Account" means the account established as described under "Series Provisions--Reserve Account" in this prospectus supplement.

   "Revolving Period" means the period of time described under "Series Provisions--Principal Payments--Revolving Period" in this prospectus supplement.

   "Series 2002-1 Cut-Off Date" means December 27, 2001.

   "Series 2002-1 Termination Date" means the December 2005 Distribution Date.

   "Series Undistributed Principal Collections" means an amount equal to the product of:

      o a fraction, the numerator of which is equal to the sum of the Class A Adjusted Invested Amount and the Class B Invested Amount and the denominator of which is equal to the sum of the invested amounts of all series then accumulating or amortizing principal (less any amounts on deposit in any principal funding accounts), and

      o Undistributed Principal Collections on deposit in the Collection Account on such Distribution Date.

   "Special Payment Date" means each Distribution Date with respect to an Early Amortization Period and each Distribution Date following the Expected Final Payment Date.

   "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Market Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

                                                                        ANNEX I


                      OTHER SERIES ISSUED AND OUTSTANDING

   The tables below set forth the principal characteristics of other series issued by the Trust which are currently outstanding. For more specific information with respect to any Series, any prospective investor should contact the servicer at (201) 209-5692. The servicer will provide, without charge, to any prospective purchaser of the Series 2002-1 Class A Certificates, a copy of the disclosure documents for any previous publicly-issued Series currently outstanding.

                                 Series 1994-3

Class A Invested Amount . . . . . . . . . . . . . . . . . . . . . .$300,000,000
Class B Invested Amount . . . . . . . . . . . . . . . . . . . . . . $17,460,317
Class A Certificate Rate. . . . . . . . . . . . . . . . . . . . .7.85% per year
Class B Certificate Rate. . . . . . . . . . . . . . . . . . . . .7.95% per year
Class A Expected Final Payment Date . . . . . . . . . . . . .September 15, 2004
Controlled Accumulation Amount. . . . . . . . . . . . . . . . . . $150,000,000*
Approximate Commencement of Controlled Accumulation Period. . . . July 1, 2004*
Series Servicing Fee Rate . . . . . . . . . . . . . . . . . . . . 2.0% per year
Series Termination Date . . . . . . . . . . . . . . . . . . . . August 15, 2005
Series Issuance Date. . . . . . . . . . . . . . . . . . . . .September 23, 1994
Series Minimum Trust Principal Component. . . . . . . . . . . . . .$341,000,000

                                 Series 1996-1

Class A Invested Amount . . . . . . . . . . . . . . . . . . . . . .$950,000,000
Class B Invested Amount . . . . . . . . . . . . . . . . . . . . . . $77,027,027
Class A Certificate Rate. . . . . . . . . . One-Month LIBOR plus 0.15% per year
Class B Certificate Rate. . . . . . . . . . . . . . . . . . . . .7.30% per year
Class A Expected Final Payment Date . . . . . . . . . . . . .September 15, 2003
Controlled Accumulation Amount  . . . . . . . . . . . . . . . . . $475,000,000*
Approximate Commencement of Controlled Accumulation Period. . . . July 1, 2003*
Series Servicing Fee Rate . . . . . . . . . . . . . . . . . . . . 2.0% per year
Series Termination Date . . . . . . . . . . . . . . . . . . . . August 16, 2004
Series Issuance Date. . . . . . . . . . . . . . . . . . . . .September 18, 1996
Series Minimum Trust Principal Component. . . . . . . . . . . . .$1,104,500,000

                                 Series 1998-1

Class A Invested Amount . . . . . . . . . . . . . . . . . . . . .$1,000,000,000
Class B Invested Amount . . . . . . . . . . . . . . . . . . . . . . $58,201,059
Class A Certificate Rate. . . . . . . . . . . . . . . . . . . . .5.90% per year
Class B Certificate Rate. . . . . . . . . . . . . . . . . . . . .6.05% per year
Class A Expected Final Payment Date . . . . . . . . . . . . . . . .May 15, 2003
Controlled Accumulation Amount  . . . . . . . . . . . . . . . . . $500,000,000*
Approximate Commencement of Controlled Accumulation Period. . . .March 1, 2003*
Series Servicing Fee Rate . . . . . . . . . . . . . . . . . . . . 2.0% per year
Series Termination Date . . . . . . . . . . . . . . . . . . . . .April 15, 2004
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . . . .May 27, 1998
Series Minimum Trust Principal Component. . . . . . . . . . . . .$1,139,000,000

---------------
* Subject to adjustment

                                 Series 2001-1

Class A Invested Amount . . . . . . . . . . . . . . . . . . . . . .$750,000,000
Class B Invested Amount . . . . . . . . . . . . . . . . . . . . . . $60,810,810
Class A Certificate Rate. . . . . . . . . . One-Month LIBOR plus 0.09% per year
Class B Certificate Rate. . . Not to exceed One-Month LIBOR plus 1.00% per year
Class A Expected Final Payment Date . . . . . . . . . . . . . .October 15, 2004
Controlled Accumulation Amount. . . . . . . . . . . . . . . . . . $375,000,000*
Approximate Commencement of Controlled Accumulation Period. . . August 1, 2004*
Series Servicing Fee Rate . . . . . . . . . . . . . . . . . . . . 2.0% per year
Series Termination Date . . . . . . . . . . . . . . . . . . .September 15, 2005
Series Issuance Date. . . . . . . . . . . . . . . . . . . . . .November 7, 2001
Series Minimum Trust Principal Component. . . . . . . . . . . . . .$870,800,000

---------------
* Subject to adjustment

                         American Express Master Trust

[graphic]            Accounts Receivable Trust Certificates

               American Express Receivables Financing Corporation

                                      and

                        American Express Centurion Bank,
                                 as Transferors

             American Express Travel Related Services Company, Inc.
                                  as Servicer


   The Accounts Receivable Trust Certificates (collectively, the "Certificates") described herein may be sold from time to time in one or more Series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). The Certificates of each Series will evidence an undivided interest in the American Express Master Trust (the "Trust"), in accordance with the Amended and Restated Master Pooling and Servicing Agreement among American Express Receivables Financing Corporation ("RFC") and American Express Centurion Bank ("Centurion Bank"), as transferors (each, a "Transferor"), American Express Travel Related Services Company, Inc. ("TRS"), as servicer (in such capacity, the "Servicer"), and The Bank of New York, as trustee (in such capacity, the "Trustee"). The assets of the Trust include, receivables (the "Receivables") generated from time to time in the pay-in-full portion of certain designated American Express(R) Card, American Express(R) Gold Card and Platinum Card(R) accounts, or other card accounts (the "Designated Accounts"), all monies due or to become due in respect of the Receivables (including, without limitation, amounts owing for the payment of merchandise and services and, unless otherwise specified in the related Prospectus Supplement, annual membership fees and certain other administrative fees and charges, and recoveries on charged-off Receivables),

                                           (cover sheet continued on next page)

        POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER CONSIDERATIONS,
            THE INFORMATION SET FORTH IN THE SECTION ENTITLED "RISK
                     FACTORS" COMMENCING ON PAGE 15 HEREIN.

  THE CERTIFICATES WILL REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF AND WILL NOT
  BE GUARANTEED BY RFC, CENTURION BANK, TRS, AMERICAN EXPRESS COMPANY OR ANY
                               AFFILIATE THEREOF.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   The Certificates may be sold directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certificates of any Series offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certificates of any Series offered hereby, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to the Transferors from such offering will be the public offering price of such Certificates less such discount in the case of an underwriter, the purchase price of such Certificates less such commission in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of the Transferors associated with the issuance and distribution of such Certificates. See "Underwriting" in the related Prospectus Supplement.

   This Prospectus may not be used to consummate sales of any Series of Certificates unless accompanied by the related Prospectus Supplement.



                The date of this Prospectus is January 7, 2002.

(continued from previous page)

any Receivables in accounts added to the Trust from time to time, moneys on deposit in certain accounts of the Trust and all of the right, title and interest of the Transferors, in the related RFC Receivable Purchase Agreement. See "Description of the Certificates--General." The Transferors will initially own the remaining undivided interest in the Trust. Unless otherwise specified in the related Prospectus Supplement, TRS will service the related Receivables.

   The American Express(R) Card, American Express(R) Gold Card and Platinum Card(R) are charge cards, not credit cards that provide for a revolving line of credit. Therefore, except in the limited circumstances related to Recovery Arrangements and described under "Domestic Consumer Charge Card Business-- Collection Efforts," the Receivables that originate in the Designated Accounts are payable in full each month, and balances of the Designated Accounts are not subject to a monthly finance charge. Therefore, unless otherwise specified in the related Prospectus Supplement, a portion of the collections on the Receivables in the Designated Accounts received in any Due Period equal to the product of the aggregate amount of such collections and the Yield Factor will be treated as Yield Collections and will be used, among other things, to pay interest on the Certificates. The remainder of such collections will be treated as Principal Collections and will be used to pay principal on the Certificates. The Yield Factor is equal to 3.0% under the Agreement. The Transferors have the ability, with certain restrictions, to change the Yield Factor. See "Summary--Yield Factor; Collections."

   Each Series will consist of one or more classes of Certificates (each, a "Class"), one or more of which may be fixed rate Certificates, floating rate Certificates or another type of Certificates, as specified in the related Prospectus Supplement. Each Certificate will represent an undivided interest in the Trust and the interest of the Certificateholders of each Class or Series will include the right to receive a varying percentage of each month's collections with respect to the Receivables at the times, in the manner and to the extent described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series offered hereby will be made as specified in the related Prospectus Supplement. One or more Classes of a Series offered hereby may be entitled to the benefits of a letter of credit, a maturity guaranty facility, a cash collateral account, a cash collateral guaranty, an interest rate cap, a tax protection agreement, an interest rate swap, a guaranteed rate agreement, an insurance policy, a spread account, a reserve account, the use of cross support features, a subordinated interest in the Receivables or certain cash flows in respect of the Receivables or other form of enhancement as specified in the Prospectus Supplement relating to such Series. In addition, any Series offered hereby may include one or more Classes which are subordinated in right and priority to payment of principal of, and/or interest on, one or more other Classes of such Series or another Series, in each case to the extent described in the related Prospectus Supplement. Each Series of Certificates or Class thereof offered hereby will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

   While the specific terms of any Series in respect of which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such Series will not be subject to prior review by, or consent of, the Certificateholders of any previously issued Series.

                               TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT.....................................................     3
REPORTS TO CERTIFICATEHOLDERS.............................................     3
AVAILABLE INFORMATION.....................................................     3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ..........................     3
PROSPECTUS SUMMARY........................................................     5
RISK FACTORS..............................................................    15
DOMESTIC CONSUMER CHARGE CARD BUSINESS ...................................    25
 General .................................................................    25
 Underwriting and Authorization Procedures................................    25
 Billing and Fees ........................................................    25
 Collection Efforts ......................................................    26
 Distinction Between Accounts and Revolving Credit Plan Products..........    26
THE DESIGNATED ACCOUNTS...................................................    27
 General .................................................................    27
THE TRANSFERORS AND RELATED PARTIES ......................................    28
 RFC .....................................................................    28
 Centurion Bank ..........................................................    28
 TRS and CREDCO ..........................................................    28
THE TRUST.................................................................    28
MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS ............................    29
DESCRIPTION OF THE CERTIFICATES...........................................    29
 General .................................................................    29
 Book-Entry Registration .................................................    30
 Definitive Certificates .................................................    33
 Interest Payments .......................................................    33
 Principal Payments ......................................................    34
 Conveyance of Receivables ...............................................    34
 Exchanges ...............................................................    35
 Covenants, Representations and Warranties................................    36
 Addition of Accounts ....................................................    38
 Removal of Designated Accounts ..........................................    39
 Collection Account ......................................................    39
 Other Trust Accounts ....................................................    40
 Allocation Percentages ..................................................    40
 Allocation of Collections; Deposits in Collection Account................    40
 Principal Collections For All Series ....................................    42
 Application of Collections ..............................................    42
 Distributions From The Collection Account................................    42
 Sharing of Excess Yield Collections Among Excess Allocation Series.......    42
 Special Funding Account .................................................    43
 Defaulted Receivables; Recoveries; Adjustments...........................    43
 Investor Charge-Offs ....................................................    44
 Final Payment of Principal; Termination of Trust.........................    44



 Pay Out Events ..........................................................    45
 Indemnification .........................................................    46
 Collection and Other Servicing Procedures ...............................    46
 Servicer Covenants ......................................................    47
 Servicing Compensation and Payment of Expenses...........................    47
 Resignation and Certain Other Matters Regarding the Servicer.............    47
 Servicer Default ........................................................    48
 Reports to Certificateholders ...........................................    49
 Evidence As To Compliance ...............................................    50
 Amendments ..............................................................    50
 List of Certificateholders ..............................................    51
 The Trustee .............................................................    51
ENHANCEMENT...............................................................    52
 General .................................................................    52
 Subordination ...........................................................    52
 Letter of Credit ........................................................    53
 Cash Collateral Guaranty or Account .....................................    53
 Collateral Interest .....................................................    53
 Surety Bond or Insurance Policy .........................................    53
 Spread Account ..........................................................    54
 Reserve Account .........................................................    54
DESCRIPTION OF THE RFC RECEIVABLE PURCHASE AGREEEMENT ....................    54
 Sale of Receivables .....................................................    54
 Representations and Warranties ..........................................    55
 Certain Covenants .......................................................    55
 Termination .............................................................    56
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES .................................    56
 Transfer of Receivables .................................................    56
 Certain Matters Relating to Bankruptcy ..................................    56
 Consumer Protection Laws ................................................    57
FEDERAL INCOME TAX CONSEQUENCES ..........................................    58
 General .................................................................    58
 Treatment of the Certificates as Debt ...................................    58
 Treatment of the Trust ..................................................    59
 Taxation of Interest Income of U.S. Certificate Owners...................    60
 Sale or Exchange of Certificates ........................................    61
 Foreign Certificate Owners ..............................................    61
 Backup Withholding and Information Reporting.............................    62
 State and Local Taxation ................................................    62
ERISA CONSIDERATIONS......................................................    62
LEGAL MATTERS.............................................................    64
PLAN OF DISTRIBUTION......................................................    64
INDEX OF DEFINED TERMS....................................................    65
ANNEX I: GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES ...   A-1

                      (This page intentionally left blank)

                             PROSPECTUS SUPPLEMENT


   The Prospectus Supplement relating to a Series to be offered thereby and hereby will, among other things, set forth with respect to such Series: (a) the initial aggregate principal amount of each Class of such Series; (b) the certificate interest rate (or method for determining it) of each Class of such Series; (c) certain information concerning the Receivables allocated to such Series; (d) the expected date or dates on which the principal amount of the Certificates will be paid to holders of each Class of Certificates (the "Certificateholders"); (e) the extent to which any Class within a Series is subordinated to any other Class of such Series or any other Series; (f) the identity of each Class of floating rate Certificates and fixed rate Certificates included in such Series, if any, or such other type of Class of Certificates; (g) the Distribution Dates for the respective Classes; (h) relevant financial information with respect to the Receivables; (i) additional information with respect to any Enhancement relating to such Series; and (j) the plan of distribution of such Series.


                         REPORTS TO CERTIFICATEHOLDERS

   Unless and until Definitive Certificates are issued, monthly unaudited reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as registered holder of the related Certificates, pursuant to the Agreement. See "Description of the Certificates--Book-Entry Registration," "--Reports to Certificateholders" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Copies of such reports may be obtained by owners of beneficial interests in the Certificates ("Certificate Owners") upon written request to the Trustee at The Bank of New York, 5 Penn Plaza, 16th Floor, New York, New York 10001-1803, Attention: Corporate Trust ABS Unit. The Servicer will file with the Securities and Exchange Commission (the "Commission") such reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.


                             AVAILABLE INFORMATION


   This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto and any reports and other documents incorporated herein by reference as described below under "Incorporation of Certain Documents by Reference," which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Servicer will file with the Commission such periodic reports, if any, with respect to the Trust as are required under the Exchange Act, and the rules and regulations of the Commission thereunder. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, proxy and information statements and other information regarding registrants, including all electronic filings, may be viewed. The Internet address of the Commission's World Wide Web site is http://www.sec.gov.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


   All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a party of this Prospectus.

   The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to American Express Travel Related Services Company, Inc., 40 Wall Street, Mail Stop 10-19-06, New York, New York 10005,
Attention: Secretary. Telephone requests for such copies should be directed to
(201) 209-5692.

                               PROSPECTUS SUMMARY


The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the accompanying Prospectus Supplement. Certain capitalized terms which are used in this summary are defined elsewhere in this Prospectus and in the accompanying Prospectus Supplement. See "Index of Defined Terms" in this Prospectus and "Glossary of Defined Terms" in the accompanying Prospectus Supplement. Unless the context otherwise requires, capitalized terms used in this Prospectus and in the accompanying Prospectus Supplement refer only to the particular Series being offered by such Prospectus Supplement.


TYPE OF SECURITY

Accounts Receivable Trust Certificates (the "Certificates").

THE TRUST

American Express Master Trust (the "Trust"), a trust created under the Amended and Restated Master Pooling and Servicing Agreement, dated as of May 1, 1998, as the same may be amended, supplemented or otherwise modified from time to time (together with any assignment of Receivables in Additional Accounts entered into pursuant thereto, the "Agreement") among the Servicer, the Transferors and the Trustee. The Trust was created as a master trust under which one or more Series will be issued pursuant to a series supplement to the Agreement (each, a "Series Supplement"). Any Series issued by the Trust may or may not be a Series offered pursuant to this Prospectus. The Certificates will represent undivided interests in the Trust. Each Prospectus Supplement will identify the Trust and all Series previously issued by such Trust.


THE TRANSFERORS

American Express Receivables Financing Corporation, a Delaware corporation ("RFC"), and American Express Centurion Bank, a Utah-chartered industrial loan company ("Centurion Bank"), are the transferors of the Receivables. RFC is a wholly owned, limited-purpose subsidiary of American Express Travel Related Services Company, Inc. ("TRS"), a New York corporation that, in turn, is a wholly owned subsidiary of American Express Company. Centurion Bank is also a wholly owned subsidiary of TRS.

------------------
* American Express and Platinum Card are registered trademarks of American Express Company.

The Receivables transferred to the Trust by RFC are purchased by it from TRS, the owner of the Designated Accounts in which such Receivables arise. The Receivables transferred to the Trust by Centurion Bank will arise in Designated Accounts that are owned by Centurion Bank.

TRUSTEE

The Bank of New York, unless otherwise specified in the related Prospectus Supplement (the "Trustee").

TRUST ASSETS

The assets of the Trust include receivables consisting of amounts charged by cardmembers for merchandise and services, and, unless otherwise specified in the related Prospectus Supplement, all annual membership fees and certain other administrative fees billed to Cardmembers (the "Receivables") arising from time to time primarily in the pay-in-full portion of certain designated American Express(R) Card, American Express(R) Gold Card and Platinum Card(R)* accounts owned by TRS or Centurion Bank or, if specified in a related Prospectus Supplement, in certain other designated card accounts described in such Supplement (the "Designated Accounts"), funds collected or to be collected from Cardmembers in respect of the Receivables (including recoveries on charged-off Receivables ("Recoveries")), monies on deposit in certain accounts of the Trust, all of the Transferors' respective right, title and interest in the related RFC Receivable Purchase Agreement, payments made in respect of any Enhancement issued with respect to any particular Series or Class, or other assets, as described in the related Prospectus Supplement. See "Domestic Consumer Charge Card Business" in this Prospectus and in the accompanying Prospectus Supplement. The term "Enhancement" means, with respect to any Series or Class thereof, any letter of credit, maturity guaranty facility, cash collateral account, cash collateral guaranty, collateral interest, tax protection agreement, interest rate swap, interest rate cap, surety bond, guaranteed rate agreement, insurance policy, spread account, reserve account, subordinated interest in the Receivables or certain cash flows in respect of the Receivables or other contract or agreement for the benefit of Certificateholders of such Series or Class. Enhancement may also take the form of subordination of one or more Classes of a Series to any other Class or Classes of a Series or a cross-support feature which requires collections on Receivables of one Series to be paid as principal and/or interest with respect to another Series.

TRS has sold to RFC, and RFC has conveyed to the Trust, all of TRS' right, title and interest in and to the Receivables existing and arising in the Designated Accounts owned by TRS from time to time until the termination of the Trust and, when added, all of TRS' right, title and interest in and to the Receivables arising in the Additional Accounts owned by TRS. Centurion Bank will convey to the Trust all of Centurion Bank's right, title and interest in and to the Receivables existing and arising in the Designated Accounts owned by Centurion Bank from time to time until the termination of the Trust and, when added, all of Centurion Bank's right, title and interest in and to the Receivables arising in the Additional Accounts owned by Centurion Bank. See "Description of the RFC Receivable Purchase Agreement."

THE DESIGNATED ACCOUNTS

The Designated Accounts met and will meet, as applicable, the criteria for eligibility provided in the Agreement applied as of the date specified in the Agreement (the "Selection Date"). Unless otherwise specified in the related Prospectus Supplement, the Designated Accounts include and will include all related accounts that are originated as a result of (a) the Card with respect to a Designated Account being lost or stolen or (b) the conversion of a Designated Account into another type of Eligible Account, in each case which satisfies certain conditions set forth in the Agreement.

In addition, the Agreement provides that the Transferors have the right (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate additional Eligible Accounts to be included as Designated Accounts (the "Additional Accounts") and to convey to the Trust all of the Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created.

Further, the Agreement provides that the Transferors have the right (subject to certain limitations and conditions) to accept removal of certain Designated Accounts designated by the Transferors from the Trust (the "Removed Accounts") and accept the conveyance of all of the Receivables in the Removed Accounts, whether such Receivables are then existing or thereafter created.

THE RECEIVABLES

The Receivables consist of amounts charged on the pay-in-full portion of the Designated Accounts for merchandise and services and, unless otherwise specified in the related Prospectus Supplement, all annual membership fees and certain other administrative fees billed to the Designated Accounts on and after the date (the "Cut Off Date") specified in the related Prospectus Supplement. The Designated Accounts have been and will be selected based on criteria provided in the Agreement and described in the related Prospectus Supplement as applied on the Selection Date specified in the related Prospectus Supplement and, with respect to Additional Accounts, if any, on such subsequent dates specified in the Agreement and described in the related Prospectus Supplement.

All new Receivables arising in the Designated Accounts (including in any Additional Accounts) during the term of the Trust will be the property of the Trust. Accordingly, the amount of Receivables in the Trust will fluctuate as new Receivables are generated and as existing Receivables are collected, charged off as uncollectible or otherwise adjusted.

YIELD FACTOR; COLLECTIONS

Except in the limited circumstances related to Recovery Arrangements and described under "Domestic Consumer Charge Card Business--Collection Efforts," the Receivables that originate in the Designated Accounts are not subject to a monthly finance charge, and, therefore, it will be necessary to treat a portion of the collections on the Receivables in the Designated Accounts received in any Due Period (as such term is defined below) as "yield" to the Trust. This yield will equal the product of the aggregate amount of such collections (including any payments made by the Transferors in respect of any Recovery Arrangements, any Ineligible Receivables or any Adjustments and payments made by the Servicer in connection with the breach by it of certain covenants) and the Yield Factor. Such collections will be treated as Yield

Collections. The remainder of such collections will be treated as Principal Collections (Principal Collections and Yield Collections are collectively sometimes referred to herein as "Collections"). Unless otherwise specified in the related Prospectus Supplement, Recoveries will not be considered Collections but will instead be utilized as an offset to Defaulted Receivables. The "Yield Factor" of the Trust is currently equal to 3.0% under the Agreement, and, subject to certain limitations, may be changed from time to time thereafter by the Transferors. See "Risk Factors--Ability to Change Yield Factor."

The "Due Period" means, unless otherwise provided in a Prospectus Supplement, with respect to each Distribution Date, (i) prior to and including the May 1998 Distribution Date, the period from and including the first day of the immediately preceding calendar month and ending at the close of business on the last day of such calendar month, (ii) for the June 1998 Distribution Date, the period from and including May 1, 1998 to and including May 27, 1998, and
(iii) commencing with the July 1998 Distribution Date, the period (a) from and including the day following the last day of the eighth billing cycle applicable to the Accounts ending during the second preceding calendar month
(b) to and including the last day of the eighth billing cycle applicable to the Accounts ending in the calendar month immediately preceding the month in which each Distribution Date shall occur; provided, however, that the Initial Due Period with respect to any Series will commence on the Closing Date with respect to such Series.

DESCRIPTION OF THE CERTIFICATES

Payments received on the Trust's assets will be allocated among the Certificateholders of all outstanding Series issued by the Trust (the "Certificateholders' Interest") and the interest of the Transferors (the "Transferor Interest").

Each Series of Certificates will evidence undivided interests in the assets of the Trust and will represent the right to receive from the Trust Assets
(i) payments of interest at the specified rate or rates per annum (each, a "Certificate Rate"), which may be a fixed rate, a floating rate or another type of rate and (ii) (a) payments of principal during the Controlled Amortization Period, the Early Amortization Period or the Rapid Amortization Period (each, an "Amortization Period"), as specified in the related Prospectus Supplement or (b) deposits of principal into the Principal Funding Account during the Controlled Accumulation Period or the Early Accumulation Period (each, an "Accumulation Period") as specified in the related Prospectus Supplement.

Each Series of Certificates will consist of one or more Classes, one or more of which may be Senior Certificates ("Senior Certificates") and one or more of which may be Subordinated Certificates ("Subordinate Certificates"). Each Class of a Series may evidence the right to receive a specified portion of each distribution of principal or interest or both. The Certificates of a Class may also differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, priority of payments, payment dates, maturity, interest rates, interest rate computation, and availability and form of Enhancement.

The assets of the Trust will be allocated among the Certificateholders of each Series and the holder of the Exchangeable Transferor Certificate. The aggregate principal amount of the interest of the Certificateholders of a Series is referred to herein as the "Invested Amount." The aggregate principal amount of the interest of the holder of the Exchangeable Transferor Certificate is referred to herein as the "Transferor Amount." See "Description of the Certificates--General."

The Certificateholders' Interest will include the right to receive (but only to the extent needed to make required payments under the Agreement and the related Series Supplement and subject to any reallocation of such amounts if the Series Supplement so provides) varying percentages of Yield Collections and Principal Collections during each Due Period. In addition, a varying percentage of Defaulted Receivables will be allocated to the Certificateholders' Interest. Such varying percentages are referred to collectively herein as the "Invested Percentage." The Prospectus Supplement related to each Series will specify the Invested Percentages with respect to the allocation of collections of Yield Collections, Principal Collections and Defaulted Receivables during the Revolving Period, any Amortization Period and any Accumulation Period, as applicable. If the Certificates of a Series offered hereby include more than one Class of Certificates, the assets of the Trust allocable to the Certificates of such Series may be further allocated among each Class in such Series as described in the related Prospectus

Supplement. See "Description of the Certificates--Allocation Percentages" and "--Pay Out Events."

The Certificates of each Series will represent undivided interests in the Trust only and will not represent interests in or recourse obligations of and will not be guaranteed by RFC, Centurion Bank, the Servicer, American Express Company or any affiliate thereof.

The principal amount of the Transferor Interest will fluctuate as the amount of the Receivables held by the Trust changes from time to time. Further, the Transferors may tender the certificate which represents the Transferor Interest (the "Exchangeable Transferor Certificate") or, if provided in the related Series Supplement, certificates representing any Series of certificates and the Exchangeable Transferor Certificate, to the Trustee and, upon satisfying certain other terms and conditions, cause the Trustee to issue one or more new Series, as described in "Description of the Certificates-- Exchanges." Any Exchange involving only the tender of the Exchangeable Transferor Certificate to the Trustee will have the effect of decreasing the Transferor Interest.

INTEREST

Interest on each Series of Certificates or Class thereof for each accrual period (each, an "Interest Period") specified in the Prospectus Supplement related to such Series will accrue at a per annum rate equal to the Certificate Rate specified in such Prospectus Supplement and be distributed to Certificateholders of such Series or Class thereof in amounts and on the dates (which may be monthly, quarterly, semiannually or otherwise as specified in such Prospectus Supplement) (each, a "Distribution Date"), specified in such Prospectus Supplement. Interest payments on each Distribution Date will be funded from Yield Collections allocated to the Certificateholders' Interest during the preceding Due Period, as described in the related Prospectus Supplement, and may be funded from certain investment earnings on funds in certain accounts of the Trust and from any applicable Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts allocable to such Series or Class may be deposited in one or more trust accounts pending distribution to the Certificateholders of such Series or Class, all as described in the related Prospectus Supplement. See "Description of the Certificates--General" and
"--Distributions from the Collection Account."

PRINCIPAL

The principal of the Certificates of each Series offered hereby will be scheduled to be paid commencing on a date specified in the Prospectus Supplement related to such Series (the "Principal Commencement Date") either in installments, in which case such Series may have a Controlled Amortization Period, as described below, or in one full payment on an expected date specified in the related Prospectus Supplement (the "Expected Final Payment Date"), in which case such Series may have a Controlled Accumulation Period, as described below, or on each Distribution Date after the Principal Commencement Date to the extent of available Principal Collections, in which case such Series will have a Rapid Amortization Period as described below. If a Series has more than one Class of Certificates, a different method of paying principal, and a different Principal Commencement Date or Expected Final Payment Date may be assigned to each Class. The payment of principal with respect to the Certificates of a Series or Class may commence earlier than the applicable Principal Commencement Date or Expected Final Payment Date if a Pay Out Event occurs and either the Early Amortization Period or the Early Accumulation Period commences with respect to such Series or Class or under certain other circumstances described in the Prospectus Supplement related to such Series. The final principal payment with respect to the Certificates of a Series or Class may also be made later than the Expected Final
Payment Date.

THE RFC RECEIVABLE PURCHASE AGREEMENT

RFC, as purchaser, has entered into a RFC Receivable Purchase Agreement, dated as of June 30, 1992, as amended from time to time, with TRS, as seller (together with any supplements thereto or assignments of Receivables in Additional Accounts entered into pursuant thereto, "RFC Receivable Purchase Agreement"). Pursuant to the RFC Receivable Purchase Agreement, TRS has sold or will sell, as applicable, to RFC all of TRS' right, title and interest in and to the Receivables existing in the Designated Accounts owned by TRS and referred to in the RFC Receivable Purchase Agreement on the Cut Off Date specified in the RFC Receivable Purchase Agreement and arising from time to time thereafter and, when added to the

Trust assets, the Receivables existing in any Additional Accounts on the related Additional Account Cut Off Date and arising from time to time thereafter. RFC, in turn, has transferred or will transfer, as applicable, to the Trust, pursuant to the Agreement, those Receivables purchased by it from TRS. RFC has assigned to the Trust all of its right, title and interest in and to such Receivables and all of its rights under the RFC Receivable Purchase Agreement. See "Description of the RFC Receivable Purchase Agreement."

EXCHANGES

The Agreement authorizes the Trustee to issue two types of certificates: (i) one or more Series of certificates which may be in one or more classes and which will be transferable and have the characteristics described below and
(ii) the Exchangeable Transferor Certificate, which initially will be held by the Transferors and which will be transferable only as provided in the Agreement. Pursuant to any one or more Series Supplements to the Agreement, the holder of the Transferor Certificate may tender the Exchangeable Transferor Certificate or, if permitted by the applicable Series Supplement, certificates representing any Series of certificates (which may include Series offered pursuant to this Prospectus) and the Exchangeable Transferor Certificate, to the Trustee in exchange for one or more new Series (which may include Series offered pursuant to this Prospectus) and a reissued Exchangeable Transferor Certificate (any such tender, an "Exchange"). Under the Agreement, the Transferors may define, with respect to any Series, the Principal Terms of the Series. See "Description of the Certificates-- Exchanges." The Transferors may offer any Series to the public or other investors under a prospectus or other disclosure document (a "Disclosure Document") in offerings pursuant to this Prospectus or in transactions either registered under the Securities Act of 1933, as amended (the "Act") or exempt from registration thereunder, directly or through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

Unless otherwise specified in the related Prospectus Supplement, an Exchange may occur only upon delivery to the Trustee of the following: (i) a Series Supplement specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that the certificates of such Series under existing law will be characterized either as indebtedness or an interest in a partnership for Federal income tax purposes and that the issuance of such Series will not materially adversely affect the Federal income tax characterization of any outstanding Series, (iii) if required by the related Series Supplement, a form of Enhancement and any Agreement, (iv) written confirmation from the applicable Rating Agency that the Exchange will not result in the Rating Agency reducing or withdrawing its rating on any then-outstanding Series rated by it, and (v) the existing Exchangeable Transferor Certificate and, if applicable, the certificates representing the Series to be exchanged.

REGISTRATION OF THE CERTIFICATES

Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued in book-entry form only and will initially be represented by one or more Certificates registered in name of Cede as the nominee of The Depository Trust Company ("DTC"). A Certificate Owner will not be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates are issued under the limited circumstances described herein. All references herein to Certificateholders shall refer to Certificate Owners, except as otherwise specified herein. See "Description of the Certificates--Definitive Certificates."

CLEARANCE AND SETTLEMENT

Unless otherwise provided in the related Prospectus Supplement, Certificate Owners of each Series offered hereby may elect to hold their Certificates through any of DTC (in the United States) or Clearstream or Euroclear (in Europe). Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through depositories for Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream and Euroclear. See "Description of the Certificates--Book-Entry Registration" and "Annex I" hereto.

REVOLVING PERIOD

Unless otherwise specified in the related Prospectus Supplement, with respect to each Series and any Class thereof, no principal will be payable to Certificateholders until the Principal

Commencement Date or the Expected Final Payment Date with respect to such Series or Class, as described below or, upon the occurrence of a Pay Out Event which results in an Early Amortization Period, on the first Special Payment Date. For each Due Period during the period beginning on the date of issuance of the related Series (the "Closing Date") and ending on the day prior to the day on which any Amortization Period, or any Accumulation Period commences (the "Revolving Period"), all Principal Collections otherwise allocable to the Certificateholders' Interest generally will be reinvested in the Trust or otherwise used to maintain the Certificateholders' Interest or treated as Excess Principal Collections and paid to the holders of other Series of Certificates, as described herein and in the related Prospectus Supplement. See "Description of the Certificates--Pay Out Events" for a discussion of the events which might lead to the termination of the Revolving Period prior to its scheduled ending date.

CONTROLLED AMORTIZATION PERIOD

If the Prospectus Supplement relating to a Series so specifies, unless and until a Pay Out Event shall have occurred with respect to such Series, the Certificates of such Series or any Class thereof will have an amortization period (the "Controlled Amortization Period") during which Principal Collections allocable to the Certificateholders' Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be used on each Distribution Date to make principal distributions in scheduled amounts to the Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. The amount to be distributed on any Distribution Date during the Controlled Amortization Period will be limited to an amount (the "Controlled Distribution Amount") equal to an amount specified in the related Prospectus Supplement plus any existing deficit controlled amortization amount arising from prior Distribution Dates (together with the Controlled Distribution Amount, the "Controlled Amortization Amount"). If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The Controlled Amortization Period will commence at the close of business on a date specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Early Amortization Period, (b) the commencement of the Early Accumulation Period, (c) payment in full of the Invested Amount of such Series or Class and (d) the Series Termination Date with respect to such Series.

CONTROLLED ACCUMULATION PERIOD

If the Prospectus Supplement relating to a Series so specifies, unless and until a Pay Out Event has occurred, the Certificates of such Series will have an accumulation period (the "Controlled Accumulation Period") during which Principal Collections allocable to the Certificateholders' Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) up to an amount (the "Controlled Deposit Amount") equal to an amount specified in the related Prospectus Supplement plus any existing controlled accumulation shortfall arising from prior Distribution Dates (together with the Controlled Deposit Amount, the "Controlled Accumulation Amount"), will be deposited on each Distribution Date in a Trust account to be established in the name of the Trustee for the benefit of the Certificateholders of such Series or Class (a "Principal Funding Account"). Any Principal Collections allocated to the Certificateholders' Interest in excess of amounts required to be deposited in the Principal Funding Account during the Controlled Accumulation Period may be treated as Excess Principal Collections. See "Description of the Certificates--Distributions from the Collection Account." If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts. The Controlled Accumulation Period will commence at the close of business on a date specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Early Amortization Period, (b) the commencement of the Early Accumulation Period, (c) payment in full of the Invested Amount of such Series or Class and (d) the Series Termination Date with respect to such Series. If specified in the related Prospectus Supplement, the Servicer may, based on the payment rate on the Receivables and the amount of principal distributable to Certificateholders of all outstanding Series issued by the Trust, postpone the commencement of the Controlled Accumulation Period.

Funds on deposit in any Principal Funding Account may be invested in permitted investments or subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates. In order to enhance the likelihood of payment in full of principal at the end of the Controlled Accumulation Period with respect to a Series of Certificates, such Series may be subject to a principal maturity guaranty or other similar arrangement. See "Description of the Certificates--Principal Payments."

RAPID AMORTIZATION PERIOD

If the Prospectus Supplement relating to a Series so specifies, during the period from the Principal Commencement Date with respect to such Series to the earliest of the date on which the Invested Amount of such Series and the Enhancement Invested Amount, if any, with respect to such Series have been paid in full or the related Series Termination Date (the "Rapid Amortization Period"), Principal Collections allocable to the Certificateholders' Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be distributed as principal payments to the Certificateholders of such Series monthly on each Distribution Date with respect to such Series in the manner and order of priority set forth in the related Prospectus Supplement. During the Rapid Amortization Period with respect to a Series, distributions of principal to Certificateholders will not be limited to any maximum amount.

EARLY AMORTIZATION PERIOD

If the Prospectus Supplement relating to a Series so specifies, during the period beginning on the day on which a Pay Out Event occurs or is deemed to have occurred with respect to a Series to the earlier of the date on which the Invested Amount of such Series and the Enhancement Invested Amount, if any, with respect to such Series, have been paid in full or the related Series Termination Date (the "Early Amortization Period"), Principal Collections allocable to the Certificateholders' Interest will no longer be reinvested in the Trust or otherwise used to maintain the Certificateholders' Interest or held in the Principal Funding Account, but instead will be distributed as principal payments to the Certificateholders monthly on each Distribution Date beginning with the first Special Payment Date (which will be the first Distribution Date following the Due Period in which a Pay Out Event occurs or is deemed to have occurred). In addition, unless otherwise specified in the related Prospectus Supplement, after the occurrence of a Pay Out Event with respect to a Series, any funds on deposit in the Interest Funding Account or Principal Funding Account related to such Series will be paid to Certificateholders of such Series on the first Special Payment Date. See "Description of the Certificates--Pay Out Events" for a discussion of the events which might lead to the commencement of an Early Amortization Period.

EARLY ACCUMULATION PERIOD

If the Prospectus Supplement relating to a Series so specifies, during the period beginning on the day on which a Pay Out Event occurs or is deemed to have occurred with respect to such Series until the earliest of (a) the commencement of the Early Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series and, if so specified in the related Prospectus Supplement, of the Enhancement Invested Amount, if any, with respect to such Series and (c) the related Series Termination Date (the "Early Accumulation Period"), Principal Collections allocable to the Certificateholder's Interest will no longer be reinvested in the Trust or otherwise used to maintain the Certificateholders' Interest, but instead will be deposited in the Principal Funding Account on the dates indicated in the related Prospectus Supplement, and used to make distributions of principal to the Certificateholders of such Series or Class on the Expected Final Payment Date. The amount to be deposited in the Principal Funding Account on each Distribution Date during the Early Accumulation Period will not be limited to the Controlled Deposit Amount. See "Description of the Certificates--Pay Out Events" for a discussion of the events which might lead to commencement of a Early Accumulation Period.

During the Early Accumulation Period, funds on deposit in any Principal Funding Account may be invested in permitted investments or subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates or make other payments as specified in the related Prospectus Supplement. In order to enhance the likelihood of payment in full of principal at the end of the Early Accumulation Period with respect to a Series of Certificates, such Series may be subject to a principal guaranty or other similar arrangement.

APPLICATION OF YIELD COLLECTIONS

Yield Collections allocable to the Certificateholders' Interest for any Due Period will be applied in the following order of priority, unless otherwise specified in the related Prospectus Supplement: (i) to the payment of interest accrued for the current month ("Monthly Interest") and any overdue Monthly Interest (with interest thereon) on the Certificates of such Series or Class;
(ii) to the payment of the Monthly Servicing Fee with respect to such Series or Class plus any accrued Monthly Servicing Fee that was due but not paid on any prior Distribution Date; (iii) to the reimbursement of unreimbursed Investor Charge-Offs with respect to such Series or Class; (iv) to the Investor Default Amount with respect to such Series or Class; and (v) to other amounts specified in the related Prospectus Supplement.

PRINCIPAL COLLECTIONS; CERTAIN ALLOCATIONS

Principal Collections for any Due Period will be allocated to any Series or Class on the basis of the Invested Percentage of such Series or Class with respect to Principal Collections. Under the Agreement, such collections will generally be reinvested in the Trust or otherwise used to maintain the Certificateholders' Interest during the Revolving Period, paid to the Certificateholders during any Amortization Period or deposited in the Principal Funding Account during any Accumulation Period and paid to Certificateholders on the Expected Final Payment Date with excess amounts, if any, reinvested in the Trust or otherwise used to maintain the Certificateholders' Interest.

During any Accumulation Period or any Amortization Period, as applicable, the amount of Principal Collections allocable to the Certificateholders of a Series issued will, unless otherwise specified in the related Prospectus Supplement, equal the product of (a) the Principal Collections during the related Due Period and (b) a fraction, the numerator of which is the Invested Amount as of the end of the last day of the Revolving Period and the denominator of which is the greater of (i) the product of the total amount of Receivables in the Trust as of the last day of the prior Due Period and one minus the Yield Factor (the "Trust Principal Component") and (ii) the sum of the numerators used to calculate the Invested Percentage with respect to Principal Collections for all Series of Certificates outstanding for the current Distribution Date.

To the extent that Principal Collections and other amounts that are allocated to the Certificateholders' Interest are available to be reinvested in the Trust, they may be applied to cover principal payments due to or for the benefit of investor Certificateholders of another Series, as specified in the related Prospectus Supplement. Any such reallocation will not result in a reduction in the Certificateholders' Interest. In addition, Principal Collections and certain other amounts otherwise allocable to other Series, to the extent such collections are available to be reinvested in the Trust, may be applied to cover principal payments due to or for the benefit of the Certificateholders, as specified in the related Prospectus Supplement. See "Description of the Certificates--Principal Collections For All Series."

EXCESS PRINCIPAL COLLECTIONS

If so specified in the related Prospectus Supplement, to the extent that Principal Collections that are allocated to the Certificateholders' Interest of any Series are not needed to make payments or deposits with respect to such Series, such Collections ("Excess Principal Collections") will be applied to cover principal payments due to or for the benefit of Certificateholders of another Series. Any such reallocation will not result in a reduction in the Certificateholders' Interest of the Series to which such collections were initially allocated.

ENHANCEMENT

Enhancement with respect to a Series or any Class thereof may be provided in the form or forms of a letter of credit, a maturity guaranty facility, a cash collateral account, a cash collateral guaranty, a collateral interest, a tax protection agreement, an interest rate swap, an interest rate cap, a surety bond, a guaranteed rate agreement, an insurance policy, a spread account, a reserve account, a subordinated interest in the Receivables or certain cash flows in respect of the Receivables or other contract or agreement for the benefit of Certificateholders of such Series or Class. Enhancement may also take the form of subordination of one or more Classes of a Series to any other Class or Classes of a Series or a cross-support feature which requires collections on Receivables of one Series to be paid as principal and/or interest with respect to another Series as specified in the related Prospectus Supplement. Enhancement may also be provided to a Class or Classes of different Series by a cross-support feature which requires that distributions of principal and/or interest be made with respect to Certificates of one or more Classes of a particular Series before distributions are made to one or more Classes of another Series.

The type, characteristics and amount of the Enhancement will be determined based on several factors, including the characteristics of the Receivables and Accounts included in the Trust Portfolio as of the Closing Date with respect to any Series, and will be established on the basis of requirements of each Rating Agency rating the Certificates of such Series. If so specified in the related Prospectus Supplement, any such Enhancement will apply only in the event of certain types of losses and the protection against losses provided by such Enhancement will be limited. See "Enhancement" and "Risk Factors--Rating of the Certificates."

SHARING OF EXCESS YIELD COLLECTIONS AMONG EXCESS ALLOCATION SERIES

To the extent provided in a Prospectus Supplement for a Series, such Series may be designated as a Series that shares with other Series similarly designated, subject to certain limitations, certain Excess Yield Collections (as such term is defined herein) allocable to any such Series (an "Excess Allocation Series"). Subject to certain limitations described under "Description of the Certificates--Sharing of Excess Yield Collections Among Excess Allocation Series," Yield Collections and certain other amounts allocable to the Certificateholders' Interest of any Series that is designated as an Excess Allocation Series in excess of the amounts necessary to make required payments with respect to such Series (including payments to the provider of any related Enhancement) will be applied to cover shortfalls with respect to amounts payable from Yield Collections allocable to any other Series designated as an Excess Allocation Series, in each case pro rata based upon the respective Invested Amounts of such Series that have such a shortfall with respect to the related Due Period. See "Description of the Certificates-- Sharing of Excess Yield Collections Among Excess Allocation Series."

SPECIAL FUNDING ACCOUNT

The Transferors, at their election, may at any time, other than during an Early Amortization Period, deposit Excess Principal Collections which would otherwise be payable to the Transferors into an account (the "Special Funding Account"). Amounts on deposit in the Special Funding Account may be treated as Principal Receivables for purposes of avoiding or delaying the occurrence of a Pay Out Event which would otherwise occur if the Transferors were required to designate Additional Accounts and did not have sufficient Eligible Accounts for such purpose. Amounts deposited may be withdrawn by the Transferors at any time, so long as after such withdrawal the Transferor Amount expressed as a percentage of the Trust Principal Component (reduced by the Privileged Assets Calculated Amount) exceeds the Minimum Transferor Percentage. If any Accumulation Period or Amortization Period commences with respect to any Series, any funds in the Special Funding Account will be released and treated as Trust Excess Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series as described under "Description of the Certificates--Special Funding Account" and "--Principal Payments."

FINAL PAYMENT OF PRINCIPAL; TERMINATION OF THE TRUST

Each Series of Certificates will be subject to optional repurchase by the Transferors on any Distribution Date on or after which the Invested Amount is reduced to an amount less than or equal to 10% of the initial Invested Amount or such other amount specified in the related Prospectus Supplement unless certain events of bankruptcy, insolvency or receivership have occurred with respect to either Transferor. Unless otherwise specified in the related Prospectus Supplement, the repurchase price will be equal to the Invested Amount plus accrued and unpaid interest on the Certificates through the day preceding the Distribution Date on which the repurchase occurs. See "Description of the Certificates--Final Payment of Principal; Termination of Trust."

SERVICING

Under the Agreement, unless otherwise specified in the related Prospectus Supplement, TRS, as Servicer, will be responsible for servicing, managing and making collections on all Receivables in the Trust. Unless otherwise specified in the related Prospectus Supplement, subject to certain conditions, the Servicer may use for its own benefit and will not segregate collections of Receivables received in each Due Period until the business day preceding the Distribution Date succeeding such Due Period. During each Due Period, the Servicer will allocate as described herein all Collections received with respect to such Due Period to the Certificateholders' Interest, any other applicable Series and the Transferor Interest. On the business day prior to the Distribution Date, the Servicer will deposit the portion allocable to the Certificateholders' Interest and the holders of certificates of any other Series into a segregated trust account held in the name of the Trustee for the benefit of Certificateholders (the "Collection Account"). See "Description of the Certificates--Application of Collections." In certain circumstances, TRS may resign or be removed as Servicer, in which event either the Trustee or another entity may be appointed as successor Servicer (TRS or any such successor Servicer is referred to herein as the "Servicer"). As servicing compensation from the Trust, the Servicer will receive a Servicing Fee from allocations of Yield Collections based upon the outstanding principal amount, from time to time, of certificates issued by the Trust and certain other amounts, as described herein. See "Description of the Certificates-- Servicing Compensation and Payment of Expenses."

TAX STATUS

Except to the extent otherwise specified in the related Prospectus Supplement, Special Counsel to the Transferors is of the opinion that under existing law the Certificates of each Series will be characterized as debt for federal income tax purposes. Except to the extent otherwise specified in the related Prospectus Supplement, the Certificate Owners will agree to treat the Certificates as debt for federal, state and local income and franchise tax purposes. See "Federal Income Tax Consequences" for additional information concerning the application of federal income tax laws.


ERISA CONSIDERATIONS

See "ERISA Considerations" herein and "Prospectus Supplement Summary--ERISA Considerations" in the applicable Prospectus Supplement.

RATING

It is a condition to the issuance of each Series of Certificates or Class thereof offered hereby that they be rated in one of the four highest rating categories by at least one nationally recognized rating agency. The rating or ratings applicable to the Certificates of each Series or Class thereof offered hereby will be set forth in the related Prospectus Supplement. See "Risk Factors--Rating of the Certificates."

LISTING

If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

                                  RISK FACTORS

Investors should consider, among other things, the following factors in connection with an investment in the Certificates.

Limited Liquidity                    It is anticipated that, to the extent
                                      permitted, the underwriters of any
                                      Series of Certificates offered hereby
                                      will make a market in such Certificates, but in no event will any such underwriter be under an obligation to do so. There is no assurance that a secondary market will develop with respect to the Certificates of any Series, or if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of such Certificates.

                                     The amount of credit enhancement of the
                                      Class A certificates provided by the
                                      subordination of the Class B
                                      certificates is limited. Payment of
                                      interest on the Class B certificates is
                                      subordinated to the payment of interest
                                      on the Class A certificates on each
                                      distribution date. The payment in full
                                      of the Class B certificates is
                                      subordinated to the payment in full of
                                      the Class A certificates. The Class B
                                      invested amount will be reduced on any
                                      distribution date to the extent yield
                                      collections allocable to pay the
                                      investor default amount are
                                      insufficient, which reduction will
                                      result in the reduction of the amount of yield collections allocable to the certificateholders' interest in future due periods. If the Class B invested amount is reduced to zero, the Class A certificateholders will bear directly the credit and other risks associated with their undivided interest in the trust and the Class A invested amount may be reduced.

Certain Matters Relating to          TRS represents and warrants that its
the Transfer of the Receivables       transfer of receivables to RFC is an
                                      absolute sale of those receivables. RFC
                                      and Centurion Bank each represents and
                                      warrants that its transfer of
                                      receivables to the Trustee is either (i) an absolute sale of those receivables or
                                      (ii) the grant of a security interest in those receivables. For a description of the Trustee's rights if these representations and warranties are not true, see "Description of the
                                      Certificates--Covenants, Representations
                                      and Warranties" in this Prospectus.

                                     Each of Centurion Bank, TRS, and RFC takes
                                      steps under the UCC to perfect its
                                      transferee's interest in the
                                      receivables. Nevertheless, if the UCC
                                      does not govern these transfers and if
                                      some other action is required under
                                      applicable law and has not been taken,
                                      payments to you could be delayed or
                                      reduced.

                                     Each of Centurion Bank, TRS, and RFC
                                      represents, warrants, and covenants that its transfer of receivables is perfected and free and clear of the lien or interest of any other entity, except for certain permitted liens. If this is not true, the Trustee's interest in the receivables could be impaired, and payments to you could be delayed or reduced. For instance,

                                      o a prior or subsequent transferee of
                                        receivables could have an interest in
                                        the receivables superior to the
                                        interest of the Trustee;

                                      o a tax, governmental, or other
                                        nonconsensual lien that attaches to the
                                        property of Centurion Bank, TRS, or RFC
                                        could have priority over the interest
                                        of the Trustee in the receivables;

                                      o the administrative expenses of a
                                        conservator, receiver, or bankruptcy
                                        trustee for Centurion Bank or TRS could
                                        be paid from collections on the
                                        receivables before Certificateholders
                                        receive any payments; and

                                      o if insolvency proceedings were commenced
                                        by or against TRS, or if certain time
                                        periods were to pass, the Trustee may
                                        lose any perfected interest in
                                        collections held by TRS and commingled
                                        with other funds.

Potential Effects of                 Centurion Bank is chartered as a Utah
Conservatorship, Receivership or      industrial loan corporation and is
Bankruptcy of Centurion Bank, TRS,    regulated and supervised by the Utah
or their Affiliates                   Department of Financial Institutions,
                                      which is authorized to appoint the
                                      Federal Deposit Insurance Corporation as conservator or receiver for Centurion
                                      Bank if certain events occur relating to Centurion Bank's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for Centurion
                                      Bank.

                                     The Federal Deposit Insurance Act, as
                                      amended by the Financial Institutions
                                      Reform, Recovery and Enforcement Act of
                                      1989, provides that certain agreements
                                      and transfers of property by a financial institution cannot be enforced against the FDIC. Opinions and policy statements issued by the FDIC suggest that, because of the manner in which these transactions are structured, the FDIC would respect the transfer of receivables by Centurion Bank. Nevertheless, if the FDIC were to assert a contrary position, or were to require the Trustee to go through the administrative claims procedure established by the FDIC in order to obtain payments on the receivables, or were to request a stay of any actions by the Trustee to enforce the Agreement or the Certificates against Centurion Bank, delays in payments on the Certificates and possible reductions in the amounts of those payments could occur.

                                     In addition, the FDIC as conservator or
                                      receiver for Centurion Bank could
                                      repudiate the Agreement. The FDIA would
                                      limit the damages for this repudiation
                                      to "actual direct compensatory damages"
                                      determined as of the date that the FDIC
                                      was appointed as conservator or
                                      receiver. The FDIC, moreover, could
                                      delay its decision whether to repudiate
                                      the Agreement for a reasonable period
                                      following its appointment as conservator or receiver. Therefore, if the FDIC as conservator or receiver for Centurion Bank were to repudiate the Agreement, the amount payable to you could be lower than the outstanding principal and accrued interest on the Certificates, thus resulting in losses to you.

                                     If TRS or any of its affiliates were to
                                      become a debtor in a bankruptcy case,
                                      the court could exercise control over
                                      the receivables on an interim or a
                                      permanent basis. Although steps have
                                      been taken to minimize this risk, TRS or any of its affiliates as debtor-in-possession or another interested party could argue that--

                                      o TRS did not sell the receivables to RFC
                                        but instead borrowed money from RFC and
                                        granted a security interest in the
                                        receivables;

                                      o RFC and its assets (including the
                                        receivables) should be substantively
                                        consolidated with the bankruptcy estate
                                        of TRS or any of its affiliates; or

                                      o the receivables are necessary for TRS
                                        or any of its affiliates to reorganize.

                                     If these or similar arguments were made,
                                      whether successfully or not, payments to you could be delayed or reduced.

                                     If TRS or any of its affiliates were to
                                      enter bankruptcy, moreover, the Trustee
                                      and the Certificateholders could be
                                      prohibited from taking any action to
                                      enforce the RFC Receivable Purchase
                                      Agreement or the Agreement against TRS
                                      or those affiliates without the
                                      permission of the bankruptcy court.
                                      Certificateholders also may be required
                                      to return payments already received if
                                      TRS were to become a debtor in a
                                      bankruptcy case.

                                     Regardless of any decision made by the
                                      FDIC or ruling made by a court, the fact that Centurion Bank has entered conservatorship or receivership or that a bankruptcy case has been commenced by or against TRS or its affiliates could have an adverse effect on the liquidity and value of the Certificates.

                                     In addition, regardless of the terms of
                                      the Agreement or any other transaction
                                      document, and regardless of the
                                      instructions of those authorized to
                                      direct the Trustee's actions, the FDIC
                                      as conservator or receiver for Centurion
                                      Bank or a court overseeing the
                                      bankruptcy case of TRS or any of its
                                      affiliates may have the power (i) to
                                      prevent or require the commencement of
                                      an Early Amortization Period, (ii) to
                                      prevent, limit, or require the early
                                      liquidation of receivables and
                                      termination of the Trust, or (iii) to
                                      require, prohibit, or limit the
                                      continued transfer of receivables.
                                      Furthermore, regardless of the terms of
                                      the Agreement or any other transaction
                                      document, a bankruptcy court (i) could
                                      prevent the appointment of a successor
                                      Servicer or (ii) could authorize TRS to
                                      stop servicing the receivables or
                                      providing administrative services for
                                      RFC. If any of these events were to
                                      occur, payments to you could be delayed
                                      or reduced.

Potential Effects of                 The Accounts and Receivables are subject
Consumer Protection Laws              to numerous federal and state consumer
                                      protection laws which impose
                                      requirements on the solicitation,
                                      making, enforcement and collection of
                                      consumer credit. Such laws, as well as
                                      any new laws or rulings which may be
                                      adopted (including, but not limited to,
                                      federal or state interest rate or fee
                                      caps on credit or charge cards), may
                                      adversely affect the Servicer's ability
                                      to collect on the Receivables or the
                                      Account Originator's ability to maintain the required level of annual membership fees and other fees. In addition, failure by the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Accounts or Receivables.

                                     Pursuant to the Agreement, the Account
                                      Originator will make certain
                                      representations and warranties relating
                                      to the validity and enforceability of
                                      the Accounts and each of the Transferors will make certain representations and warranties relating to the validity and enforceability of the Receivables, and pursuant to the Receivable Purchase Agreement, TRS will make similar representations and warranties with respect to the Receivables.

                                      However, it is not anticipated that the
                                      Trustee will make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is not complied with and such noncompliance continues beyond the applicable cure period, is that the Receivables affected thereby will be reassigned to the Transferors (in the case of RFC, for reassignment, in turn, to TRS pursuant to the Receivable Purchase Agreement) or assigned to the Servicer, as the case may be. In addition, in the event of the breach of certain representations and warranties, the Transferors may be obligated to accept the reassignment of the entire Trust portfolio, in which case a Pay Out Event would occur, causing Certificateholders to receive principal payments on their certificates sooner than anticipated and thereby reducing the anticipated yield on such Certificates. For more information regarding the foregoing, see
                                      "Description of the Certificates--
                                      Covenants, Representations and
                                      Warranties" and "--Servicer Covenants"
                                      and "Certain Legal Aspects of the
                                      Receivables--Consumer Protection Laws."

                                     Application of federal and state
                                      bankruptcy and debtor relief laws would
                                      affect the interests of
                                      Certificateholders in the Receivables if such laws result in any Receivables being written off as uncollectible when there are no funds available pursuant to any applicable Enhancement or other sources. For more information regarding the foregoing, see "Description of the Certificates--Defaulted Receivables;
                                      Recoveries; Adjustments."

Potential Effect of Non-Compliance   The Bank Holding Company Act of 1956, as
with the BHC Act                      amended ("BHC Act"), contains provisions
                                      that prohibit certain overdrafts by
                                      Centurion Bank on its account at a
                                      Federal Reserve Bank on behalf of an
                                      affiliate or by an affiliate on its
                                      account at Centurion Bank. Violation of
                                      these provisions would result in
                                      Centurion Bank being deemed to be a
                                      "bank" under the BHC Act, requiring TRS
                                      and American Express Company either to
                                      divest control of Centurion Bank or to
                                      comply with other provisions of the BHC
                                      Act.

Legislation                          From time to time, there are proposed in
                                      the Congress and certain state
                                      legislatures new laws and amendments to
                                      existing laws to regulate further the
                                      consumer credit industry. The
                                      Transferors are unable to determine and
                                      have no basis on which to predict
                                      whether or to what extent changes in
                                      laws or regulations will affect charge
                                      use, payment patterns or revenues.

Payments and Maturity                The Receivables may be paid at any time
                                      and there is no assurance that there
                                      will be additional Receivables created
                                      in the Designated Accounts or that any
                                      particular pattern of repayments will
                                      occur. A significant decline in the
                                      amount of Receivables generated in the
                                      Designated Accounts could result in
                                      commencement of an Early Amortization
                                      Period for any or all related Series.
                                      The Agreement provides that the
                                      Transferors are required to designate
                                      Additional Accounts, from which
                                      Receivables that are in existence on, or that come into existence after, a cut off date specified by the Transferors (each such date, an "Additional Account Cut-Off Date") will be added to the Trust if as of the end of any two consecutive Due Periods the Transferor Amount as a percentage of the Trust Principal Component (reduced by the Privileged Assets Calculated Amount) is not maintained at the Minimum Transferor Percentage or the Trust Principal Component (as so reduced) falls below the minimum Trust Principal Component. Either Transferor may designate Additional Accounts to the Trust. In the case of RFC, the RFC Receivables Purchase Agreement provides that, upon request of RFC, TRS may designate Additional Accounts the receivables of which will be sold to RFC and transferred to the Trust in such event. The minimum Trust Principal Component for the Trust may be increased by Series Supplements pursuant to which additional Series are issued by the Trust, or decreased due to the retirement of any Series issued by the Trust or if the Trustee receives written notice from the applicable Rating Agency that such decrease will not result in a withdrawal or reduction of its rating of the Certificates issued by the Trust. There can be no assurance that TRS or Centurion Bank will have eligible Additional Accounts to so designate. If Additional Accounts are not designated by the Transferors when required, a Pay Out Event may occur with respect to any related Series and an Early Amortization or Early Accumulation Period for such Series would commence with respect to such Series. A significant decrease in the rate of repayment by Cardmembers of the outstanding balances or an increase in defaults or delinquencies of Designated Accounts could delay the return of principal and could cause a loss of principal to Certificateholders. See "Domestic Consumer Charge Card Business" in this Prospectus and in the accompanying Prospectus Supplement.

                                     In addition to the foregoing, subject to
                                      the limits and conditions described in
                                      this paragraph, the Transferors may also from time to time, at their sole discretion, designate newly originated Eligible Accounts to be included as Designated Accounts (such Accounts are referred to herein as "New Accounts"). If the number of New Accounts designated with respect to any three consecutive Due Periods would not exceed 15% of the number of Designated Accounts as of the first day of the calendar year in which such Due Periods commence or the number of New Accounts designated during any such calendar year would exceed 20% of the number of Designated Accounts as of the first day of such calendar year then such New Accounts may be added to the Trust if the Transferors receive from Moody's written confirmation that such addition will not result in a downgrade or withdrawal of their then current rating of any outstanding Series. If the number of New Accounts designated exceeds such percentages during such time periods then such New Account may be added to the Trust if the Transferors receive written confirmation from each of Moody's Investors Service, Inc. ("Moody's") and Standard and Poor's Ratings Services ("S&P") that such addition will not result in a downgrade or withdrawal of their respective then current rating of any outstanding Series. The designation of New Accounts may be made at random or according to the application of criteria that may be prescribed from time to time by the Transferors, but, in all cases, the designation of New Accounts will be subject to certain conditions, including the following: (a) the New Accounts must all be Eligible Accounts and (b) at the time of transfer of the Additional Accounts neither Transferor is insolvent or will be made insolvent as a result of such transfer. When used herein, the term "Additional Accounts" includes the New Accounts described in this paragraph.

Social, Legal, Economic              Changes in Card use and payment patterns
and Other Factors                     by Cardmembers whose Accounts are
                                      included in the Trust may result from a
                                      variety of social, legal and economic
                                      factors. Economic factors including the
                                      rate of inflation and unemployment will
                                      also be reflected in changes in consumer spending and payment patterns, including increased risk of default by
                                      Cardmembers. There can be no assurance
                                      as to what extent social, legal and
                                      economic factors will affect future
                                      charge and repayment patterns.

                                     The acts of terrorism which occurred in
                                      the United States on September 11, 2001
                                      had a significant impact on the overall
                                      economy in the United States, including
                                      declines in corporate travel and
                                      entertainment spending and consumer
                                      travel since September 11, 2001.  The
                                      ongoing effect of these events and of
                                      other terrorist acts on the U.S. economy and consumer spending is unclear. In addition, as a result of the increase in unemployment and the overall industry environment, credit trends are showing modest deterioration. We cannot predict how these or other factors will affect Card use, payment patterns and remittance practices. Political and military actions in response to these events and other terrorist acts and the impact of those actions on Card use, payment patterns and remittance practices are also unclear. In addition, existing and future legislation may impact the incurrence of consumer debt and payment of Card balances. In particular, under the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, members of the military, including reservists, on active duty who have entered into obligations, such as incurring Card debt, before being called to active duty may be entitled to a stay of collection efforts. We have no information at this time concerning how many accounts in the trust portfolio may be affected by the limitations and restrictions of the Soldiers' and Sailors' Civil Relief Act.

                                     We cannot predict how any of these or
                                      other factors will affect creation of
                                      Receivables in the Designated Accounts
                                      or repayment patterns and, consequently, the timing and amount of payments on Certificates of your Series. A significant decline in the amount of Receivables generated in the Designated Accounts could result in commencement of an Early Amortization Period for any or all related Series. A reduction in the amount or timing of payments of Receivables will reduce the amount available for distribution on the Certificates of such Series.

Competition                          There exists substantial and increasingly
                                      intense competition worldwide with
                                      respect to the American Express Card,
                                      the American Express Gold Card and the
                                      Platinum Card (collectively, the "Cards" and each a "Card") from other financial institutions

                                      (such as MBNA, Citigroup and Bank of
                                      America) that have VISA(R) and
                                      MasterCard(R) credit card programs that
                                      issue general-purpose credit cards,
                                      primarily under revolving credit plans.
                                      As a network, Centurion and TRS also
                                      encounter intense competition from card
                                      systems like VISA, MasterCard, Diners
                                      Club(R), Morgan Stanley Dean Witter &
                                      Co.'s Discover(R)/NOVUS(R) Network and
                                      JCB. There is also competition from
                                      businesses that issue their own cards or otherwise extend credit to their customers, such as retailers and airline associations. Numerous United States banks issuing credit cards under revolving credit plans charge annual fees in addition to interest charges where permitted by state law. However, the issuer of the Discover Card on the Discover/NOVUS Network, as well as many issuers of VISA cards and MasterCard cards, generally charge no annual fees.

                                     Card issuers compete with each other by
                                      offering a variety of products and
                                      services, including premium cards with
                                      enhanced services or lines of credit,
                                      airline frequent flyer program mileage
                                      credits and other reward or rebate
                                      programs, "teaser" promotional rates,
                                      and co-branded arrangements with
                                      partners that offer benefits to
                                      cardholders. Recently, mergers and
                                      consolidations of banking and financial
                                      services companies and credit card
                                      portfolio acquisitions by major issuers
                                      have produced larger card issuers which
                                      compete with greater resources,
                                      economies of scale and potential brand
                                      recognition, and a smaller number of
                                      dominant issuers has emerged. There has
                                      also been an increased use of debit
                                      cards for point of sale purchases as
                                      many banks have replaced traditional ATM cards with general purpose debit cards bearing either the VISA or MasterCard logo, some of which may also be linked to loyalty or reward programs.

                                     The principal competitive factors that
                                      affect the Card business are (i) the
                                      quality of the service and services,
                                      including rewards programs, provided to
                                      Cardmembers; (ii) the number, spending
                                      habits and credit performance of
                                      Cardmembers; (iii) the quantity and
                                      quality of the businesses that accept
                                      the Card; (iv) the cost of Cards to
                                      Cardmembers and Card acceptance to
                                      participating establishments; (v) the
                                      terms of payment available to
                                      Cardmembers; (vi) the nature and quality of expense management data capture, and reporting capability; (vii) the number and quality of other payment instruments available to Cardmembers; (viii) the success of targeted marketing and promotion campaigns; (ix) reputation and brand recognition; and (x) the ability of issuers to implement operational and cost efficiencies.

                                     If consumers choose to use competing
                                      sources of payment other than the Card,
                                      the rate at which new Receivables are
                                      generated in the Designated Accounts may be reduced and certain purchase and payment patterns with respect to Receivables may be affected. The Trust will be dependent upon the continued ability of TRS and Centurion Bank to generate new Receivables. If the rate at which new Receivables are generated declines significantly and the Transferors do not add Additional Accounts, a Pay Out Event could occur, in which event an Early Amortization or Early Accumulation Period would commence. A significant decrease in the usage of the Designated Accounts could also delay the return of principal on or following the Expected Final Payment Date and extend the period during which charged-off Receivables may be allocated to the Certificates. See "Description of the Certificates--Investor Charge-Offs" and
                                      "--Pay Out Events."

Effect of Subordination              With respect to Certificates of a Series
                                      having a Class or Classes of
                                      Subordinated Certificates, unless
                                      otherwise specified in the related
                                      Prospectus Supplement, payments of
                                      principal in respect of the Subordinated
                                      Certificates of a Series will not
                                      commence until after the final principal payment with respect to the Senior Certificates of such Series. In addition, if so specified in the related Prospectus Supplement, if Yield Collections allocable to the
                                      Certificates of a Series are
                                      insufficient to cover required amounts
                                      due with respect to the Senior
                                      Certificates of such Series, the
                                      Invested Amount with respect to the
                                      Subordinated Certificates may be
                                      reduced, resulting in a reduction of the portion of Yield Collections allocable to the Subordinated Certificates in future periods and a possible delay or reduction in principal and interest payments on the Subordinated
                                      Certificates. Moreover, if so specified
                                      in the related Prospectus Supplement, in the event of a sale of Receivables due to the insolvency of the seller or the appointment of a conservator or receiver for the seller, or due to the inability of the Trustee to act as or find a successor Servicer after a Servicer Default, the portion of the net proceeds of such sale allocable to pay principal to the Certificates of a Series will be used first to pay amounts due to the Senior Certificateholders and any remainder will be used to pay amounts due to the Subordinated
                                      Certificateholders.

Ability to Change Terms              Pursuant to the RFC Receivable Purchase
of the Designated Accounts            Agreement, TRS has not transferred to
                                      RFC, and, pursuant to the Agreement, the Transferors have not transferred to the Trust, the Designated Accounts but only the Receivables arising in the
                                      Designated Accounts. As owner of the
                                      Accounts, TRS, Centurion Bank or any
                                      other seller has the right to determine
                                      the fees which will be applicable from
                                      time to time to the Designated Accounts, to alter the payment terms required under the Designated Accounts and to change various other terms with respect to the Designated Accounts. In servicing the Designated Accounts, the Servicer is required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own or other comparable accounts. The owners of the Designated
                                      Accounts, TRS and Centurion Bank (each,
                                      an "Account Originator"), have agreed
                                      not to change the terms of the
                                      Designated Accounts unless the change is also made applicable to the comparable segment of their respective portfolios of accounts with characteristics similar to the Designated Accounts. Except as specified above, there are no restrictions on the ability of the Account Originators to change the terms of the Designated Accounts. There can be no assurances that changes in the marketplace or prudent business practice might not result in a determination by an Account Originator to change payment or other terms of the Designated
                                      Accounts in the future. The Transferors
                                      have the right and may be required from
                                      time to time to designate Additional
                                      Accounts for inclusion in the Trust
                                      which Additional Accounts may not be
                                      of the same credit quality as the
                                      initial Designated Accounts. See
                                      "Description of the Certificates--
                                      Addition of Accounts."

Ability to Change Yield Factor       Unless otherwise specified in the related
                                      Prospectus Supplement, the Receivables
                                      originated under the Designated Accounts are not subject to a monthly finance charge. As a result, in order to provide yield to the Trust on such Receivables, pursuant to the Agreement a portion of Collections received in any period equal to the product of Collections and the Yield Factor will be treated as "Yield Collections" and the remainder of such Collections will be treated as "Principal Collections." Recoveries will not be considered Collections but will instead be utilized as an offset to Defaulted Receivables. The Yield Factor is 3.0% under the Agreement. Any increase in the Yield Factor would result in a higher yield on the Receivables originated under the Designated Accounts and a slower payment rate of Principal Collections than otherwise would occur. Conversely, any decrease in the Yield Factor would result in less yield on such Receivables and a faster payment rate of Principal Collections than otherwise would occur. Pursuant to the Agreement, upon receipt of written confirmation from Moody's that such action will not cause a downgrade or withdrawal of Moody's then current rating of any outstanding Series, and without notice to or the consent of Certificateholders, the Transferors have the ability to change the Yield Factor applied to Collections; the Transferors may not, however, reduce the Yield Factor at any time below 3.0%, nor may the Transferors increase the Yield Factor above 5.0%. In addition, the Transferors may not otherwise change the Yield Factor if a Pay Out Event has occurred and is continuing, or, as a result of such change, its reasonable expectation is that a Pay Out Event would occur. In the event that the Servicer is not required to make daily deposits of Collections in the Collection Account at the date of such change, the Transferors may specify either the first day of the current Due Period or the first day of the next succeeding Due Period as the effective date of such change. Under the Agreement, if the Servicer is required to make daily deposits of Collections in the Collection Account at the time of such change, the Transferors may specify that the date all of the conditions specified in the Agreement regarding changing the Yield Factor are met is the effective date of such change.

Master Trust Considerations          The Trust, as a master trust, previously
                                      has issued Series of Certificates prior
                                      to the date of this Prospectus, and is
                                      expected to issue additional Series from time to time. While the Principal Terms of any Series will be specified in a related Series Supplement, the provisions of a Series Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review or consent of Certificateholders of any previously issued Series. Such Principal Terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other credit enhancement, provisions subordinating such Series to another Series or other Series (if the Series Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the Agreement which is made applicable only to such Series. See "Description of the

                                      Certificates--Exchanges" and "--Addition of Accounts." It is a condition precedent to the issuance of any additional Series by the Trust that each Rating Agency shall have advised the Trustee that the issuance of such Series will not result in the reduction or withdrawal of their rating of any outstanding Series previously issued by the Trust. There can be no assurance that the Principal Terms of any Series issued from time to time will not have an impact on the timing and amount of payments received by a Certificateholder of any other Series of that Trust. Finally, certain remedies may require the consent of a majority of the holders of all outstanding Series of certificates of the Trust, and the interest of the holders of one Series of certificates may conflict with the interest of another Series of certificates. See "Description of the Certificates--Exchanges."

Rating of the Certificates           It is a condition to the issuance of the
                                      Certificates of each Series or Class
                                      offered hereby that they be rated in one of the four highest rating categories by at least one nationally recognized rating agency (the rating agency or rating agencies selected by the Transferors to rate the certificates of a Series is herein referred to as the "Rating Agency"). The rating will not be a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The rating of the Certificates will not address the possibility of the imposition of United States withholding tax on non-U.S. persons or back-up withholding for U.S. persons. The rating of the Certificates will address the likelihood of the ultimate payment of principal and interest on the
                                      Certificates by the legal final maturity date. However, the Rating Agency will not evaluate, and the rating of the Certificates will not address, the likelihood that the outstanding principal amount of the Certificates will be paid by the Expected Final Payment Date.

Book-Entry Registration              Unless otherwise specified in the related
                                      Prospectus Supplement, the Certificates
                                      of each Series initially will be
                                      represented by Certificates registered
                                      in the name of Cede, the nominee for
                                      DTC, and will not be registered in the
                                      names of the Certificate Owners or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificate Owners will not be recognized by the Trustee as
                                      Certificateholders, as that term will be used in the Agreement. Hence, until such time, Certificate Owners will only be able to receive payments from, and exercise the rights of
                                      Certificateholders indirectly through,
                                      DTC, Clearstream or Euroclear and their
                                      respective participating organizations,
                                      and, unless a Certificate Owner requests a copy of any such report from the Trustee, will receive reports and other information provided for under the Agreement only if, when and to the extent provided to Certificate Owners by DTC, Clearstream or Euroclear and their respective participating organizations.
                                      In addition, the ability of Certificate
                                      Owners to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of physical certificates for such Certificates. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates."

                     DOMESTIC CONSUMER CHARGE CARD BUSINESS

General

   Consumer charge card receivables are generated from transactions made by residents of the United States (including certain of its territories and possessions) that have American Express Cards, American Express Gold Cards and Platinum Cards (each such person, a "Cardmember"; and each such card, a "Card"). Cards are accepted at service establishments worldwide, and may be used for the purchase of merchandise and services. Each Card is associated with an account owned by an Account Originator (an "Account"), the full Receivables balance of which is due upon receipt of a monthly billing statement and is generally not subject to finance-charge assessments. The Accounts do not have pre-set spending limits and are subject to the approval process described below. Accounts may be combined, or be part of, multifeatured accounts that offer the Cardmembers other credit products, including revolving credit products, the receivables of which will not be Eligible Receivables and will not be conveyed to the Trust. The Accounts are serviced, and are expected to continue to be serviced, by TRS, primarily at TRS' facilities at several locations in the United States.

   The American Express Card was launched in 1958, the American Express Gold Card in 1966, and the Platinum Card in 1984. Account charges are subject to an approval process based on the Cardmember's past spending and payment patterns, credit history and personal resources. Accounts are designed for use as a method of payment, not as a means for financing the purchase of merchandise and services. See "--Distinctions Between Accounts and Revolving Credit Plan Products" and "--Billing and Fees" below.

Underwriting and Authorization Procedures

   Accounts are originated primarily through pre-approved, direct mail solicitations (the "Pre-Approved Process") and through receipt of applications available to the public through a variety of channels, including service establishments, financial institutions, publications and over the Internet and telephone (the "Application Process"). The pre-approved process involves determining in advance that a person may qualify for an Account. The Account Originator selects certain persons on the basis of such persons' activities (e.g., holding credit cards, magazine or newspaper subscriptions, club memberships, college enrollment). Typically, these names are submitted to credit bureaus, and the Account Originator provides the bureaus with screening criteria. These criteria were initially developed from TRS' proprietary risk and profitability models and commercially available risk evaluation scores. Persons who meet these criteria are solicited to become Cardmembers. Additional screening is conducted on applicants who reply to pre-approved offers.

   The application process is used for evaluation of unsolicited applications and certain other categories of applicants. The primary sources of unsolicited applications are the American Express "Take-One" boxes located in a variety of public establishments, the "inbound" telemarketing program featuring the 1-800-THE-CARD telephone number and Internet channels. The application process entails receiving a completed application, evaluating the application using proprietary scoring models and credit bureau information, screening out prior delinquencies and incidents of fraud with TRS or Centurion Bank, and verifying that the information on the application is both accurate and provided by the true applicant. For some categories of applicants (e.g., undergraduate or graduate students), the Account Originator requires less information and bases its credit decision on individual and aggregate factors. The Account Originator may also request less information on certain applications. Where such information supplemented by credit bureau data is insufficient for the Account Originator to make a decision, the Account Originator requests further information from the applicant.

   In addition to the credit review performed in connection with origination of Accounts, utilization of the Accounts is subject to authorization at the time of such utilization based upon the Cardmember's past spending and payment activity, credit history and personal resources. Certain utilizations, such as purchases indicating out-of-pattern spending, initial utilizations on new accounts, charges to non-current accounts and Accounts that the Account Originator determines to have a higher credit risk, are subject to closer credit scrutiny.

Billing and Fees

   Each Cardmember is subject to an agreement with an Account Originator governing the terms and conditions of the Account. Each Account Originator reserves the right to add, change or terminate any terms or conditions of the Account (including increasing or decreasing fees). The ability of an Account Originator to make such changes is subject to the requirements of applicable laws and to certain limitations in the Agreement and the

RFC Receivable Purchase Agreement. Pursuant to Account agreements, Cardmembers are charged an annual membership fee of $55 for the American Express Card, $75 for the American Express Gold Card and $300 for the Platinum Card. In the Senior Membership program, Cardmembers aged 62 and over that are enrolled in the program are charged an annual membership fee of $35 for the American Express Card and $55 for the American Express Gold Card. Except in the limited circumstances related to Recovery Arrangements and described under "Domestic Consumer Charge Card Business--Collection Efforts," no monthly finance charges are assessed and the full balance is due upon receipt of each month's billing statement. The Accounts are grouped into billing cycles for purposes of administrative efficiency. In accordance with TRS' usual servicing procedures the payment status of an Account is determined by reference to the cycle billing date for such Account.

   Unless otherwise specified in the related Prospectus Supplement, other fees associated with the Accounts include (i) a fee of $30 for each additional American Express Card ($20 if the Cardmember is 62 years or older and part of the Senior Membership program), $35 for each additional American Express Gold Card ($25 if the Cardmember is 62 years or older and part of the Senior Membership program), and $150 for the first additional Platinum Card, (ii) returned payment fees, and (iii) late fees.

Collection Efforts

   Each Account Originator will consider an Account delinquent after a charge first appears as part of an unpaid "Previous Balance" on any monthly billing statement. Efforts to collect delinquent Account balances are made by TRS as Servicer and collection agencies and attorneys retained by such collection agencies and by TRS as Servicer. Under current practice, the Account Originator includes a request for payment of any overdue amounts on all billing statements following delinquency. The Account Originator uses its proprietary risk and profitability evaluation systems to determine the appropriate collection strategy. Cardmembers considered to be high risk may be contacted by either a letter or a telephone call when an Account becomes delinquent, or prior to delinquency based on a number of factors, including the Cardmember's tenure and the amount owed in relation to prior spending and payment behavior. If it is determined that the Cardmember may be unable to pay the outstanding balance, the Account may be "preempted"--i.e., the Account is cancelled, charge privileges are revoked, and a more intensive collection action is initiated. For all other Cardmembers with delinquent balances, charge privileges are generally cancelled 90 days from the date of the billing statement on which a charge first appeared (the "Original Billing Date"). For both the preempted Accounts and those reaching the 90 days status, attorney demand letters may also be sent. If an Account remains delinquent, it may be sent to collection agencies who continue with telephone calls and letters. Legal action may be instituted. Arrangements may be made with Cardmembers to extend or otherwise change payment schedules to maximize collections. In some cases, an Account Originator and a delinquent Cardmember may agree to an arrangement (a "Recovery Arrangement") that will simultaneously suspend the charge privileges associated with the Cardmember's Account and obligate the Cardmember to repay delinquent balances in his or her Account in installments according to an agreed-upon installment plan.

   Pursuant to the Agreement, the Receivables in a Designated Account will be charged-off no later than the date when the Account remains unpaid for 360 days from the Original Billing Date. The Receivables in a Designated Account owned by Centurion Bank will generally be charged-off after the Account remains unpaid for six contractual payment dates, approximately 180 days from the Original Billing Date. In either case, charge-offs may be made earlier in some circumstances. The credit evaluation, servicing, charge-off and collection practices of the Account Originators and the Servicer, as applicable, may change over time in accordance with its business judgment and applicable law.

Distinctions Between Accounts and Revolving Credit Plan Products

   There are important distinctions between Accounts and revolving credit plan products. Accounts have no pre-set spending limit and are designed for use as a convenient method of payment for the purchase of merchandise and services. Accounts cannot be used as a means of financing such purchases. Accordingly, the full balance of a month's purchases is billed to Cardmembers and is due upon receipt of the billing statement. By contrast, revolving credit plans allow customers to make a minimum monthly payment and to borrow the remaining outstanding balance from the credit issuer up to a predetermined limit. As a result of these payment requirement differences, the Accounts have a high monthly payment rate and balances which turn over rapidly relative to their charge volume when compared to revolving credit plan products.

   Another distinction between Accounts and revolving credit plan products is that Account balances are not subject to monthly finance charges. As described above, the full Account balance is billed monthly and is due upon receipt of the billing statement. Cardmembers do not have the option of using their Accounts to extend payment and to pay a finance charge on the remaining outstanding balance. Revolving credit plan products, by contrast, do allow customers to pay a specified minimum portion of an outstanding amount and to finance the balance at a finance charge rate determined by the credit issuer. Because Account balances are not assessed finance charges, for the purpose of providing yield to the Trust, a portion of the Collections received in any Due Period equal to the product of Collections and the Yield Factor will be treated as Yield Collections.


                            THE DESIGNATED ACCOUNTS

General

   The Receivables conveyed to the Trust will consist of all Eligible Receivables existing on the applicable Cut Off Date, or that arise thereafter, in Eligible Accounts which were selected from the entire portfolio of Accounts owned by the Account Originators (the "Portfolio") on the basis of criteria set forth in the Agreement, as applied on the applicable Selection Date and, in the case of (vii) below, also on the applicable Cut Off Date and designated for inclusion in the Trust (the "Trust Portfolio"). In order to qualify as an "Eligible Account," each such Account is or will be as of the applicable Selection Date, among other things, (i) an American Express Card, American Express Gold Card, Platinum Card, or other card account owned by an Account Originator and whose billed balances are payable in full each month; (ii) payable in United States dollars; (iii) not an Account classified by such Account Originator as fraudulent or reported stolen or lost; (iv) created or purchased in accordance with or under underwriting and credit standards no less stringent than those generally applied by such Account Originator; (v) not a corporate card account; (vi) not an Account which has been identified by such Account Originator in its computer files as having a deceased obligor or having been cancelled due to the obligor's bankruptcy and (vii) not an Account classified as having been charged-off (each Eligible Account the Receivables of which have been selected for inclusion in a Trust, a "Designated Account"). Unless otherwise specified in the related Prospectus Supplement, the Designated Accounts will include all related accounts that are originated as a result of (a) the Card with respect to a Designated Account being lost or stolen or (b) the conversion of a Designated Account into another type of Eligible Account, in each case which satisfies certain conditions set forth in the Agreement. Unless otherwise specified in the related Prospectus Supplement, the Designated Accounts are and will be selected through a random selection process applied to Eligible Accounts within the Portfolio or in a manner not adverse to the interests of the Certificateholders.

   Pursuant to the Agreement, the Transferors will have the right (subject to certain limitations and conditions) and, in certain circumstances, will be obligated to designate additional Eligible Accounts to be included as Designated Accounts ("Additional Accounts") and to convey to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. These accounts must meet the eligibility criteria set forth in the Agreement, as of the date that the Transferors designate such accounts as Additional Accounts. As of the Selection Date and any date as of which Additional Accounts are selected pursuant to the Agreement (the "Additional Account Selection Date"), the Transferor will severally represent and warrant to the Trust that the Receivables existing on the Selection Date or the Additional Account Selection Date, as applicable, meet the eligibility requirements specified in the Agreement. In addition, on each day on which any new Receivable is created, the Transferor conveying such Receivable to the Trust shall be deemed to represent and warrant to the Trust that each Receivable created on such day meets the eligibility requirements specified in the Agreement. See "Description of the Certificates--Covenants, Representations and Warranties."

   Notwithstanding any of the foregoing, with respect to Additional Accounts, Eligible Accounts may include Accounts, the Receivables of which have been written off, or with respect to which the Servicer believes the Cardmember is bankrupt or insolvent, in each case as of the related Additional Account Selection Date and/or Additional Account Cut Off Date; provided that (a) the balances of all Receivables included in such Accounts are reflected on the books and records of the Account Originators, and is treated for all purposes of the Agreement, as "zero," and (b) charging privileges with respect to all such Accounts have been cancelled in accordance with the Account guidelines applicable thereto.

   Further, pursuant to the Agreement, the Transferor will have the right (subject to certain limitations and conditions discussed herein) to accept removal of certain Designated Accounts designated by such Transferor from the Trust ("Removed Accounts") and accept the conveyance of all the Receivables in the Removed Accounts, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Designated Accounts from which the Receivables conveyed to such Trust arise will be the same Designated Accounts selected by the Transferors on the Cut Off Date plus any Additional Accounts, but will not include any Removed Accounts. See "Description of the Certificates--Conveyance of Receivables."

   The Prospectus Supplement relating to each Series of Certificates will provide certain information about the Trust Portfolio as of the date specified. Such information will include, but not be limited to, the range of balances of the Accounts, the range of payment status of the Accounts, the range of ages of the Accounts and the geographic distribution of the Accounts.


                      THE TRANSFERORS AND RELATED PARTIES

RFC

   American Express Receivables Financing Corporation ("RFC" and a "Transferor") was incorporated under the laws of the State of Delaware on July 30, 1991. All of its outstanding common stock is owned by American Express Travel Related Services Company, Inc. ("TRS"). TRS is a wholly owned subsidiary of American Express Company ("American Express"), a publicly-held corporation engaged principally, through its subsidiaries, in providing travel related services, investors diversified financial services and international banking services throughout the world. RFC was organized for the limited purpose of issuing securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither TRS, as stockholder of RFC, nor RFC's board of directors, intends to change the business purpose of RFC. RFC's executive offices are located at 40 Wall Street, Mail Stop 10-19-06, New York, New York 10005.

Centurion Bank

   American Express Centurion Bank ("Centurion Bank" and a "Transferor") was incorporated under Utah laws as an industrial loan company in 1987 and received FDIC insurance in 1989. Its principal office is located at 6985 Union Park Center, Midvale, Utah 84047. Centurion Bank is a wholly owned subsidiary of TRS. Centurion Bank is the surviving company of a 1996 merger with an affiliated bank that was also named "American Express Centurion Bank."

TRS and CREDCO

   TRS is a wholly owned subsidiary of American Express. TRS, directly or through subsidiaries, provides a variety of products and services, including the Accounts, consumer lending, American Express(Registered) Travelers Cheques, corporate and consumer travel products and services, magazine publishing, database marketing and management and insurance. Credco is a wholly owned subsidiary of TRS primarily engaged in the business of purchasing certain Cardmember receivables generated by TRS and its subsidiaries.


                                   THE TRUST


   The Trust was formed pursuant to the Agreement under the laws of the State of New York. Since its formation, the Trust has not engaged in any business activity other than to acquire and hold Receivables and the other assets of the Trust and proceeds therefrom, issue Series of Certificates and the related Exchangeable Transferor Certificate, make payments thereon and engage in related activities. As a consequence, the Trust is not expected to have any need for, or source of, additional capital resources other than the assets of the Trust.

                 MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS

   Unless otherwise specified in the related Prospectus Supplement, for each Series, following the Revolving Period, Principal Collections are expected to be distributed to the Certificateholders of such Series or any specified Class thereof on each specified Distribution Date during the Controlled Amortization Period or the Rapid Amortization Period, or are expected to be accumulated for payment to Certificateholders of such Series or any specified Class thereof during the Controlled Accumulation Period or Early Accumulation Period and distributed on an Expected Final Payment Date; provided, however, that, if the Early Amortization Period commences, Principal Collections will be paid to Certificateholders in the manner described herein and in the related Prospectus Supplement. The related Prospectus Supplement will specify the date on which the Controlled Amortization Period, the Rapid Amortization Period or the Controlled Accumulation Period, as applicable, will commence, the principal payments expected or available to be received or accumulated during such Controlled Amortization Period, Rapid Amortization Period or Controlled Accumulation Period, or on the Expected Final Payment Date, as applicable, the manner and priority of principal accumulations and payments among the Classes of a Series of Certificates, the payment rate assumptions on which such expected principal accumulations and payments are based and the Pay Out Events which, if any were to occur, would lead to the commencement of an Early Amortization or Early Accumulation Period.


                        DESCRIPTION OF THE CERTIFICATES


   The Certificates will be issued in Series. Each Series will represent an interest in the Trust other than the interests represented by any other Series of Certificates issued by the Trust and the Exchangeable Transferor Certificate. Each Series will be issued pursuant to the Agreement and a Series Supplement entered into between the Transferors, as the transferors of the Receivables, TRS (or other specified entity), as Servicer of the Designated Accounts and the Receivables and the Trustee, substantially in the form filed as exhibits to the Registration Statement of which this Prospectus is a part. Pursuant to the Agreement, the Transferors may execute further Series Supplements thereto between the Transferors and the Trustee in order to issue additional Series. See "--Exchanges." The Trustee will provide a copy of the Agreement (without exhibits or schedules), including any Series Supplements, to Certificateholders without charge upon written request. The Prospectus Supplement for each Series will describe any provisions of the Agreement filed as an Exhibit to the Registration Statement. The following summary describes certain terms common to each Series of Certificates.

General

   The Certificates of each Series will represent undivided interests in the Trust, including the right to receive the applicable Invested Percentage of all Collections received with respect to the Receivables in the Trust up to (but not in excess of) amounts required to make payments of interest at the Certificate Rate and the Invested Amount on the Expected Final Payment Date, or earlier or later in certain circumstances. The property of the Trust consists of the Receivables generated under the Designated Accounts and under any Additional Accounts subsequently designated to the Trust, all funds to be collected from Cardmembers in respect of such Receivables (including Recoveries), all of RFC's right, title and interest under the RFC Receivable Purchase Agreement, all moneys on deposit in the Collection Account, the Principal Funding Account, if any, and the Interest Funding Account, if any, with respect to such Series, any other accounts established for the benefit of any other Series issued by the Trust and any other amounts specified in the related Prospectus Supplement, benefits of any Enhancement and payments made in respect of Enhancements issued with respect to any other Series issued by the Trust.

   Each Series of Certificates may consist of one or more Classes, one or more of which may be Senior Certificates and one or more of which may be Subordinated Certificates. Each Class of a Series will evidence the right to receive a specified portion of each distribution of principal or interest or both. The Invested Amount with respect to a Series with more than one Class will be allocated among the Classes as described in the related Prospectus Supplement. The Certificates of a Class may differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, Certificate Rate and the availability of Enhancement.

   For each Series of Certificates, the Transferors or a designated affiliate of the Transferors initially will own the interest (the "Transferor Interest") not represented by the Certificates and any other Series of certificates to be issued. The Transferor Interest will be evidenced by the Exchangeable Transferor Certificate representing an undivided interest in the Trust, including the right to a percentage (the "Transferor Percentage"), which may vary from month to month, of all Collections on the Receivables in the Trust. The Exchangeable Transferor Certificate may be transferred in whole or in part subject to certain limitations and conditions contained in the Agreement.

   For each Series of Certificates, payments of interest will be made on dates (each, a "Distribution Date") specified in the related Prospectus Supplement to Certificateholders in whose names the Certificates were registered (or if Definitive Certificates are issued, to holders of such Definitive Certificates) on the record dates specified in the related Series Supplement (each, a "Record Date"). Interest will be distributed in amounts, for the periods and on the dates specified in the related Prospectus Supplement.

   Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates during the Revolving Period, the amount of the Invested Amount in the Trust will remain constant except under certain limited circumstances. See "--Defaulted Receivables; Recoveries; Adjustments" and "--Investor Charge-Offs." The amount of Principal Collections in the Trust, however, will vary each day as new Receivables are created and others are paid. The amount of the Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of Receivables in the Trust. When a Series is amortizing, the Invested Amount of such Series will decline as Principal Collections are distributed to the Certificateholders. As a result, the Transferor Interest will generally increase each month to reflect the reductions in the Invested Amount and will also change to reflect the variations in the amount of Principal Collections. The Transferor Interest in the Trust may also be reduced as the result of an Exchange. See "--Exchanges."

   Unless otherwise specified in the related Prospectus Supplement, Certificates of each Series will initially be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferors, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferors have been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of each Series of Certificates. Unless and until Definitive Certificates are issued for any Series under the limited circumstances described herein, no Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates. All references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

   If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

Book-Entry Registration

   Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, Certificateholders may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

   Cede, as nominee for DTC, will be the registered owner of the global Certificates.

   Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Customers and Euroclear Participants, respectively, participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective Depositaries (the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream Customers and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Customers or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Customers and Euroclear Participants may not deliver instructions directly to the Depositaries.

   Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Customers or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Certificates, see "Annex I" hereto and for information with respect to tax documentation procedures relating to the Certificates, see "Annex I" hereto and "Federal Income Tax Consequences."

   DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations (who may include the underwriters of any Series). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

   Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from the Trustee, as paying agent, or its successor in such capacity (the "Paying Agent"), through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Paying Agent to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement or any Supplement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

   Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

   Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

   DTC has advised the Transferors that it will take any action permitted to be taken by a Certificateholder under the Agreement or any Supplement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Transferors that it will take such actions with respect to specified percentages of the Invested Amount only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

   Clearstream Bank, societe anonyme ("Clearstream"), is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers ("Clearstream Customers") through electronic book-entry changes in accounts of Clearstream Customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's Customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Clearstream's U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

   Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 40 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank, S.A./N.V. (the "Euroclear Operator" or "Euroclear"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. The Euroclear Operator establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

   Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences." The Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Clearstream Customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

   Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Certificates

   Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued in fully registered, certificated form to Certificate Owners or their nominees (the "Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Transferors advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Certificates, and the Trustee is, or the Transferors are, unable to locate a qualified successor,
(ii) the Transferors, at their option, elect to terminate the registration of the Certificates on the book-entry system through DTC, or (iii) after the occurrence of a servicer default, Certificate Owners representing in the aggregate more than 50% (or such other percentage specified in the related Prospectus Supplement) of the Invested Amount advise DTC through Participants in writing that the continuation of a book-entry system with respect to the Certificates through any depositary is no longer in the best interest of the Certificate Owners.

   Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the Definitive Certificates representing the Certificates and instructions for reregistration, the Trust will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Agreement ("Holders").

   Distribution of principal of and interest on the Certificates will be made by the Paying Agent directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Agreement. Interest payments and any principal payments on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the certificate register. The final payment on any Certificate (whether Definitive Certificates or the Certificate registered in the name of DTC's nominee), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distribution.

   Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Interest Payments

   For each Series of Certificates and Class thereof, interest will accrue from the relevant Closing Date on the applicable Invested Amount at the applicable Certificate Rate, which may be a fixed rate, a floating rate or another type of rate as specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders on the Distribution Dates specified in the related Prospectus Supplement. Interest payments on any Distribution Date will be funded from Yield Collections allocated to the Certificateholders' Interest during the preceding Due Period or Periods and may be funded from certain investment earnings on funds held in accounts of the Trust and, from any applicable Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) may be deposited in one or more trust accounts (each, an "Interest Funding Account") pending distribution to Certificateholders of such Series or Class, as described in the related Prospectus Supplement. If a Series has more than one Class of Certificates, each such Class may have a separate Interest
Funding Account. The Prospectus

Supplement relating to each Series of Certificates and each Class thereof will describe the amounts and sources of interest payments to be made, the Certificate Rate, and, for a Series or Class thereof bearing interest at a floating Certificate Rate, the initial Certificate Rate, the dates and the manner for determining subsequent Certificate Rates, and the formula, index or other method by which such Certificate Rates are determined.

Principal Payments

   Unless otherwise specified in the related Prospectus Supplement, during the Revolving Period for each Series of Certificates (which begins on the Closing Date relating to such Series and ends on the day before an Amortization Period or Accumulation Period begins), no principal payments will be made to the Certificateholders of such Series. During the Controlled Amortization Period, Rapid Amortization Period or Accumulation Period, as applicable, which will be scheduled to begin on the date specified in the related Prospectus Supplement, and during the Early Amortization or Early Accumulation Period, which will begin upon the occurrence of a Pay Out Event, principal will be paid to the Certificateholders in the amounts and on Distribution Dates specified in the related Prospectus Supplement or will be accumulated in a Principal Funding Account for later distribution to Certificateholders on the Expected Final Payment Date in the amounts specified in the related Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from Principal Collections received during the related Due Period or Periods as specified in the related Prospectus Supplement and allocated to such Series or Class and from certain other sources specified in the related Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The related Prospectus Supplement will describe the manner, timing and priority of payments of principal to Certificateholders of each Class. Upon satisfaction of certain conditions set forth in the related Prospectus Supplement, the Servicer may elect to postpone the commencement of the Controlled Accumulation Period, if any, and extend the length of the Revolving Period.

   Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of the Controlled Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal maturity guaranty or other similar arrangement specified in the related Prospectus Supplement.

Conveyance of Receivables

   The Transferors have transferred and assigned to the Trustee, all of their respective right, title and interest in and to the Receivables in the related Designated Accounts and all Receivables thereafter created in such Accounts and the proceeds of all the foregoing. Credco has sold or will sell to TRS all its right, title and interest in and to all the Receivables owned by it and existing as of the applicable Cut Off Date under the Designated Accounts. Pursuant to the Receivable Purchase Agreement, TRS sold to RFC all of TRS' right, title and interest in and to the Receivables existing under the related Designated Accounts and all Receivables arising under such Accounts from time to time in the future.

   In connection with the sale of the Receivables owned by Credco and existing as of the applicable Cut Off Date to TRS and the sale of the Receivables by TRS to RFC and the transfer of the Receivables by the Transferors to the Trust, and in connection with each sale of Receivables by Credco to TRS, by TRS to RFC and each transfer of such Receivables to the Trust, TRS for itself and as servicer for Credco has indicated and will indicate, as applicable, in its records, including any computer files, that such Receivables have been sold, as appropriate, to RFC and then transferred to the Trust and each Transferor has indicated and will indicate, as applicable, in its records, including any computer files, that the Receivables have been transferred by such Transferor to the Trust. In addition, the Transferors provided, and will provide, to the Trustee computer files or microfiche lists containing a true and complete list showing for each related Designated Account, as of the applicable Cut Off Date and for each Additional Account as of each Additional Account Cut Off Date, (i) its account number and (ii) the amount of Receivables in such Designated Account. TRS, as initial Servicer, will retain and will not deliver to the Trustee any other records or agreements relating to the Designated Accounts or the Receivables. Except as set forth above, the records and agreements relating to the Designated Accounts and the Receivables have not been and will not be segregated from those relating to other charge card accounts and receivables and neither the computer files nor the physical documentation relating to the Designated Accounts or Receivables has been or will be stamped or marked to reflect the transfer of Receivables to the Trust. The Trustee will have reasonable access to such records and agreements as required by applicable law or to enforce the rights of the Certificateholders. Credco and TRS have filed one or more UCC-1 financing statements in accordance with the UCC to perfect TRS' and the Transferors' respective interests in the Receivables. Each Transferor, in turn, has filed one or more UCC-1 financing statements in accordance with applicable law to perfect the Trust's interest in the Receivables. See "Risk Factors" and "Certain Legal Aspects of the Receivables--Transfer of Receivables."

Exchanges

   Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates, the Agreement will provide for the Trustee to issue two types of certificates: (i) one or more Series of Certificates which are transferable and have the characteristics described below and (ii) the Exchangeable Transferor Certificate, a certificate which evidences the Transferor Interest, which will initially be held by the Transferors or a designated affiliate of the Transferors and will be transferable only as provided in the Agreement. The Agreement will also provide that, pursuant to any one or more Series Supplements, the Transferors may tender the Exchangeable Transferor Certificate, or the Exchangeable Transferor Certificate and the Certificates evidencing any Series of certificates, to the Trustee in exchange for one or more newly issued Series (which may include Series offered pursuant to this Prospectus) and a reissued Exchangeable Transferor Certificate. Pursuant to the Agreement, the holder of the Exchangeable Transferor Certificate may define, with respect to any newly issued Series: (i) its name or designation, (ii) its initial principal amount (or method for calculating such amount), (iii) its certificate rate (or formula for the determination thereof), (iv) the interest payment date or dates and the date or dates from which interest shall accrue, (v) the method for allocating collections to Certificateholders, (vi) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts, (vii) the percentage used to calculate monthly servicing fees, (viii) the Minimum Transferor Percentage, (ix) the minimum amount of Trust Principal Component required to be maintained through the designation by the Transferors of Additional Accounts, (x) the issuer and terms of any Enhancement with respect thereto, (xi) the base rate for such Series, if applicable, (xii) the terms on which the Certificates of such Series may be repurchased at the Transferors' option or remarketed to other investors,
(xiii) the series termination date, (xiv) any deposit into any account maintained for the benefit of Certificateholders, (xv) the number of classes of such Series, and if more than one class, the rights and priorities of each such class, (xvi) the extent to which the certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a temporary or global certificate will be paid), (xvii) whether the certificates of such Series may be issued in bearer form and any limitations imposed thereon, (xviii) the priority of any Series with respect to any other Series, (xix) the rights of the holder of the Exchangeable Transferor Certificate that have been transferred to the holders of such Series, (xx) whether such Series will be an Excess Allocation Series, and
(xxi) any other relevant terms (all such terms, the "Principal Terms" of such Series). Upon the issuance of an additional Series of Certificates, none of the Transferors, the Servicer, the Trustee or the Trust will be required or will intend to obtain the consent of any Certificateholder of any other Series previously issued by such Trust. However, as a condition of an Exchange, the Transferors will deliver to the Trustee written confirmation that the Exchange will not result in the applicable Rating Agency reducing or withdrawing its rating of any outstanding Series previously issued by the Trust. The Transferors may offer any Series to the public or other investors under a Disclosure Document in offerings pursuant to this Prospectus or in transactions either registered under the Act or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

   Unless otherwise specified in the related Prospectus Supplement, the Transferors may perform Exchanges and define Principal Terms such that each Series has a period during which amortization of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their revolving periods while other Series are not. Thus, certain Series may not be amortizing, while other Series are amortizing. A Series may have the benefits of a form of Enhancement issued by issuers different from the issuers of the form of Enhancement with respect to any other

Series. Under the Agreement, the Trustee shall hold any such Enhancement only on behalf of the Series with respect to which such Enhancement relates. Likewise, with respect to each such Enhancement, the Transferors may deliver a different form of Enhancement agreement. The holder of the Exchangeable Transferor Certificate may specify different certificate rates and monthly servicing fees with respect to each Series. Yield Collections not used to pay interest on the certificates, the monthly servicing fee, the investor default amount or investor charge-offs with respect to any Series may be allocated as provided in the form of the Enhancement agreement for such Series, if applicable. The holder of the Exchangeable Transferor Certificate will also have the option under the Agreement to vary between Series the terms upon which a Series (or a particular Class within such Series) may be repurchased at the Transferors' option or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, or Classes within a Series may have different priorities. There will be no limit to the number of Exchanges that the Transferor may perform under the Agreement. The Trust will terminate only as provided in the Agreement.

   Unless otherwise specified in the related Prospectus Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Agreement. Under the Agreement, the Transferors may perform an Exchange by notifying the Trustee, at least three business days in advance of the date upon which the Exchange is to occur. Under the Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial invested amount (or method for calculating such amount) and (ii) its certificate rate (or the method for allocating interest payments or other cash flow to such Series).
The Agreement provides that, on the date of the Exchange, the Trustee will issue any such Series only upon delivery to it of the following: (i) a Supplement in form satisfactory to the Trustee signed by the Transferors and specifying the Principal Terms of such Series, (ii) the form of Enhancement and the Enhancement agreement, if any, with respect thereto executed by the Transferors and the provider of the form of Enhancement, (iii) an opinion of counsel to the effect that certificates of such Series will be characterized either as indebtedness or an interest in a partnership under existing law for Federal income tax purposes and that the issuance of such Series will not affect the Federal income tax characterization of any outstanding Series of the Trust, (iv) written confirmation from the applicable Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series and (v) the existing Exchangeable Transferor Certificate and the applicable certificates of the Series to be exchanged, if applicable. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Transferor Certificate and the certificates of the exchanged Series, if applicable, and issue the new Series and new Exchangeable Transferor Certificate.

Covenants, Representations and Warranties

   Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, each Transferor has severally covenanted in the Agreement to the Trustee for the benefit of all Certificateholders of all Series which from time to time may have an interest in the Trust that, as to the Receivables conveyed to the Trust by it, such Transferor will accept the transfer of any Receivable which is charged-off as uncollectible or any Receivable the proceeds of which are unavailable to the Trust, if (i) such Receivable is not an Eligible Receivable, (ii) such Receivable was not conveyed to the Trust free and clear of all liens (except such liens as may be permitted by the Agreement) or in compliance in all material respects with all requirements of law, (iii) all material information with respect to the Receivables, and the Designated Accounts related thereto, in the list provided to the Trustee was not true and correct in all material respects, (iv) such Transferor did not obtain all consents, licenses, approvals or authorizations required in connection with the conveyance of the Receivables to the Trust, or (v) on the applicable Closing Date and on the applicable Additional Account Closing Date with respect to Additional Accounts, the computer file or list of Designated Accounts or Additional Accounts, as the case may be, provided by such Transferor to the Trustee was not an accurate and complete listing of all such Accounts in all material respects as of the related Cut Off Date or the Additional Account Cut Off Date, as applicable, or the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder was not true and correct in all material respects as to the related Cut Off Date or the Additional Account Cut Off Date, as applicable, unless cured within 60 days or any longer period agreed upon by the Trustee (not to exceed an additional 60 days) or within any other period of time as specified in the related Prospectus Supplement, from the earlier to occur of the discovery of any such event by such Transferor or the Servicer, or receipt by such Transferor or the Servicer of written notice of any such event given by the Trustee.

Additionally, each Transferor covenants and will covenant in each Agreement to accept, under certain conditions, the transfer of Receivables which are subject to certain specified liens immediately upon the discovery of such liens.

   Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, a Transferor shall accept the transfer of any Receivable as described above (an "Ineligible Receivable") by paying to the Servicer within two business days for deposit in the Collection Account an amount equal to the balance of such Ineligible Receivable. Any deposit into the Collection Account in connection with the reassignment of an Ineligible Receivable shall be deemed a payment in full of the Ineligible Receivable and will be treated under the Agreement in the same manner as are payments received by the Servicer from Cardmembers under the Designated Accounts. Any amounts so paid by a Transferor shall be allocated in respect of Yield Collections and Principal Collections as provided in the Agreement. Notwithstanding the foregoing, no such reassignment shall be considered to occur unless such deposit is made.

   The obligation of a Transferor to accept reassignment of any Ineligible Receivable as described above will be the sole remedy with respect to such Receivable available to Certificateholders of all Series outstanding or the Trustee on behalf of Certificateholders of all Series outstanding. Pursuant to the Receivable Purchase Agreement, TRS has made covenants with respect to Ineligible Receivables substantially similar to those described above with respect to the Transferors. As a result, in the event that a Receivable sold to RFC by TRS becomes an Ineligible Receivable, TRS will be required to repurchase such Receivable from RFC so as to enable RFC to repurchase such Receivable from the Trust.

   Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, each Transferor has represented and warranted in the Agreement to the Trustee for the benefit of all holders of all Series which from time to time may have an interest in the Trust that (i) such Transferor is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, has the full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Agreement and, with respect to RFC only, the RFC Receivable Purchase Agreement and to execute and deliver to the Trustee the Certificates pursuant to the Agreement, (ii) the Agreement and, with respect to RFC only, the RFC Receivable Purchase Agreement constitute legal, valid, binding and enforceable obligations of such Transferor, and (iii) the Agreement constitutes a valid transfer to the Trust of all right, title and interest of such Transferor in and to the Receivables transferred to the Trust by such Transferor, whether then existing or thereafter created in the Designated Accounts, and the proceeds thereof (which amount shall include amounts in any of the accounts established for the benefit of the Certificateholders) or the grant of a first priority perfected security interest in such Receivables and with certain exceptions made for certain limited time periods the proceeds thereof (which amount shall include amounts in any of the accounts established for the benefit of the Certificateholders), which is effective as to each Receivable upon the transfer thereof to the Trust or upon its creation, as the case may be, and, with respect to RFC only, that the RFC Receivable Purchase Agreement constitutes a valid transfer to RFC of all right, title and interest of TRS or the applicable seller in and to the Receivables, whether then existing or thereafter created in the applicable Designated Accounts, and the proceeds thereof. In the event that (x) any of the representations and warranties described in clauses (i) through (iii) above are not true and correct or (y) a material amount of Receivables are not Eligible Receivables, and in either case such event has a material adverse effect on the interests of holders of the certificates of all Series which have an interest in the Trust, either the Trustee or the holders of certificates evidencing undivided interests in such Trust aggregating more than 50% of the outstanding invested amount of all such Series, by written notice to the Transferors (and to the Trustee and the Servicer, if given by the Certificateholders), may direct the Transferors to accept reassignment of all Receivables within 60 days of such notice or any longer period agreed upon by the Trustee (not to exceed an additional 60 days). The Transferors will be obligated to accept reassignment of all such Receivables on a Distribution Date occurring within such applicable period, unless the representations and warranties shall then be true and correct in all material respects or there shall no longer be a material amount of such Receivables which are not Eligible Receivables, as the case may be. The price for such transfer of Receivables shall be equal to the sum of the aggregate invested amounts of all such Series on the Record Date related to the applicable payment date on which the transfer is scheduled to be made (less the aggregate principal amount on deposit in any principal funding account) plus an amount equal to all interest accrued but unpaid on all such Series at the applicable certificate rates through the end of the interest accrual periods of such Series. The payment of such amount into the

Collection Account in immediately available funds will be considered a prepayment in full of all such Receivables and will be paid in full to the Certificateholders. The obligations described above shall be the sole remedies respecting the foregoing representations, warranties and events available to the Trustee or the Certificateholders.

   Pursuant to the RFC Receivable Purchase Agreement, TRS has made representations and warranties with respect to the Receivables sold by it to RFC pursuant to the RFC Receivable Purchase Agreement substantially similar to those described above with respect to the Transferors. As a result, in the event that RFC breaches a representation and warranty described above with respect to a Receivable sold to RFC by TRS or such seller, TRS or such seller will be required to repurchase from RFC the Receivables retransferred to RFC for an amount of cash equal to the amount RFC is required to deposit under the Agreement in connection with such retransfer.

   Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates an "Eligible Receivable" will be defined to mean each Receivable (i) which has arisen under an Eligible
Account, (ii) which was created in compliance with all requirements of law and pursuant to a Cardmember agreement which complies with all requirements of law in either case the failure to comply with which would have a material adverse effect upon Certificateholders, (iii) with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by an Account
Originator in connection with the creation of such Receivable or the execution, delivery and performance by such Account Originator of the related Cardmember agreement have been duly obtained or given and are in full force and effect as of such date of creation, (iv) as to which at the time of the transfer of such Receivable to the Trust, the Trust will have good and marketable title, free and clear of all liens, encumbrances, charges and security interests (except those permitted by the Agreement), (v) which has been the subject of either a valid transfer and assignment from a Transferor to the Trust of all of such Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust, (vi) which will at all times be the legal, valid and binding payment obligation of the Cardmember thereof enforceable against such Cardmember in accordance with its terms, subject to certain bankruptcy and equity related exceptions, (vii) which constitutes either an "account" or a "general intangible" under and as defined in Article 9 of the UCC as then in effect in, with respect to any Receivable conveyed to the Trust by RFC, the State of New York or, with respect to any Receivable conveyed to the Trust by Centurion Bank, the State of Utah, (viii) which, at the time of its transfer to the Trust, has not been waived or modified except in accordance with the policies and procedures of the relevant Account Originator relating to the operation of its consumer charge card business, (ix) which is not subject to any right of rescission, setoff, counterclaim or other defense (including the defense of usury), other than certain bankruptcy and equity related defenses,
(x) as to which the relevant Account Originator and the Transferor have satisfied all obligations to be fulfilled at the time it is transferred to the Trust and (xi) as to which the relevant Account Originator and the Transferor have done nothing, at the time of its transfer to the Trust, to impair the rights of the Trust or Certificateholders therein.

   Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, it will not be required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferors' representations and warranties or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties or the performance by the Servicer of its obligations under the Agreement for any other purpose. The Servicer, however, will be required to deliver to the Trustee on or before March 1 (or such other date specified in the related Prospectus Supplement) of each year an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of such Trust.

Addition of Accounts

   Subject to the conditions set forth in the second succeeding sentence, the Transferors will have the right to designate from time to time Additional Accounts to be included as Designated Accounts and to convey to the Trust on designated dates all Receivables in such Additional Accounts (each such date, an "Additional Account Closing Date"), whether such Receivables are then existing or thereafter created. In addition, the Transferors will be required to designate the Receivables of Additional Accounts (to the extent available) and to transfer the Receivables in such Additional Accounts to the Trust if, as of the end of any two consecutive Due Periods, the

Trust Principal Component minus the sum of the invested amounts (or adjusted invested amounts) for all Series having an interest in the Trust and plus the principal amount on deposit in any Principal Funding Account and the Special Funding Account (the "Transferor Amount") as a percentage of the Trust Principal Component (reduced, for the purpose of this calculation, by the Privileged Assets Calculated Amount for the prior Due Period) is less than 15% (the "Minimum Transferor Percentage") or under the circumstances and in the amounts specified in the related Prospectus Supplement. The Transferors will in each case convey to the Trusts all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created, subject to the following conditions, among others: (i) each such Additional Account at the time of its selection must be an Eligible Account; (ii) the selection of the Additional Accounts by each Transferor will be made in a manner which it reasonably believes will not materially adversely affect the Certificateholders' interests; and (iii) the Transferors shall have delivered prior written notice of the addition to the Rating Agency, the Trustee and the Servicer, and, if such Additional Accounts are being designated at the option of the Transferors, the Transferors shall have been notified in writing that such addition will not result in a reduction or withdrawal of the rating of any Series of Certificates as described under "Risk Factors--Payments and Maturity."

   Although each Additional Account must satisfy certain criteria set forth in the Agreement at the time of its selection, it is possible that Additional Accounts will not be of the same credit quality as the initial Designated Accounts.

Removal of Designated Accounts

   Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, subject to the conditions set forth in the next succeeding sentence, on each Determination Date with respect to which the Transferor Amount as a percentage of the Trust Principal Component (reduced, for the purpose of this calculation, by the Privileged Assets Calculated Amount for the prior Due Period) exceeds 20% at the end of any Due Period or under the circumstances and in the amounts specified in the related Prospectus Supplement, the Transferors will have the right to accept removal from the Trust of certain Designated Accounts designated by the Transferors (the "Removed Accounts") and accept the conveyance of all the Receivables in the Removed Accounts, without notice to the Certificateholders. The Transferors may, in their sole discretion, accept such offer in an aggregate amount equal to an amount not greater than the excess of the Transferor Amount over 15% of the Trust Principal Component (reduced as aforesaid) as of the end of the related Due Period, unless otherwise specified in the related Prospectus Supplement. The Transferors will be permitted to designate and require reassignment to them of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) the Transferors shall have delivered to the Trustee for execution a written instrument of reassignment and a computer file or microfiche list containing a true and complete list of all Designated Accounts after such removal, the Designated Accounts to be identified by account number and aggregate amount of Receivables; (ii) the Transferors shall represent and warrant that no selection procedure used by the Transferors which is adverse to the interests of the Certificateholders or any provider of Enhancements was utilized in selecting the Removed Accounts;
(iii) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferors, cause a Pay Out Event to occur; (iv) the Transferors shall have delivered prior written notice of the removal to each Rating Agency which has rated any outstanding Series and prior to the date on which such Receivables are to be removed shall have received notice from each Rating Agency that such removal will not cause the reduction or withdrawal of its rating of any Series of certificates; and (v) the Transferors shall have delivered to the Trustee and each Rating Agency officers' certificates confirming the items set forth in clauses (i) through (iv) above.

Collection Account

   The Trustee will establish and maintain or cause to be established and maintained, in the name of the Trustee, on behalf of the Trust, a segregated trust account (the "Collection Account") for the benefit of the Certificateholders of all Series, including any Series offered hereby, with an Eligible Institution. An "Eligible Institution" means a depositary institution, which may include the Trustee, organized under the laws of the United States or any one of the States thereof including the District of Columbia (or any domestic branches of foreign banks), which at all times has a short-term unsecured debt or certificate of deposit rating of at least A-1+ and P-1 by the applicable Rating Agency; provided, however, that no such rating shall be required of an institution which shall have corporate trust powers and which maintains the Collection Account, any principal funding account, any interest funding account or any other account maintained for the benefit of Certificateholders as a fully segregated trust account with the trust department of such institution. Funds in the Collection Account may be invested, at the direction of the Servicer, in (i) obligations fully guaranteed by the United States of America or its agencies, (ii) time deposits, certificates of deposit or banker's acceptances of certain depository institutions or trust companies having the highest rating from the applicable Rating Agency, (iii) commercial paper having, at the time of the Trust's investment, a rating in the highest rating category from the applicable Rating Agency, (iv) money market funds which have a rating in the highest rating category from the applicable Rating Agency, (v) Eurodollar time deposits having, at the time of the Trust's investment or contractual commitment to invest therein, a rating in the highest rating category from the applicable Rating Agency, (vi) repurchase agreements involving certain of the above-listed investments so long as the other party thereto has at the time of the Trust's investment therein, a rating in the highest rating category from the applicable Rating Agency and (vii) any other investments as may be approved in writing by the applicable Rating Agency prior to the Trust's investment therein (collectively, the "Eligible Investments"). Any such investment shall be held to maturity. Any earnings (net of losses and investment expenses) on funds in the Collection Account shall be paid monthly to the Transferors unless a Pay Out Event occurs, in which event such funds will remain on deposit in the Collection Account. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out the Servicer's or the Trustee's duties under the Agreement. So long as no Servicer Default has occurred and the Servicer maintains certain short-term credit ratings, or obtains a guaranty or written confirmation of the ratings on the Certificates from each Rating Agency, the Servicer need not deposit funds into the Collection Account until the business day preceding the following Distribution Date and may use such funds for its own purposes. See "--Allocation of Collections; Deposits in Collection Account."

Other Trust Accounts

   The Agreement provides that the Trustee shall have the power to establish series accounts in accordance with the terms of Series Supplements, including an Interest Funding Account, a Principal Funding Account or such other account specified in the related Series Supplement, each of which series account shall be held for the benefit of the Certificateholders of the related Series and for the purposes set forth in the related Prospectus Supplement.

Allocation Percentages

   Pursuant to the Agreement, during each Due Period the Servicer will allocate, among the Certificateholders' Interest of all Series of Certificates issued by the Trust (and between each Class of each Series) and the Transferor Interest, all Yield Collections, all Principal Collections and the amount of all Defaulted Receivables. The Servicer will make each allocation by reference to the applicable Invested Percentage of each Series and the Transferor Percentage in each case. The Prospectus Supplement relating to a Series will specify the Invested Percentage with respect to Yield Collections, Principal Collections and Defaulted Receivables during the Revolving Period, any Amortization Period and any Accumulation Period, as applicable. In addition, for each Series of Certificates having more than one Class, the related Prospectus Supplement will specify the method of allocation among the classes of such Series.

   The Transferor Percentage will, in each case, be equal to 100% minus the aggregate Invested Percentage for all Series then outstanding.

Allocation of Collections; Deposits in Collection Account

   Unless otherwise specified in the related Prospectus Supplement, on the date of processing (generally the first business day after a record of a transaction is first output in written form), the Servicer will deposit Collections on the Receivables and payments made by the Transferor in respect of Ineligible Receivables allocable to the Certificateholders' Interest into the Collection Account except as described below. So long as a Servicer
Default has not occurred, TRS or an affiliate of TRS is the Servicer and the Servicer (i) maintains a short-term credit rating (which may be an implied rating) of at least A-1 and P-1 by the applicable Rating Agency (the Servicer currently satisfies this rating requirement; however, on September 20, 2001, S&P placed the rating of the Servicer on negative outlook), or (ii) obtains a guarantee pursuant to the Agreement with respect to the Servicer's deposit and payment obligations thereunder so long as the guarantor maintains a short-term credit rating (which may be an implied rating) of at least A-1+ and P-1 by the applicable Rating Agency, or (iii) obtains a written notification from each Rating Agency to the effect that such Rating Agency does not intend to downgrade or withdraw its then current rating of any outstanding Series of Certificates despite the Servicer's inability to satisfy the rating requirement specified in clause (i), and for the two business day period following any reduction of either such rating or failure to satisfy the conditions of either clause (ii) or (iii), the Servicer need not deposit Collections and payments made by the Transferors in respect of Ineligible Receivables allocable to the Certificateholders' Interest into the Collection Account on the day indicated in the preceding sentence but may use for its own benefit all such Collections and payments until the business day preceding the Distribution Date, at which time the Servicer must deposit such amounts (net of the Monthly Servicing Fee and net of any amounts to be distributed to the Transferors) into the Collection Account. Until such Collections and payments are deposited in the Collection Account, such amounts will not be segregated from the assets of the Servicer, and the proceeds of any short-term investment of such proceeds will accrue to the Servicer. Although S&P and Moody's have assigned short-term debt ratings to the Servicer of A-1 and P-1 (however, on September 20, 2001, S&P placed the rating of the Servicer on negative outlook), respectively, while the Servicer holds Collections and payments made by the Transferors in respect of Ineligible Receivables, the Certificateholders will be subject to risk of loss, including risk resulting from the bankruptcy or insolvency of the Servicer. The Servicer will pay no fee to the Trust or the Certificateholders for use of Collections and payments made by the Transferors in respect of Ineligible Receivables. Collections on the Receivables allocable to the Transferor Interest will be remitted by the Servicer on each day to the Transferors.

   Unless otherwise specified in the related Prospectus Supplement, if the Servicer's short-term credit rating is reduced below A-1 by S&P (the Servicer currently satisfies this rating requirement; however, on September 20, 2001, S&P placed the rating of the Servicer on negative outlook), the Trustee, within five business days, shall deliver to the banks maintaining accounts into which Cardmember payments on the Accounts are deposited certain lockbox letters executed by TRS relating to control of funds in such accounts unless other arrangements satisfactory to S&P are put into place.

   Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, if the Servicer is required to deposit Collections on the Receivables for the related Due Period allocable to the Certificateholders' Interest into the Collection Account on the date of processing: (i) during the Revolving Period, an amount equal to the applicable Invested Percentage of Principal Collections received each day will first be deposited into the Collection Account as Excess Principal Collections to the extent required to be distributed to other Series on the next succeeding Distribution Date and then will be remitted by the Servicer to the Transferors on the date of processing unless such Principal Collections would reduce the Transferor
Amount as a percentage of the Trust Principal Component (reduced by the Privileged Assets Calculated Amount) below 3% (after giving effect to any new Receivables transferred to the Trust) in which case such amount will be deposited in the Collection Account as Undistributed Principal Collections, and an amount equal to the applicable Invested Percentage of Yield Collections received each day will be deposited by the Servicer into the Collection
Account on the date of processing, (ii) during the Controlled Amortization Period or the Rapid Amortization Period, as applicable, an amount equal to the applicable Invested Percentage of Principal Collections received each day will be deposited by the Servicer into the Collection Account on the date of processing until such deposits equal an amount specified in the related Prospectus Supplement; thereafter the applicable Invested Percentage of Principal Collections received each day will first be deposited into the Collection Account as Excess Principal Collections to the extent required to be distributed to other Series on the next succeeding Distribution Date, then will be remitted by the Servicer to the Transferors on the date of processing unless such Principal Collections would reduce the Transferor Amount as a percentage of the Trust Principal Component (reduced as aforesaid) below 3% (after giving effect to any new Receivables transferred to the Trust), in which case such amount will be deposited into the Collection Account as Undistributed Principal Collections and the applicable Invested Percentage of Yield Collections received each day will be deposited by the Servicer into the Collection Account on the date of processing, and (iii) during an Early Amortization Period, all Principal Collections received each day allocable to the Certificateholders' Interest will be deposited by the Servicer into the Collection Account on the date of processing until such deposits equal the amount of principal permitted to be paid to Certificateholders on each Special Payment Date; thereafter such Principal Collections will be deposited into the Collection Account as Excess Principal Collections and the applicable Invested Percentage of Yield Collections received each day will be deposited by the Servicer into the Collection Account on the date of processing.


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
Principal Collections For All Series

   If so specified in the related Prospectus Supplement, to the extent that Principal Collections and certain other amounts that are allocated to the Certificateholders' Interest of any Series are not needed to make payments or deposits with respect to such Series, such collections will constitute Excess Principal Collections and will be applied to cover principal payments due to or for the benefit of Certificateholders of other Series. Any such reallocation will not result in a reduction in the Invested Amount of the Series to which such collections were initially allocated.

Application of Collections

   Any Principal Collections not distributed to the Transferors because such Principal Collections would reduce the Transferor Amount as a percentage of the Trust Principal Component (reduced, for the purpose of such calculation, by the Privileged Assets Calculated Amount) below 3% (after giving effect to any new Receivables transferred to the Trust for the related Due Period) ("Undistributed Principal Collections") will be deposited to the Collection Account until distributable to the holders of the Exchangeable Transferor Certificate or, if the Controlled Accumulation Period, Early Accumulation Period or the Early Amortization Period has commenced, on each Distribution Date all or a portion thereof will be treated as specified in the related Prospectus Supplement. Any proceeds from any repurchase of the Certificates occurring in connection with a Service Transfer and the proceeds of any sale, disposition or liquidation of Receivables following the occurrence of a Pay Out Event as a result of the bankruptcy or insolvency of TRS or a Transferor or in connection with the Series Termination Date will also be deposited into the Collection Account immediately upon receipt and will be allocated as Principal Collections or Yield Collections, as applicable.

Distributions From The Collection Account

   Unless otherwise specified in the related Prospectus Supplement, the Servicer shall apply or shall cause the Trustee to apply the funds on deposit in the Collection Account with respect to each Distribution Date to make the following distributions and allocations for such Distribution Date:

   (a) An amount equal to the applicable Invested Percentage of Yield Collections deposited in the Collection Account for the Due Period immediately preceding such Distribution Date will be allocated in the priority described in the related Prospectus Supplement.

   (b) For each Distribution Date with respect to any Accumulation Period or any Amortization Period and thereafter, the remaining funds on deposit in the Collection Account with respect to such Distribution Date will be allocated in the priority described in the related Prospectus Supplement.

   In the case of a Series of Certificates having more than one Class, the amounts in the Collection Account will be allocated and applied to each Class in the manner and order of priority described in the related Prospectus Supplement.

Sharing of Excess Yield Collections Among Excess Allocation Series

   Any Series may be designated as an Excess Allocation Series. Yield Collections and certain other amounts allocable to the Certificateholders' Interest of any Excess Allocation Series in excess of the amounts necessary to make required payments with respect to such Series (including payments to the provider of any Enhancement for such Series) that are payable out of Yield Collections (any such excess being referred to herein as "Excess Finance Charge Collections") may be applied to cover any shortfalls with respect to amounts payable from Yield Collections allocable to any other Excess Allocation Series pro rata based upon the amount of the shortfall, if any, with respect to each other Excess Allocation Series; provided, however, that the sharing of Excess Yield Collections among Excess Allocation Series will cease if the Transferors shall deliver to the Trustee a certificate of an authorized representative to the effect that, in the reasonable belief of the Transferors, the continued sharing of Excess Yield Collections among Excess Allocation Series would have adverse regulatory implications with respect to one or both of the Transferors or TRS. Following the delivery by the Transferors of any such certificate to the Trustee there will not be any further sharing of Excess Yield Collections among such Excess Allocation Series. In all cases, any Excess Yield Collections remaining after covering shortfalls with respect to all outstanding Excess Allocation Series will be paid to the holders of the Exchangeable Transferor Certificate. While any Series may be designated as an Excess Allocation Series, there can be no assurance that for any Excess

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
Allocation Series (a) any other Series will be designated as an Excess Allocation Series, (b) for any Due Period there will be any Excess Yield Collections from any other Excess Allocation Series, (c) any agreement relating to the Enhancement for another Excess Allocation Series will not be amended to increase payments to the providers of such Enhancement, thereby decreasing the amount of Excess Yield Collections available from such other Series or (d) the Transferors will not at any time deliver a certificate as described above. While the Transferors believe that, based upon applicable rules and regulations as currently in effect, the sharing of Excess Yield Collections among Excess Allocation Series will not have adverse regulatory implications for either of them or TRS, there can be no assurance that this will continue to be true in the future.

Special Funding Account

   If on any date the Transferor Amount, expressed a percentage of the Trust Principal Component (reduced by the Privileged Assets Calculated Amount), is not maintained at the Minimum Transferor Percentage, the Servicer may elect not to distribute to the holders of the Transferor Certificates any collections of Excess Principal Collections allocable to a Series or a Group that otherwise would be distributed to such holders, but may deposit such funds in the Special Funding Account. Funds on deposit in the Special Funding Account may be withdrawn and paid to the holders of the Transferor Certificates or to pay amounts to other Series on any Distribution Date to the extent that, after giving effect to such payment, the Transferor Amount expressed as a percentage of the Trust Principal Component (reduced by the Privileged Assets Calculated Amount) exceeds the Minimum Transferor Percentage on such date; provided, however, that if any Accumulation Period or Amortization Period is in effect for any Series, any funds on deposit in the Special Funding Account will be released and treated as Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series, but only to the extent that doing so would not cause the Transferor Amount, expressed as a percentage of the Trust Principal Component (reduced by the Privileged Assets Calculated Amount), to be less than the Minimum Transferor Percentage.

   Funds on deposit in the Special Funding Account will be invested by the Trustee, at the direction of the Servicer, in Eligible Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the Special Funding Account during any Due Period will be withdrawn from the Special Funding Account and treated as Yield Collections for such Due Period.

Defaulted Receivables; Recoveries; Adjustments

   "Defaulted Receivables" for any Due Period are Receivables which were charged off as uncollectible in such Due Period. Unless otherwise specified in the related Prospectus Supplement, Receivables in a Designated Account will be considered charged off for the purposes of the Agreement on the earlier of (i) the cycle billing date next following the date when such Designated Account becomes 360 days past due from the date of the billing statement and (ii) the cycle billing date on which such Designated Account is charged off in accordance with the customary and usual servicing procedures of the Servicer. The amount of Defaulted Receivables for any Due Period will be an amount (not less than zero) equal to the product of one minus the Yield Factor and an amount equal to (a) the amount of the Receivables that were charged off in such Due Period less (b) the amount of Recoveries received by the Servicer in such Due Period and less (c) the full amount of any Defaulted Receivables as to which the Transferors or the Servicer are obligated to accept reassignment for such Due Period unless certain events of bankruptcy, insolvency or receivership have occurred with respect to one of the Transferors or the Servicer. Unless otherwise specified in the related Prospectus Supplement, a portion of all Defaulted Receivables (the "Investor Default Amount") will be allocated to the Certificateholders' Interest for each Distribution Date in an amount equal to the product of (a) the applicable Invested Percentage as specified in the related Prospectus Supplement, during the immediately preceding Due Period and (b) the amount of Defaulted Receivables for such Due Period.

   If the Servicer makes a downward adjustment of the amount of any Receivable because of a rebate, refund, unauthorized charge, billing effort, nonpayment of a Privileged Assets billed amount or certain other noncash items, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving collections therefor or charging off such amount as uncollectible, or any Receivable is discovered as having been created through a fraudulent or counterfeit action (each, an "Adjustment"), the Trust Principal Component will be reduced by the product of (i) one minus the Yield Factor and (ii) the amount of such Adjustment. To the extent that such reduction in the Trust Principal Component would cause the Transferor Amount, expressed as a

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
percentage of the Trust Principal Component (reduced, for the purpose of this calculation, by the Privileged Assets Calculated Amount), to be less than 3%, the Transferors shall deposit to the Collection Account an amount (the "Transfer Deposit Amount") sufficient to cause the Transferor Amount as a percentage of the Trust Principal Component (reduced as aforesaid) to be at least equal to 3%. Any such deposit into the Collection Account shall be deemed a Principal Collection.

   As one of the features of Cardmembership, a Privileged Assets program (the "Privileged Assets program") is offered, under which Cardmembers can make voluntary contributions to an annuity program with a TRS insurance affiliate. Enrollees can choose a monthly contribution amount not to exceed $5,000 per month, which amount is billed to their Card account. Payment of such billed contribution amounts is voluntary, and therefore such amounts do not constitute Receivables, although they are treated under the Agreement in the same manner as Receivables when they are billed to Cardmembers, in the same manner as Collections when they are paid by Cardmembers and in the same manner as an Adjustment if they are not paid within 60 days of first being billed. Because payment of Privileged Assets billed amounts is voluntary by the Cardmember, a portion of the Privileged Assets billed amounts estimated to have occurred with respect to the Designated Accounts in a Due Period is excluded from the calculation of Trust Principal Component for the purposes of determining whether the Transferor is required to add Accounts or to deposit any Transfer Deposit Amount, whether a Pay Out Event has occurred and whether the Transferor is permitted to remove Accounts. Such excluded portion (the "Privileged Assets Calculated Amount") will be determined monthly as the product of (a) one minus the Yield Factor, (b) the Privileged Assets billed amounts estimated to have occurred with respect to the Designated Accounts in the preceding Due Period and (c) a statistical formula applied to the lowest monthly payment experience of Privileged Assets billed amounts for the previous twelve months. Pursuant to the Agreement, if the estimated Privileged Assets billed amounts in the Trust increase beyond a specified level or if the payment rate of the Privileged Assets billed amounts in the entire Portfolio falls below a specified level, the Transferors are required to remove, within 120 days of such occurrence, a portion of the Accounts of Cardmembers who have enrolled in the Privileged Assets program. Unless otherwise provided in the related Prospectus Supplement, Privileged Assets billed amounts are included in the receivable balances and charge volume information for the Portfolio and in the Receivable balances for the Designated Accounts.

Investor Charge-Offs

   With respect to each Series of Certificates, if, on any Distribution Date, the Investor Default Amount, if any, for such Distribution Date exceeds the amount of Yield Collections which are allocated and available to fund such amount, then the Invested Amount for such Series shall be reduced by the aggregate amount of such excess, but not more than the Investor Default Amount for such Distribution Date (an "Investor Charge-Off"). The Invested Amount for such Series will thereafter be increased (but not in excess of the unpaid principal balance of the Certificates of such Series) on any Distribution Date by the amount of Yield Collections allocated and available for that purpose.

   In the case of a Series of Certificates having more than one Class, the related Prospectus Supplement will describe the manner and priority of allocating Investor Charge-Offs and reimbursements thereof among the Invested Amounts of the Classes of such Series.

Final Payment of Principal; Termination of Trust

   With respect to each Series, the Certificates will be subject to optional repurchase by the Transferors on any Distribution Date on or after which the Invested Amount is reduced to an amount less than or equal to 10% (or such other amount specified in the related Prospectus Supplement) of the initial Invested Amount, unless certain events of bankruptcy, insolvency or receivership have occurred with respect to a Transferor. Unless otherwise specified in the related Prospectus Supplement, the repurchase price will be equal to the total Invested Amount (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such Series plus accrued and unpaid interest on the Certificates through the day preceding the Distribution Date with respect to which the repurchase occurs.

   Each Prospectus Supplement will specify the final date on which principal and interest on the Certificates will be scheduled to be distributed (the "Series Termination Date"), subject to prior termination as provided above. In the event that the Invested Amount of the Certificates is greater than zero on the Series Termination Date, the Trustee will sell or cause to be sold, and apply the proceeds to the extent necessary to pay such remaining amounts to all Certificateholders pro rata as final payment of the Certificates, an amount of Receivables up to 110% of the Invested Amount of the Certificates at the close of business on such date, but not more than the total amount of Receivables allocable to the Certificates, unless otherwise specified in the related Prospectus Supplement. The proceeds of any such sale will be treated as collections on the Receivables and applied as provided above in "--Application of Collections."

   Unless the Transferors instruct the Trustee otherwise, the Trust will only terminate on the earlier to occur of: (a) the day following the day on which the aggregate invested amounts of all Series issued by the Trust is zero or
(b) the date specified in the related Prospectus Supplement (the "Final Termination Date"). Upon the termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee shall convey to the Transferors all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than amounts in the accounts maintained by the Trust for the final payment of principal and interest to Certificateholders).

Pay Out Events

   Unless otherwise specified in the related Prospectus Supplement, the Revolving Period for a Series will continue through the end of the date specified in the related Prospectus Supplement, unless a Pay Out Event occurs. An Early Amortization or Early Accumulation Period will commence on the day on which a Pay Out Event occurs or is deemed to occur. A "Pay Out Event" with respect to all Series issued by the Trust refers to any of the following events, unless otherwise specified in the related Prospectus Supplement:

         (i) certain events of bankruptcy or insolvency relating to either Transferor or TRS;

         (ii) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

         (iii) after any applicable grace period, a failure by the Transferors to convey Receivables in Additional Accounts to the Trust when required by the Agreement.

   In addition, a Pay Out Event may occur with respect to any Series upon the occurrence of any other event specified as a Pay Out Event in the related Prospectus Supplement. The Early Amortization or Early Accumulation Period will commence on the day on which an a Pay Out Event occurs or is deemed to occur. Monthly distributions of principal to the Certificateholders or deposits of principal to the Principal Funding Account, as specified in the related Prospectus Supplement, will begin (if they have not already) on the first Distribution Date following the Due Period in which a Pay Out Event occurs or is deemed to have occurred. Thus, if an Early Amortization Period commences, Certificateholders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the final maturity of the Certificates. If the only Pay Out Event to occur is either the insolvency of a Transferor or TRS or the appointment of a receiver or bankruptcy trustee for the Transferor or TRS, the receiver or bankruptcy trustee for such Transferor or TRS may have the power to delay or prevent commencement of the Early Amortization Period and Early Accumulation Period.

   In addition to the consequences of a Pay Out Event discussed above, if TRS (or another seller specified in the related Prospectus Supplement) or a Transferor voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of TRS (or such other seller) or a Transferor, on the day of such appointment TRS (or such other seller) will immediately cease to sell Receivables to RFC under the RFC Receivable Purchase Agreement and promptly give notice to the Trustee of such appointment. If a Transferor voluntarily files for bankruptcy or a receiver or bankruptcy trustee is appointed for a Transferor, on the day of such appointment such Transferor will immediately cease to transfer Receivables to the Trust and such Transferor will promptly give notice to the Trustee of such appointment. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables of the Trust in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by the Certificateholders (other than a Transferor or TRS , as holder of the Class B Certificates of any Series, if the bankruptcy of such Transferor or TRS, as applicable, resulted in such Pay Out Event) representing undivided interests aggregating more than 50% of the aggregate principal amount of each Series issued by the Trust (or, if such Series has more than one Class, of each Class thereof) and, with respect to any Series, any other person specified in the related Prospectus Supplement, the Trustee will sell, dispose of or otherwise liquidate the Receivables of the Trust (other than the Receivables allocable, in accordance with the Agreement, to any outstanding Series that voted to continue the Trust) in accordance with the Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections on the Receivables and such proceeds allocable to the Certificateholders will be distributed as specified above in "--Distributions from the Collection Account" and in the related Prospectus Supplement.

Indemnification

   Unless otherwise specified in the related Prospectus Supplement, the Agreement provides that the Servicer indemnify the Trust, for the benefit of Certificateholders, and the Trustee, including its officers, directors and employees, from and against any loss, liability, expense, damage or injury arising out of or relating to any claims, actions or proceedings brought or asserted by third parties which are suffered or sustained by reason of any acts or omissions of the Servicer pursuant to the Agreement and any Series Supplement; provided, however, that the Servicer shall not indemnify the Trust, the Trustee or the Certificateholders for any liabilities, costs or expenses with respect to U.S. Federal, state or local income or franchise taxes required to be paid by the Trust or the Certificateholders.

   Under the Agreement, the Transferors indemnify injured parties for the entire amount of any losses, claims, damages or liabilities arising out of or based on the Agreement or the actions of the Servicer taken pursuant to the Agreement as though the Agreement created a partnership under the Uniform Partnership Act. The Transferors will also indemnify each Certificateholder for any such losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the certificates) except to the extent that they arise from any action by any Certificateholder. In the event of a Service Transfer, the successor Servicer will indemnify each Transferor for any losses, claims, damages and liabilities of such Transferor as described in this paragraph arising from the actions or omissions of such successor Servicer.

   The Agreement provides that none of the Transferors, the Servicer, TRS or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Certificateholders, any Enhancement provider or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. However, none of the Transferors, the Servicer, TRS or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

   In addition, the Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of Certificateholders with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

Collection and Other Servicing Procedures

   Unless otherwise specified in the related Prospectus Supplement, pursuant to the Agreement, the Servicer, whether acting itself or through one or more subservicers, will be responsible for servicing, collecting, enforcing and administering the Receivables in accordance with the policies and procedures and the degree of skill and care applied or exercised with respect to charge card receivables owned by the Servicer or any subservicer.

   TRS (or any other entity specified in the related Prospectus Supplement), as Servicer, will be permitted under the Agreement to delegate its servicing obligations. Notwithstanding any such delegation, TRS, as Servicer, will continue to be liable for all of its obligations as Servicer under the Agreement.

   Servicing activities performed by the Servicer with respect to the Designated Accounts include collecting and recording payments, communicating with Cardmembers, investigating payment delinquencies, providing billing records to Cardmembers and maintaining internal records. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Designated Accounts and Receivables by the Trustee pursuant to the Agreement, maintaining the agreements, documents and files relating to the Designated Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee.

Servicer Covenants

   In the Agreement, the Servicer covenants to the Certificateholders and the Trustee as to each Receivable and related Designated Account that: (i) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivable or Designated Account, and will maintain in effect all qualifications required in order to service the Receivable or Designated Account and will comply with all requirements of law in connection with servicing the Receivables and the Designated Accounts, the failure to comply with which would have a material adverse effect on Certificateholders;
(ii) it will not permit any rescission or cancellation of the Receivable, except as ordered by a court of competent jurisdiction or except in accordance with the Servicer's usual and customary servicing practices; and (iii) it will do nothing to impair the rights of the Certificateholders in the Receivables and will not reschedule, revise or defer payments due on the Receivables, except in accordance with the Servicer's usual and customary servicing practices.

   Under the terms of the Agreement, the Servicer will be obligated to accept the transfer of any Receivable if it discovers, or receives written notice from the Trustee, that (i) any covenant of the Servicer set forth above has not been complied with respect to such Receivable or (ii) the Servicer has not complied in all material respects with all requirements of law applicable to the Receivables or Designated Accounts, and in either case such noncompliance has not been cured within 60 days thereafter and the Receivable has been charged off as uncollectible or the proceeds of the Receivables are not available to the Trust. Such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivable in the Collection Account on the business day preceding the Distribution Date following the Due Period during which such obligation arises, provided that, if the Servicer is then required to make deposits to the Collection Account more frequently than monthly, the Servicer shall make such deposits not later than two business days after such obligation arises. The amount of such deposit shall be deemed a payment in respect of the related Receivable and will be treated under the Agreement in the same manner as are payments received by the Servicer from Cardmembers under the Designated Accounts. Any amounts so paid by the Servicer shall be allocated in respect of Yield Collections and Principal Collections as provided in the Agreement. This reassignment or transfer and assignment to the Servicer constitutes the sole remedy available to the Certificateholders if such covenant or warranty of the Servicer is not satisfied and the Trust's interest in any such reassigned Receivables shall be automatically assigned to the Servicer.

Servicing Compensation and Payment of Expenses

   Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates, the Servicer's compensation for its servicing activities is a monthly servicing fee (the "Servicing Fee") payable at the times and in the amounts specified in the related Prospectus Supplement. The Servicing Fee will be allocated among the Transferor Interest and the Certificateholders of all Series. The portion of the Servicing Fee allocable to the Certificateholders' Interest on each Distribution Date (the "Monthly Servicing Fee") or such other specified periodic basis is equal to one-twelfth of the product of the applicable Servicing Fee and the Invested Amount as of the last day of the second preceding Due Period. The remainder of the Servicing Fee, which will be allocable to the Transferor Interest, will be paid directly by the holder of the Exchangeable Transferor Certificate from Yield Collections allocated to the Transferor Interest and neither the Trust nor the Certificateholders will have any obligations to pay such portion of the Servicing Fee. The Monthly Servicing Fee will be paid with respect to each Due Period from the Collection Account (unless such amount has been netted against deposits to the Collection Account) as described in the related Prospectus Supplement.

   The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Designated Accounts and the Receivables including, without limitation, expenses related to enforcement of the Receivables, payment of fees and disbursements of the Trustee and independent accountant and all other fees and expenses which are not expressly stated in the Agreement to be payable by the Trust or the Certificateholders other than Federal, state and local income and franchise taxes, if any, of the Trust.

Resignation and Certain Other Matters Regarding the Servicer

   With respect to each Series of Certificates, the Servicer may not resign from its obligations and duties under the Agreement, except, among other reasons, (i) upon determination that such duties are impermissible under applicable law, regulation or order or (ii) upon the satisfaction of the following conditions: (a) the assumption of the duties and obligations of the Servicer under the Agreement by a proposed successor Servicer, (b) the written confirmation by the applicable Rating Agency that the rating of any related Series of Certificates then outstanding will not, solely as a result of such assumption, be reduced or withdrawn, (c) the delivery to the Trustee of an opinion of counsel to the effect that such assumption will not materially adversely affect the treatment of any related Series of Certificates then outstanding, after such assumption, as debt for Federal income tax purposes and that such assumption will not have any material adverse impact on the Federal income taxation of the Trust or any related Certificateholder or Certificate Owner, and (d) the proposed successor Servicer has a net worth of not less than $50,000,000 and its regular business includes the servicing of charge card or revolving credit receivables. No such resignation described in clause (i) above will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Agreement.

   Any person into which, in accordance with the Agreement, any of the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which any of the Transferor or the Servicer is a party, or any person succeeding to the business of any of the Transferor or the Servicer will be the successor to the Transferor or the Servicer, as the case may be, under the Agreement.

Servicer Default

   Unless otherwise specified in the related Prospectus Supplement, in the event of any Servicer Default (as defined below), either the Trustee or Certificateholders evidencing undivided interests aggregating more than 50% of the aggregate principal amount of all Series, by written notice to the Servicer (and to the Trustee, if given by the Certificateholders), may terminate all of the rights and obligations of the Servicer, in its capacity as servicer under the Agreement, with respect to all of the Receivables held by the Trust and the proceeds thereof, and the Trustee shall thereafter appoint a new Servicer (a "Service Transfer"). The rights and interests of the Transferors under the Agreement in the Transferor Interest will not be affected by any Service Transfer. The Transferors shall have the right, which shall be exercisable at any time within 60 days of the giving of the notice of termination as described above, to nominate to the Trustee the name of a potential successor Servicer. The Trustee shall as promptly as possible appoint the entity nominated by the Transferors if such entity meets certain eligibility criteria set forth in the Agreement. If the Transferors do not nominate an entity to be successor Servicer within such 60-day period, the Trustee shall as promptly as possible appoint a successor Servicer, and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement will pass to, and be vested in, the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Agreement to serve as a successor Servicer for servicing compensation not in excess of the Servicing Fee. If the Trustee is unable to obtain any bids from eligible Servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the related Servicer Default, then the Trustee will offer to the Transferors the right to accept the retransfer of all of the Receivables.

   A "Servicer Default" refers to any of the following events:

         (i) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make any withdrawal, on the date the Servicer is required to do so under the Agreement or any Series Supplement thereto (upon expiration of a five business day grace period), provided, however, that any such failure caused by a nonwillful act of the Servicer shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five business days after receiving notice thereof;

         (ii) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer in the Agreement or any Series Supplement thereto which has a material adverse effect on the Certificateholders of the related Series, which continues unremedied for a period of 60 days after written notice and which continues to materially adversely affect the rights of the Certificateholders of any related Series then outstanding for such period, or the Servicer assigns its duties under the Agreement, except as specifically permitted thereunder;

         (iii) any representation, warranty or certification made by the Servicer in the Agreement or any Series Supplement thereto or in any certificate delivered pursuant to the Agreement or any Series Supplement thereto proves to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders of the related Series, and which material adverse effect continues for the Certificateholders for a period of 60 days after written notice and which continues to materially adversely affect the rights of the Certificateholders of any related Series then outstanding for such period; or

         (iv) the occurrence of certain events of bankruptcy or insolvency relating to the Servicer.

   Unless otherwise stated in the related Prospectus Supplement, notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of 10 business days after the applicable grace period or a delay in or failure of performance referred to under clauses (ii) or (iii) for a period of 60 business days after the applicable grace period shall not constitute a Servicer Default, if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement or any Series Supplement thereto and the Servicer shall provide the Trustee, the issuer of any irrevocable letter of credit or provider of other form of Enhancement, if any, applicable to any related Series, the Transferor and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer will immediately notify the Trustee in writing of an Servicer Default.

Reports To Certificateholders

   Unless otherwise specified in the related Prospectus Supplement, prior to each Distribution Date, the Servicer will forward to the Trustee a statement (the "Monthly Servicer Report") prepared by the Servicer setting forth certain information with respect to the Trust and the Certificates, including: (a) the aggregate amount of Collections, the aggregate amount of Yield Collections and the aggregate amount of Principal Collections processed during the immediately preceding Due Period; (b) the applicable Invested Percentages for such Due Period; (c) the total amount to be deposited in the Principal Funding Account, if applicable; (d) the aggregate outstanding balance of the Designated Accounts which were delinquent by, respectively, 30 days, 60 days, 90 days and 120 days or more as of the cycle billing date for each such Designated Account occurring in the Due Period immediately preceding such Distribution Date; (e) the Investor Default Amount for such Distribution Date; (f) the amount of Investor Charge-Offs and the amount of reimbursements thereof for such Distribution Date; (g) the amount of the Monthly Servicing Fee for such Distribution Date; (h) the existing Deficit Controlled Amortization Amount, if applicable; (i) the aggregate amount of Receivables in the Trust at the close of business on the last day of the Due Period preceding such Distribution Date; (j) the Invested Amount at the close of business on the last day of the Due Period immediately preceding such Distribution Date; (k) the amount available under any Enhancement, if any, at the close of business on such Distribution Date; and (1) whether a Pay Out Event shall have occurred. The Trustee will make such statement available to the Certificateholders or Certificate Owners upon request. In the case of a Series of Certificates having more than one Class, the statements forwarded to Certificateholders will provide information as to each Class of Certificates, as appropriate.

   On each Interest Payment Date (including the Expected Final Payment Date) or Special Payment Date, as the case may be, the Paying Agent, on behalf of the Trustee, will forward to each Certificateholder of record a statement (the "Payment Date Statement") prepared by the Servicer setting forth the information with respect to the Certificates set forth in the Monthly Servicer Report supplied to the Trustee as described in the preceding paragraph since the immediately preceding Interest Payment Date or Special Payment Date, as the case may be, and the following additional information (which, in the case of (a), (b) and (c) below, will be stated on the basis of an original principal amount of $1,000 per Certificate): (a) the total amount distributed;
(b) the amount of such distribution allocable to principal on the Certificates; (c) the amount of such distribution allocable to interest on the Certificates; (d) the amount, if any, by which the principal balance of the Certificates exceeds the Invested Amount as of the Record Date with respect to such Interest Payment Date or Special Payment Date, as the case may be; and
(e) the "series factor" as of the end of the Record Date with respect to such Interest Payment Date or Special Payment Date (consisting of an eight-digit decimal expressing the Invested Amount as of such Record Date (determined after taking into account any increase or decrease in the Invested Amount which will occur on the following Distribution Date) as a proportion of the Initial Invested Amount).

   The fiscal year of the Trust ends on December 31 in each year. On or before January 31 of each calendar year the Paying Agent, on behalf of the Trustee, will furnish or cause to be furnished to each person who at any time during the preceding calendar year was a Certificateholder of record (or, if so provided in applicable Treasury regulations, made available to Certificate Owners) a statement prepared by the Servicer containing the information required to be provided by an issuer of indebtedness under the Code for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as the Servicer deems necessary or desirable to enable the Certificateholders to prepare their tax returns. See "Federal Income Tax Consequences."

Evidence As To Compliance

   The Agreement provides that on or before March 31 of each calendar year (or such other date specified in the related Prospectus Supplement), the Servicer will cause a firm of nationally recognized independent accountants to furnish a report to the effect that such firm has applied procedures, as agreed upon between such firm and the Servicer, to certain documents and records relating to the servicing of the Receivables and that, based upon such agreed-upon procedures, no matters came to their attention that caused them to believe that such servicing was not conducted in compliance with certain applicable terms and conditions set forth in the Agreement except for such exceptions or errors as shall be set forth in such statement. In addition, on or before March 31 of each calendar year (or such other date specified in the related Prospectus Supplement), such accountants will compare the mathematical calculations of the amounts contained in the Monthly Servicer Reports and other certificates delivered during such year with the computer reports of the Servicer and statements of any agents engaged by the Servicer to perform servicing activities which were the source of such amounts and deliver a certificate to the Trustee stating that such amounts are in agreement except for such exceptions which shall be set forth in such report.

   The Agreement provides for delivery to the Trustee on or before March 31 of each calendar year of a statement signed by an officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

   Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

Amendments

   Unless otherwise specified in the related Prospectus Supplement, the Agreement and the related Series Supplement may be amended by the Transferors, the Servicer and the Trustee, without Certificateholder consent to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to add, modify or eliminate such provisions as the Transferors may deem necessary or advisable in order to enable all or a portion of the Trust (i) to qualify as, and to permit an election to be made to cause the Trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of Section 860L of the Internal Revenue Code and (ii) to avoid the imposition of state or local income or franchise taxes imposed on the Trust's property or its income, and to add any other provisions with respect to matters or questions arising under the Agreement or the related Series Supplement which are not inconsistent with the provisions of the Agreement or such Series Supplement. The amendments which the Transferors may make without the consent of Certificateholders pursuant to the preceding sentence include, without limitation, the addition or deletion of a sale of Receivables and termination of the Trust upon the occurrence of an insolvency of either of the Transferors. In addition, the Agreement and the related Series Supplement may be amended from time to time by the Transferors, the Servicer and the Trustee, without Certificateholder consent, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or the related Series Supplement or of modifying in any manner the rights of Certificateholders of any Series then issued and outstanding thereunder provided that (i) the Servicer must provide an opinion of counsel to the Trustee to the effect that such amendment will not materially and adversely affect the interests of the Certificateholders of any outstanding Series thereunder (or 100% of the Class of Certificateholders so affected shall have consented), (ii) such amendment shall not, as evidenced by an opinion of counsel, cause the Trust to be characterized for Federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the Federal income taxation of any outstanding Series of Certificates thereunder or any Certificate

Owner and (iii) the applicable Rating Agency shall confirm that such amendment shall not cause a reduction or withdrawal of the rating of any outstanding Series of Certificates thereunder. Any Series Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not require Certificateholder consent under the provisions of the Agreement or any Series Supplement.

   The Agreement and the related Series Supplement may also be amended by the Transferors, the Servicer and the Trustee (a) in the case of a change in the permitted activities of the Trust which is not materially adverse to Certificateholders, with the consent of Certificateholders evidencing not less than 50% of the aggregate unpaid principal amount of the Certificates of each outstanding Series affected by such change, unless such change is necessary for compliance with accounting requirements or tax requirements or required to cure any ambiguity or correct or supplement any provision contained in the Agreement or any Series Supplement which may be defective or inconsistent with any provisions thereof and (b) in all other cases, with the consent of the holders of Certificates evidencing undivided interests aggregating not less than 66 2/3% of the principal amount of all Series adversely affected for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or the related Series Supplement or of modifying in any manner the rights of Certificateholders of any Series then issued thereunder and outstanding. No such amendment, however, may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on such Series, (ii) change the definition or the manner of calculating the invested amount, invested percentage, the applicable available amount under any Enhancement or the investor default amount of such Series, or
(iii) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of all Certificateholders of all Series adversely affected.

   In addition to being subject to amendment pursuant to the provisions described above, the Agreement and the relevant Series Supplement may be amended by the Transferors without the consent of the Servicer, the Trustee or any Certificateholder to account for the transfer of assets as sales in accordance with FASB Statement No. 140, including providing for the transfer of receivables from Centurion Bank to a bankruptcy-remote special purpose entity and from that entity to the Trust. Promptly after the effectiveness of any such amendment, the Transferors shall deliver a copy of such amendment to each of the Servicer, the Trustee, each Rating Agency and any other party entitled to receive it pursuant to the relevant supplement. Furthermore, such amendment shall be subject to the delivery by the Transferors of a tax opinion.

   Promptly following the execution of any amendment to the Agreement or a Series Supplement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder of all Series.

List of Certificateholders

   With respect to each Series of Certificates, upon written request of three or more Certificateholders of record or any Certificateholder or group of Certificateholders of record representing undivided interests in the Trust aggregating not less than 10% (or such other percentage specified in the related Prospectus Supplement) of the Invested Amount, the Trustee will afford such Certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other Certificateholders with respect to their rights under the Agreement.

The Trustee

   The Trustee is The Bank of New York. Any Transferor, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferors, the Servicer and any of their respective affiliates may hold Certificates in their own names; however, any Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by the Certificateholders as a group.

   For purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.


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
   The Trustee may resign at any time, in which event a successor Trustee will be appointed as provided in the Agreement. The Servicer may also remove the Trustee, if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, a successor Trustee will be appointed as provided in the Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.


                                  ENHANCEMENT

General

   For any Series, Enhancement may be provided with respect to one or more Classes thereof. Enhancement may be in the form of a letter of credit, a maturity guaranty facility, a cash collateral account, a cash collateral guaranty, a collateral interest, a tax protection agreement, an interest rate swap, an interest rate cap, a surety bond, a guaranteed rate agreement, an insurance policy, a spread account, a reserve account, a subordinated interest in the Receivables or certain cash flows in respect of the Receivables or other contract or agreement for the benefit of Certificateholders of such Series or Class. Enhancement may also take the form of subordination of one or more Classes of a Series to any other Class or Classes of a Series or a cross-support feature which requires collections on Receivables of one Series to be paid as principal and/or interest with respect to another Series. If so specified in the related Prospectus Supplement, any form of Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

   Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Enhancement or which are not covered by the Enhancement, Certificateholders will bear their allocable share of deficiencies.

   If Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) any material provision of any agreement relating to such Enhancement. Additionally, the related Prospectus Supplement may set forth certain information with respect to any Enhancement Provider, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under such it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, Enhancement with respect to a Series may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Enhancer will have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Invested Amount").

Subordination

   If so specified in the related Prospectus Supplement, one or more Classes of Subordinated Certificates of any Series will be subordinated as described in the related Prospectus Supplement to the extent necessary to fund payments with respect to the Senior Certificates. The rights of the holders of any such Subordinated Certificates to receive distributions of principal and/or interest on any Distribution Date for such Series will be subordinate in right and priority to the rights of the holders of Senior Certificates, but only to the extent set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Enhancement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which such amounts available from payments that would otherwise be made to holders of such Subordinated Certificates will be distributed to holders of Senior Certificates. If collections of Receivables otherwise distributable to holders of a

Subordinated Class of a Series will be used as support for a Class of another Series, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

Letter of Credit

   If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other Enhancement. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement.

   The maximum liability of an L/C Bank under its letter of credit will generally be an amount equal to a percentage specified in the related Prospectus Supplement of the initial Invested Amount of a Series or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

Cash Collateral Guaranty or Account

   If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain permitted investments in an account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

Collateral Interest

   If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided initially by an undivided interest in the Trust (the "Collateral Interest") in an amount initially equal to a percentage of the Certificates of such Series as specified in the Prospectus Supplement. Such Series may also have the benefit of a Cash Collateral Guaranty or Cash Collateral Account with an initial amount on deposit therein, if any, as specified in the related Prospectus Supplement which will be increased (i) to the extent the Transferors elect, subject to certain conditions specified in the related Prospectus Supplement, to apply Principal Collections allocable to the Collateral Interest to decrease the Collateral Interest, (ii) to the extent Principal Collections allocable to the Collateral Interest are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement and (iii) to the extent Excess Yield Collections are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement. The total amount of the Enhancement available pursuant to the Collateral Interest and, if applicable, the Cash Collateral Guaranty or Cash Collateral Account will be the lesser of the sum of the Collateral Interest and the amount on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments which otherwise would be made to holders of the Collateral Interest will be distributed to holders of Certificates and, if applicable, the circumstances under which payment will be made under the Cash Collateral Guaranty or under the Cash Collateral Account.

Surety Bond or Insurance Policy

   If so specified in the related Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

   If so specified in the related Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of any Series or Class of such Series to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

Spread Account

   If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "Spread Account") intended to assure the subsequent distribution of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

Reserve Account

   If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more Classes of Certificates, including the Subordinated Certificates, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination thereof. The Reserve Account will be established to assure the subsequent distribution of principal or interest on the Certificates of such Series or Class thereof in the manner provided in the related Prospectus Supplement.

              DESCRIPTION OF THE RFC RECEIVABLE PURCHASE AGREEMENT

   The Receivables in the Designated Accounts that are owned by TRS, and which are transferred to the Trust by RFC, were purchased by RFC from TRS pursuant to the RFC Receivable Purchase Agreement, dated as of June 30, 1992, as amended and supplemented, between RFC, as purchaser, and TRS, as seller (the "RFC Receivable Purchase Agreement"). (A copy of the RFC Receivable Purchase Agreement is incorporated by reference to the Registration Statement of which this Prospectus is a part.) The following summary describes certain terms of the RFC Receivable Purchase Agreement.

Sale of Receivables

   Under the RFC Receivable Purchase Agreement, TRS sold to RFC all of TRS' right, title and interest in and to the Receivables existing and arising in the Designated Accounts owned by TRS. Under the Agreement, all of such Receivables are, in turn, assigned by RFC to the Trust, and RFC has assigned all of its rights in, to and under the RFC Receivable Purchase Agreement to the Trust. In addition, under the RFC Receivable Purchase Agreement, TRS may sell to RFC all of its right, title and interest in and to the Receivables existing and arising in Additional Accounts owned by TRS. Unless otherwise specified in the related Prospectus Supplement, the purchase price for the Receivables sold by TRS to RFC was paid and will be payable by RFC in cash or, at the election of RFC, as a capital contribution by TRS, RFC's parent, or a combination thereof.

   In connection with the sale of the Receivables contemplated by the RFC Receivable Purchase Agreement, TRS has indicated and will indicate in its records, including any computer files, that the Receivables in the Designated Accounts owned by TRS have been sold to RFC by TRS and that such Receivables, in turn, have been transferred by RFC to the Trust. In addition, TRS provided and will provide to RFC a computer file or a microfiche list containing a true and complete list identifying the Designated Accounts by account number and total outstanding balance on the Cut Off Date or Additional Account Cut Off Date, as the case may be, as of which the Receivables in such Designated Account were sold to RFC. The records and agreements relating to such Designated Accounts and Receivables have not been and will not be segregated by TRS from other documents and agreements relating to other charge accounts and receivables and have not been and will not be stamped or marked to reflect the sale thereof to RFC. TRS has filed UCC financing statements naming itself as debtor and RFC as secured party and meeting the requirements of state law in New York with respect to the Receivables arising under the Designated Accounts, the Receivables of which have been sold by it to RFC, and will similarly file UCC financing statements with respect to such Receivables in any Additional Accounts. See "Certain Legal Aspects of the Receivables."

   Pursuant to the RFC Receivable Purchase Agreement, TRS may, if RFC is required to designate Additional Accounts under the Agreement, upon request of RFC designate Additional Accounts to be included as Designated Accounts under the RFC Receivable Purchase Agreement. TRS and RFC may also agree from time to time to designate Additional Accounts under the RFC Receivable Purchase Agreement. RFC may require TRS to

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repurchase Receivables existing or to be created in Designated Accounts designated as Removed Accounts pursuant to the Agreement. See "Description of the Certificates--Removal of Designated Accounts."

Representations and Warranties

   TRS has represented and warranted to RFC in the RFC Receivable Purchase Agreement, that on the Closing Date (a) TRS is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, has the full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the RFC Receivable Purchase Agreement, (b) the RFC Receivable Purchase Agreement constitutes a legal, valid and binding obligation of TRS, (c) the RFC Receivable Purchase Agreement constitutes a valid sale to RFC of all right, title and interest of TRS in and to the Receivables, whether then existing or thereafter created in the Designated Accounts owned by TRS and the proceeds thereof which is effective as to each such Receivable upon the creation thereof and (d) as of the applicable Selection Date and, in the case of certain selection criteria, also as of the applicable Cut Off Date (or as of the Additional Account Selection Date and, in the case of certain selection criteria, also as of the Additional Account Cut Off Date), each Account subject to the RFC Receivable Purchase Agreement was an Eligible Account. Upon the breach of certain of the representations and warranties described in this paragraph or if a material amount of the Receivables are determined not to be Eligible Receivables, TRS will repurchase from RFC for an amount of cash equal to the amount of cash which RFC is required to deposit under the Agreement connection with such breach.

   TRS has covenanted and will covenant to RFC for the benefit of all Certificateholders of all Series which from time to time may have an interest in the Trust that, as to the Receivables and the Designated Accounts subject to the RFC Receivable Purchase Agreement, unless cured within 60 days from receipt of notice from RFC or the Trustee, it will accept the transfer of any Receivable sold by TRS to RFC that is charged off as uncollectible or any such Receivable the proceeds of which are unavailable to the Trust if (i) such Receivable is not an Eligible Receivable, (ii) such Receivable was not conveyed by TRS to RFC free and clear of all liens (except such liens as may be permitted by the Agreement) or in compliance in all material respects with all requirements of law, (iii) all material information with respect to the Receivables and the Designated Accounts related thereto in the list provided by TRS to RFC was not true and correct in all material respects, (iv) TRS did not obtain all consents, licenses, approvals or authorizations required in connection with the conveyance of the Receivables to RFC and, in turn, to the Trust, or (v) on the closing date with respect to the initial Designated Accounts owned by TRS, and on the applicable Additional Account Closing Date with respect to Additional Accounts owned by TRS, the computer file or list of Designated Accounts or Additional Accounts, as the case may be, provided by TRS to RFC was not an accurate and complete listing of all such Accounts in all material respects as of the Cut Off Date or the Additional Account Cut Off Date, as applicable, or the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder was not true and correct in all material respects as of the Cut Off Date or the Additional Account Cut Off Date, as applicable. Additionally, TRS covenants in the RFC Receivable Purchase Agreement to repurchase, under certain conditions, each Receivable sold by it to RFC which is subject to certain specified liens immediately upon the discovery of such liens. TRS shall repurchase any such Receivable, if RFC is required to accept the retransfer of such Receivable under the Agreement, on the date of such retransfer. The purchase price for such Ineligible Receivable shall be the balance of such Receivable.

   TRS has also agreed to indemnify RFC and to hold RFC harmless from and against any and all losses, damages and expenses (including reasonable attorneys' fees) suffered or incurred by RFC if the foregoing representations and warranties are materially false.

Certain Covenants

   In the RFC Receivable Purchase Agreement, TRS covenants to perform its obligations under the account agreements relating to the Designated Accounts owned by it and TRS' policies and procedures relating to the Designated Accounts owned by it unless the failure to do so would not have a material adverse effect on the rights of the Trust, as assignee of the Receivables existing or arising thereunder, or the Certificateholders. In that regard, TRS may change the terms and provisions of such account agreements or policies and procedures in any respect (including, without limitation, the calculation of the amount, or the timing, of charge-offs), so long as any such

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
changes are made applicable to comparable segments of the charge accounts owned and serviced by TRS which have characteristics the same as, or substantially similar to, the Designated Accounts.

   In addition, TRS expressly acknowledges and consents to RFC's assignment of its rights relating to Receivables and under the RFC Receivable Purchase Agreement to the Trustee for the benefit of the Certificateholders. TRS also agrees, for the benefit of the Trustee and any provider of any Enhancement, that any amounts payable by TRS to RFC pursuant to the RFC Receivable Purchase Agreement that are to be paid by RFC to the Trustee for the benefit of the Certificateholders will be paid by TRS on behalf of RFC directly to the Trustee.

Termination

   The RFC Receivable Purchase Agreement will terminate immediately after the Trust terminates. In addition, if pursuant to certain provisions of Federal law, TRS becomes party to any bankruptcy or similar proceeding (other than as a claimant) and, if such proceeding is not voluntary and it is not dismissed within 90 days of its institution, or if a bankruptcy trustee is appointed for TRS, TRS will immediately cease to sell Receivables to RFC and promptly give notice of such event to the Transferor and to the Trustee.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

   The following is a description of certain legal aspects of the transfer from TRS to RFC of Receivables under the RFC Receivable Purchase Agreement and of the assignment of Receivables by RFC and Centurion Bank, the Transferors, to the Trust under the Agreement.

Transfer of Receivables

   TRS represents and warrants that its transfer of receivables to RFC is an absolute sale of those receivables. RFC and Centurion Bank each represents and warrants that its transfer of receivables to the Trustee is either (i) an absolute sale of those receivables or (ii) the grant of a security interest in those receivables. For a description of the Trustee's rights if these representations and warranties are not true, see "Description of the Certificates--Covenants, Representations and Warranties" in this Prospectus.

   Each of Centurion Bank, TRS, and RFC takes steps under the UCC to perfect its transferee's interest in the receivables. Nevertheless, if the UCC does not govern these transfers and if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

   Each of Centurion Bank, TRS, and RFC represents, warrants, and covenants that its transfer of receivables is perfected and free and clear of the lien or interest of any other entity, except for certain permitted liens. If this is not true, the Trustee's interest in the receivables could be impaired, and payments to you could be delayed or reduced. For instance,

   o a prior or subsequent transferee of receivables could have an interest in the receivables superior to the interest of the Trustee;

   o a tax, governmental, or other nonconsensual lien that attaches to the property of Centurion Bank, TRS, or RFC could have priority over the interest of the Trustee in the receivables;

   o the administrative expenses of a conservator, receiver, or bankruptcy trustee for Centurion Bank or TRS could be paid from collections on the receivables before Certificateholders receive any payments; and

   o if insolvency proceedings were commenced by or against TRS, or if certain time periods were to pass, the Trustee may lose any perfected interest in collections held by TRS and commingled with other funds.

Certain Matters Relating To Bankruptcy

   Centurion Bank is chartered as a Utah industrial loan corporation and is regulated and supervised by the Utah Department of Financial Institutions, which is authorized to appoint the Federal Deposit Insurance Corporation (the "FDIC") as conservator or receiver for Centurion Bank if certain events occur relating to Centurion Bank's financial condition or the propriety of its actions. In addition, the FDIC, as Centurion Bank's primary federal regulator, could appoint itself as conservator or receiver for Centurion Bank.

   The Federal Deposit Insurance Act (the "FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, provides that certain agreements and transfers of property by a financial

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
institution cannot be enforced against the FDIC. Opinions and policy statements issued by the FDIC suggest that, because of the manner in which these transactions are structured, the FDIC would respect the transfer of receivables by Centurion Bank. Nevertheless, if the FDIC were to assert a contrary position, or were to require the Trustee to go through the administrative claims procedure established by the FDIC in order to obtain payments on the receivables, or were to request a stay of any actions by the Trustee to enforce the Agreement or the Certificates against Centurion Bank, delays in payments on the Certificates and possible reductions in the amounts of those payments could occur.

   In addition, the FDIC as conservator or receiver for Centurion Bank could repudiate the Agreement. The FDIA would limit the damages for this repudiation to "actual direct compensatory damages" determined as of the date that the FDIC was appointed as conservator or receiver. The FDIC, moreover, could delay its decision whether to repudiate the Agreement for a reasonable period following its appointment as conservator or receiver. Therefore, if the FDIC as conservator or receiver for Centurion Bank were to repudiate the Agreement, the amount payable to you could be lower than the outstanding principal and accrued interest on the Certificates, thus resulting in losses to you.

   If TRS or any of its affiliates were to become a debtor in a bankruptcy case, the court could exercise control over the receivables on an interim or a permanent basis. Although steps have been taken to minimize this risk, TRS or any of its affiliates as debtor-in-possession or another interested party could argue that

   o TRS did not sell the receivables to RFC but instead borrowed money from RFC and granted a security interest in the receivables;

   o RFC and its assets (including the receivables) should be substantively consolidated with the bankruptcy estate of TRS or any of its affiliates; or

   o the receivables are necessary for TRS or any of its affiliates to reorganize.

   If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.

   If TRS or any of its affiliates were to enter bankruptcy, moreover, the Trustee and the Certificateholders could be prohibited from taking any action to enforce the RFC Receivables Purchase Agreement or the Agreement against TRS or those affiliates without the permission of the bankruptcy court. Certificateholders also may be required to return payments already received if TRS were to become a debtor in a bankruptcy case.

   Regardless of any decision made by the FDIC or ruling made by a court, the fact that Centurion Bank has entered conservatorship or receivership or that a bankruptcy case has been commenced by or against TRS or its affiliates could have an adverse effect on the liquidity and value of the Certificates.

   In addition, regardless of the terms of the Agreement or any other transaction document, and regardless of the instructions of those authorized to direct the Trustee's actions, the FDIC as conservator or receiver for Centurion Bank or a court overseeing the bankruptcy case of TRS or any of its affiliates may have the power (i) to prevent or require the commencement of an Early Amortization Period, (ii) to prevent, limit, or require the early liquidation of receivables and termination of the Trust, or (iii) to require, prohibit, or limit the continued transfer of receivables. Furthermore, regardless of the terms of the Agreement or any other transaction document, a bankruptcy court (i) could prevent the appointment of a successor Servicer or
(ii) could authorize TRS to stop servicing the receivables or providing administrative services for RFC. If any of these events were to occur, payments to you could be delayed or reduced.

Consumer Protection Laws

   The relationship of the consumer and the provider of consumer credit is extensively regulated by federal and state consumer protection laws. With respect to Card accounts issued by Centurion Bank and TRS, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts.
The statutes impose various disclosure requirements either before or when an Account is opened, or both, and at the end of monthly billing cycles, and, in addition, limit account holder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and regulate practices followed in collections. In addition, account holders are entitled under these laws to have payments and credits applied to credit and charge accounts promptly and to request prompt resolution of billing errors. Congress and the states may enact new laws and amendments to existing laws to regulate further the consumer

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
credit industry. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Transferors with respect to obligations arising before transfer of the Receivables to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, an Account holder may be entitled to assert such violations by way of set-off against the obligation to pay the amount of receivables owing. All Receivables that were not created in compliance in all material respects with the requirements of such laws (if such noncompliance has a material adverse effect on the Certificateholders' interest therein) will be reassigned to the Transferors. The Servicer has also agreed in the Agreement to indemnify the Trust, among other things, for any liability arising from such violations. For a discussion of the Trust's rights if the Receivables were not created in compliance in all material respects with applicable laws, see "Description of the Certificates--Covenants, Representations and Warranties."

   Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders if such laws result in any Receivables being charged-off as uncollectible. See "Description of the Certificates--Defaulted Receivables; Recoveries; Adjustments."

                        FEDERAL INCOME TAX CONSEQUENCES

General

   The following is a discussion of material federal income tax consequences relating to the investment in a Certificate offered hereunder. Additional federal income tax considerations relevant to a particular Series may be set forth in the related Prospectus Supplement. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular Certificate Owner in light of that Certificate Owner's circumstances, and some Certificate Owners may be subject to special tax rules and limitations not discussed below. Each prospective Certificate Owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a Certificate.

   For purposes of this discussion, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term "U.S. Certificate Owner" means any Certificate Owner that is a U.S. Person.

Treatment of The Certificates As Debt

   The Transferors express in the Agreement the intent that for federal, state and local income and franchise tax purposes, the Certificates will be debt secured by the Receivables. The Transferors, by entering into the Agreement, and each investor, by the acceptance of a beneficial interest in a Certificate, will agree to treat the Certificates as debt for federal, state and local income and franchise tax purposes. However, because different criteria are used in determining the non-tax accounting treatment of the transaction, the Transferors will treat the Agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

   A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the Internal Revenue Service (the "IRS") to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

   The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the Transferors have relinquished (and the purchaser has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Except to the extent otherwise specified in the related Prospectus Supplement, Orrick, Herrington & Sutcliffe LLP, special counsel to the Transferors ("Special Counsel"), is of the opinion that, under

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current law as in effect on the Closing Date, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the Certificates offered hereunder will not constitute an ownership interest in the Receivables but will properly be characterized as debt. Except where indicated to the contrary, the following discussion assumes that the Certificates offered hereunder are debt for federal income tax purposes.

Treatment of the Trust

   General. The Agreement permits the issuance of Certificates and certain other interests (including any collateral interest) in the Trust, each of which may be treated for federal income tax purposes either as debt or as equity interests in the Trust. If all of the Certificates and other interests (other than the Exchangeable Transferor Certificate) in the Trust were characterized as debt, the Trust might be characterized as a security arrangement for debt collateralized by the Receivables and issued directly by the Transferors (or other holders of the Exchangeable Transferor Certificate). Under such a view, the Trust would be disregarded for federal income tax purposes. Alternatively, if some of the Certificates or other interests (other than the Exchangeable Transferor Certificate) in the Trust were characterized as equity, the Trust might be characterized as a separate entity owning the Receivables, issuing its own debt, and jointly owned by the Transferors (or other holders of the Exchangeable Transferor Certificate) and the other holders of equity interests in the Trust.

   Possible Treatment of the Trust as a Partnership or a Publicly Traded Partnership. Although, as described above, Special Counsel is of the opinion that the Certificates will properly be treated as debt for federal income tax purposes, such opinion does not bind the IRS and thus no assurance can be given that such treatment will prevail. If the IRS were to contend successfully that some or all of the Exchangeable Transferor Certificate, the Certificates or any other interest in the Trust (including certain collateral interests) were equity in the Trust for federal income tax purposes, all or a portion of the Trust could be classified as a partnership or as a publicly traded partnership taxable as a corporation for such purposes. Because Special Counsel is of the opinion that the Certificates will be characterized as debt for federal income tax purposes and because any holder of an interest in a collateral interest generally will agree to treat that interest as debt for such purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

   If the Trust were treated in whole or in part as a partnership in which some or all holders of interests in the publicly offered Certificates were partners, that partnership could be classified as a publicly traded partnership, and so could be taxable as a corporation. Further, regulations published by the Treasury Department on December 4, 1995 (the "Regulations") could cause the Trust to constitute a publicly traded partnership even if all holders of interests in publicly offered Certificates are treated as holding debt. The Regulations generally apply to taxable years beginning after December 31, 1995, and thus could affect the classification of pre-existing entities and the ongoing tax treatment of already completed transactions. Although the Regulations provide for a 10-year grandfather period for a partnership actively engaged in an activity before December 4, 1995, it is not clear whether the Trust would qualify for this grandfather period. If the Trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered Certificates as equity or by reason of the Regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business"; however, whether the income of the Trust would be so classified is unclear.

   Under the Code and the Regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The Transferors intend to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership by reason of interests in the Trust other than the publicly traded Certificates. Although the Transferors expect such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such interests as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the Transferors. As a result, there can be no assurance that the measures the Transferors intend to take will in all circumstances be sufficient to prevent the Trust from being classified as a publicly traded partnership under the Regulations.

   If the Trust were treated as a partnership other than a publicly traded partnership taxable as a corporation, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related Receivables would be taken into account directly in computing taxable income of the Transferors (or the holders of the Exchangeable Transferor

Certificate) and any Certificate Owners treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by any Certificate Owners treated as partners would likely differ from that reportable by such Certificate Owners had they been treated as owning debt. In addition, if the Trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any Certificate Owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner. Further, if the Trust were treated in whole or in part as a partnership and the number of holders of interests in the publicly offered Certificates and other interests in the Trust treated as partners equaled or exceeded 100, the Transferors may cause that Trust to elect to be an "electing large partnership." The consequence of such election to investors could include the determination of certain tax items at the partnership level and the disallowance of otherwise allowable deductions. No representation is made as to whether any such election will be made.

   If the arrangement created by the Agreement were treated in whole or in part as a publicly traded partnership taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the Receivables. That tax could result in reduced distributions to Certificate Owners. No distributions from the Trust would be deductible in computing the taxable income of the corporation, except to the extent that any Certificates were treated as debt of the corporation and distributions to the related Certificate Owners were treated as payments of interest thereon. In addition, distributions to Certificate Owners not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (and Certificate Owners may not be entitled to any dividends received deduction in respect of such income).

   FASIT Election. Upon satisfying certain conditions set forth in the Agreement, the Transferors will be permitted to amend the Agreement and any Series Supplement in order to enable all or a portion of a Trust to qualify under the Code as a "Financial Asset Securitization Investment Trust" or "FASIT" and to permit a FASIT election to be made with respect thereto. See "Description of the Certificates--Amendments." Under the FASIT provisions of the Code, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Certificates, and those securities would be treated as debt for federal income tax purposes. However, there can be no assurance that the Transferors will or will not cause any permissible FASIT election to be made with respect to the Trust, or amend the Agreement or any Series Supplement in connection with any election. If such an election is made, it may cause a Certificate Owner to recognize gain with respect to its Certificate, even though Special Counsel is of the opinion that a Certificate will be treated as debt for federal income tax purposes without regard to the election and the Certificate would be treated as debt following the election. Additionally, any such election and any related amendments to the Agreement and any Series Supplement may have other tax and non-tax consequences to Certificate Owners. Accordingly, prospective Certificate Owners should consult their tax advisors with regard to the effects of any such election and any permitted related amendments on them in their particular circumstances.

Taxation of Interest Income of U.S. Certificate Owners

   General. Stated interest on a beneficial interest in a Certificate will be includible in gross income in accordance with a U.S. Certificate Owner's method of accounting.

   Original Issue Discount. If the Certificates are issued with original issue discount ("OID"), the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986, as amended (the "Code") will apply to the Certificates. Under those provisions, a U.S. Certificate Owner (including a cash basis holder) generally would be required to accrue the OID on its interest in a Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income somewhat in advance of the receipt of cash attributable to that income. In general, a Certificate will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if such excess equals or exceeds
0.25 percent multiplied by the weighted average life of the Certificate (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments). Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Certificates is unclear. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a Certificate is

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"unconditionally payable" and hence that all of such interest should be included in the Certificate's stated redemption price at maturity. If sustained, such treatment should not significantly affect the tax liability of most Certificate Owners, but prospective U.S. Certificate Owners should consult their own tax advisers concerning the impact to them in their particular circumstances.

   Market Discount. A U.S. Certificate Owner who purchases an interest in a Certificate at a discount that exceeds any unamortized OID may be subject to the "market discount" rules of sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a Certificate and partial principal payments on a Certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a Certificate that has market discount.

   Market Premium. A U.S. Certificate Owner who purchases an interest in a Certificate at a premium may elect to offset the premium against interest income over the remaining term of the Certificate in accordance with the provisions of section 171 of the Code.

Sale or Exchange of Certificates

   Upon a disposition of an interest in a Certificate, a U.S. Certificate Owner generally will recognize gain or loss equal to the difference between the amount realized on the disposition and the U.S. Certificate Owner's adjusted basis in its interest in the Certificate. The adjusted basis in the interest in the Certificate will equal its cost, increased by any OID or market discount includible in income with respect to the interest in the Certificate prior to its sale and reduced by any principal payments previously received with respect to the interest in the Certificate and any amortized premium. Subject to the market discount rules, gain or loss will be capital gain or loss if the interest in the Certificate was held as a capital asset. Capital losses generally may be used only to offset capital gains.

Foreign Certificate Owners

   Under United States federal income tax law now in effect, payments of interest by the Trust to a Certificate Owner who, as to the United States, is a nonresident alien individual or a foreign corporation (a "Foreign Person"), generally will be considered "portfolio interest" and generally will not be subject to U.S. federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, unless (i) the Foreign Person actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of either of the Transferors entitled to vote (or of a profits or capital interest of the Trust if characterized as a partnership, or of stock in the Trust if treated as a corporation), (ii) the Foreign Person is a controlled foreign corporation that is related to either of the Transferors (or the Trust if treated as a partnership) through stock ownership, (iii) the Foreign Person is a bank receiving interest described in Code Section 881(c)(3)(A), (iv) such interest is contingent interest described in Code Section 871(h)(4), or (v) the Foreign Person bears certain relationships to any holder of either of (a) the Exchangeable Transferor Certificate other than either of the Transferors or (b) any other interest in the Trust not properly characterized as debt. To qualify for the exemption from taxation, the last U.S. Person in the chain of payment prior to payment to a Foreign Person (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that (i) is signed by the Foreign Person under penalties of perjury, (ii) certifies that the Foreign Person is not a U.S. Person and (iii) provides the name and address of, and certain additional information concerning, the Foreign Person. The statement may be made on a Form W-8BEN or substantially similar substitute form, and the Foreign Person must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the Foreign Person to the organization or institution holding the Certificate on behalf of the Foreign Person. If interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated under an applicable tax treaty or interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided. Special rules apply to partnerships, estates and trusts, and in certain circumstances, certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

   Generally, any gain or income realized by a Foreign Person upon retirement or disposition of an interest in a Certificate will not be subject to U.S. federal income tax, provided that (i) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs and (ii) in the case of gain representing accrued interest, the conditions described in the preceding paragraph for exemption from withholding are satisfied. Certain exceptions may be applicable, and an individual Foreign Person should consult a tax adviser.

   If the Certificates were treated as an interest in a partnership, the recharacterization could cause a non-U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificate Owner would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as the highest applicable marginal rate. If some or all of the Certificates were treated as stock in a corporation, any related dividend distributions to a non-U.S. Certificate Owner generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

   The U.S. Treasury Department has recently issued final Treasury regulations which revise various procedural matters relating to withholding taxes. Certificates Owners should consult their tax advisers regarding the procedures whereby they may establish an exemption from withholding.

Backup Withholding and Information Reporting

   Payments of principal and interest, as well as payments of proceeds from the sale, retirement or other disposition of a Certificate, may be subject to "backup withholding" tax under the Code if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient's United States federal income tax, provided that appropriate proof is provided under the rules established by the Internal Revenue Service. Furthermore, certain penalties may be imposed by the Internal Revenue Service on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the Internal Revenue
Service concerning payments, unless an exemption applies. Certificate Owners should consult their tax advisers regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.

State and Local Taxation

   The discussion above does not address the taxation of the Trust or the tax consequences of the purchase, ownership or disposition of an interest in the Certificates under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those pension, profit sharing and other employee benefit plans to which it applies and on those persons who are fiduciaries with respect to such plans. In accordance with ERISA's fiduciary standards, before purchasing Certificates a fiduciary should determine whether such an investment is permitted under the documents and instruments governing the plan and is appropriate for the plan in view of its overall investment policy and the composition and diversification of its investment portfolio.

   Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan, an individual retirement account or a Keogh plan which is subject to such provisions (a "Plan") from engaging in certain transactions involving "plan assets" with certain persons ("parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest")) with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. For example, a prohibited transaction would arise, unless an exemption is applicable, if a Certificate were viewed as debt of either Transferor and such Transferor were a Party in Interest with respect to a Plan that acquired the Certificate.

   Moreover, additional prohibited transactions could arise if the Trust Assets were deemed to constitute "plan assets" of any Plan that owned Certificates. The Department of Labor ("DOL") has issued a final regulation (the "Final Regulation") concerning the definition of what constitutes "plan assets" of a Plan subject to ERISA or Section 4975 of the Code. Under the Final Regulation, the assets and properties of corporations, partnerships and certain other entities in which a Plan makes an investment in an "equity interest" could be deemed to be "plan assets" of the Plan in certain circumstances. Accordingly, if Plans (or other entities whose assets include "plan assets") purchase Certificates, the Trust could be deemed to hold "plan assets" unless one of the exceptions under the Final Regulation (or another statutory or administrative exemption) is applicable to the Trust. The operations of the Trust could result in prohibited transactions if Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the responsibility to manage plan assets if Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust.

   The Final Regulation only applies to the purchase by a Plan of an "equity interest" in an entity. Assuming that a Certificate is an equity interest, the Final Regulation contains an exception which provides that if a Plan (or an entity whose assets include "plan assets") acquires a "publicly-offered security," the issuer of the security is not deemed to hold "plan assets." A "publicly-offered security" is a security which is (i) freely transferable,
(ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (iii) either is (A) a part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Each Class of Certificates of any Series must be tested separately for this purpose.

   There are no restrictions imposed on the transfer of the Certificates offered hereby, and the Certificates offered hereby will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act. Based on information provided by any underwriter, agent or dealer involved in the distribution of the Certificates offered hereby, the Transferors will notify the Trustee as to whether or not the Certificates of any Series (or, if there is more than one Class in a Series, each Class of Certificates) will be expected to be held by at least 100 separately named persons at the conclusion of the offering. The Transferor will not, however, determine whether there will, in fact, be at least 100 separately named persons or whether the 100 independent investor criterion of the exception for publicly-offered securities is satisfied as to the Certificates of such Series (or Class). Prospective purchasers may obtain a copy of the notification described in the second preceding sentence from the Trustee at its Corporate Trust Department.

   If the Certificates fail to meet the criteria of publicly-offered securities and the Trust's assets are deemed to include "plan assets" of Certificateholders that are Plans, transactions involving the Trust and Parties in Interest with respect to such Plans holding such Certificates might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. Thus, for example, if a participant in any Plan is a Cardmember under one of the Designated Accounts, under DOL interpretations the purchase of such Certificates by such Plan could constitute a prohibited transaction. The following five class exemptions issued by the DOL could apply in such event: DOL Prohibited Transaction Class Exemption ("PTCE") 96-23
(Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), PTCE 91-38 (Class Exemption for Certain
Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and PTCE 84-14 (Class Exemption for Plan Asset Transactions determined by Independent Qualified Professional Asset Managers). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the Trust's assets.

   Moreover, as discussed above, although (unless provided otherwise in the applicable Prospectus Supplement) Special Counsel has given its opinion that the Certificates will properly be treated as debt for federal income tax purposes, if any Certificates are treated as equity interests in a partnership for such purposes in which other Certificates are debt, all or part of a tax-exempt investor's share of income from the Certificates that are treated as equity could be treated as unrelated debt-financed income under the Code and taxable to the investor.

   In addition, the Transferors or their affiliates may be considered to be Parties in Interest or fiduciaries with respect to some Plans. Accordingly, an investment by such a Plan in Certificates may constitute or result in a prohibited transaction under ERISA and Section 4975 of the Code unless such investment is subject to a statutory or administrative exemption.

   In light of the foregoing, fiduciaries of Plans (or other entities whose assets include "plan assets") considering the purchase of Certificates should consult their own counsel as to whether the acquisition of such Certificates would constitute or result in a prohibited transaction, whether the Trust assets which are represented by such Certificates would be considered "plan assets," the consequences that would apply if the Trust assets were considered "plan assets," the applicability of exemptive relief from the prohibited transaction rules and the applicability of the tax on unrelated business income and unrelated debt-financed income.

   Unless otherwise provided in the applicable Supplement, if the Transferors do not notify the Trustee, as described above, that the Certificates of any particular Series (or Class) will be expected to be held by at least 100 separately named persons, the Certificates of such Series (or Class) may not be acquired by any Plan or by any entity investing assets that are treated as "plan assets" of a Plan. Furthermore, in that case, the Agreement and the applicable Prospectus Supplement will provide that each holder of such Certificate shall be deemed to have represented and warranted that it is not a Plan and is not purchasing such Certificate on behalf of a Plan or with assets that are treated as "plan assets" of a Plan.

                                 LEGAL MATTERS

   Unless other legal counsel is specified in the related Prospectus Supplement, certain legal matters relating to the Certificates will be passed upon for RFC by Carol V. Schwartz, Group Counsel to American Express and, for Centurion Bank, by Kevin J. Cooper, Counsel to American Express. Ms. Schwartz and Mr. Cooper each own or have the right to acquire a number of shares of the common stock of American Express, which, in the aggregate, is less than 0.05% of the outstanding common stock of American Express. Certain other legal matters will be passed upon for the Transferors, the Trust and the Underwriters by Orrick, Herrington & Sutcliffe LLP. Certain legal matters relating to the Federal tax consequences of the issuance of the Certificates will be passed upon for the Transferors by Orrick, Herrington & Sutcliffe LLP. Orrick, Herrington & Sutcliffe LLP has from time to time represented Centurion Bank, RFC, the Servicer and Credco and certain of their affiliates.

                              PLAN OF DISTRIBUTION

   The Transferors may sell the Certificates offered hereby either directly or through one or more underwriters or underwriting syndicates (the "Underwriters"). The Prospectus Supplement for each Series will set forth the terms of the offering of such Series and of each Class within such Series, including the name or names of the Underwriters, the proceeds to and their use by the Transferors, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Certificates will be determined.

   The Certificates of a Series may be acquired by Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be severally obligated to purchase all the Certificates of a Class described in the related Prospectus Supplement, if any are purchased. If Certificates of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Transferors and purchasers of Certificates of such Series.

   The place and time of delivery for any Series of Certificates in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.

                             INDEX OF DEFINED TERMS


Term                                                                      Page
----                                                                      ----
Account .......................................................             25
Account Originator ............................................             22
Accumulation Period ...........................................              7
Act ...........................................................              9
Additional Account Closing Date ...............................             38
Additional Account Cut-Off Date ...............................             18
Additional Account Selection Date .............................             27
Additional Accounts ...........................................      6, 20, 27
Adjustment ....................................................             43
Agreement .....................................................              5
American Express ..............................................             28
Amortization Period ...........................................              7
Application Process ...........................................             25
BHC Act .......................................................             18
Card ..........................................................         20, 25
Cardmember ....................................................             25
Cash Collateral Account .......................................             53
Cash Collateral Guaranty ......................................             53
Cede ..........................................................              3
Clearstream ...................................................             32
Clearstream Customers .........................................             32
Centurion Bank ................................................   cover, 5, 28
Certificate Owners ............................................              3
Certificate Rate ..............................................              7
Certificateholders ............................................              3
Certificateholders' Interest ..................................              7
Certificates ..................................................       cover, 5
Class .........................................................              2
Closing Date ..................................................             10
Code ..........................................................             60
Collateral Interest ...........................................             53
Collection Account ............................................         14, 39
Collections ...................................................              7
Commission ....................................................              3
Controlled Accumulation Amount ................................             10
Controlled Accumulation Period ................................             10
Controlled Amortization Amount ................................             10
Controlled Amortization Period ................................             10
Controlled Deposit Amount .....................................             10
Controlled Distribution Amount ................................             10
Cut Off Date ..................................................              6
Defaulted Receivables .........................................             43
Definitive Certificates .......................................             33
Depositaries ..................................................             30
Depository ....................................................             30
Designated Account ............................................   cover, 5, 27
Disclosure Document ...........................................              9
Distribution Date .............................................          8, 30
DOL ...........................................................             63
DTC ...........................................................         9, A-1
Due Period ....................................................              7
Early Accumulation Period .....................................             11


Term                                                                        Page
----                                                                        ----
Early Amortization Period........................................             11
Eligible Account.................................................             27
Eligible Institution.............................................             39
Eligible Investments.............................................             40
Eligible Receivable..............................................             38
Enhancement......................................................              5
Enhancement Invested Amount......................................             52
ERISA............................................................             62
Euroclear........................................................             32
Euroclear Operator...............................................             32
Euroclear Participants...........................................             32
Excess Allocation Series.........................................             13
Excess Finance Charge Collections................................             42
Excess Principal Collections.....................................             12
Exchange.........................................................              9
Exchange Act.....................................................              3
Exchangeable Transferor Certificate..............................              8
Expected Final Payment Date......................................              8
FASIT............................................................             60
FDIA.............................................................             56
FDIC.............................................................             56
Final Regulation.................................................             63
Final Termination Date...........................................             45
Financial Asset Securitization Investment Trust..................             60
Foreign Person...................................................             61
Global Securities................................................            A-1
Holders..........................................................             33
Indirect Participants............................................             31
Ineligible Receivable............................................             37
Interest Funding Account.........................................             33
Interest Period..................................................              8
Invested Amount..................................................              7
Invested Percentage..............................................              7
Investor Charge-Off..............................................             44
Investor Default Amount..........................................             43
IRS..............................................................             58
L/C Bank.........................................................             53
Minimum Transferor Percentage....................................             39
Monthly Interest.................................................             12
Monthly Servicer Report..........................................             49
Monthly Servicing Fee............................................             47
Moody's..........................................................             19
New Accounts.....................................................             19
OID..............................................................             60
Original Billing Date............................................             26
Participants.....................................................             30
Parties in Interest..............................................             62
Paying Agent.....................................................             31
Payment Date Statement...........................................             49
Pay Out Event....................................................             45

Terms                                                                     Page
-----                                                                     ----

Plan ..........................................................             62
Plan Assets ...................................................             63
Portfolio .....................................................             27
Pre-Approved Process ..........................................             25
Principal Collections .........................................             23
Principal Commencement Date ...................................              8
Principal Funding Account .....................................             10
Principal Terms ...............................................             35
Privileged Assets Calculated Amount ...........................             44
Privileged Assets program .....................................             44
Prospectus Supplement .........................................          cover
PTCE ..........................................................             63
Rapid Amortization Period .....................................             11
Rating Agency .................................................             24
Receivables ...................................................       cover, 5
Record Date ...................................................             30
Recoveries ....................................................              5
Recovery Arrangement ..........................................             26
Regulations ...................................................             59
Removed Accounts ..............................................      6, 28, 39
Reserve Account ...............................................             54
Revolving Period ..............................................             10
RFC ...........................................................   cover, 5, 28
RFC Receivable Purchase Agreement .............................          8, 54
Selection Date ................................................              6
Senior Certificates ...........................................              7
Series ........................................................          cover
Series Supplement .............................................              5
Series Termination Date .......................................             44

Terms                                                                     Page
-----                                                                     ----
Service Transfer ..............................................             48
Servicer ......................................................      cover, 14
Servicer Default ..............................................             48
Servicing Fee .................................................             47
S&P ...........................................................             19
Special Counsel ...............................................             58
Special Funding Account .......................................             13
Spread Account ................................................             54
Subordinate Certificates ......................................              7
Terms and Conditions ..........................................             32
Transfer Deposit Amount .......................................             44
Transferor ....................................................      cover, 28
Transferor Amount .............................................          7, 39
Transferor Interest ...........................................          7, 30
Transferor Percentage .........................................             30
TRS ...........................................................   cover, 5, 28
Trust .........................................................       cover, 5
Trustee .......................................................       cover, 5
Trust Portfolio ...............................................             27
Trust Principal Component .....................................             12
Trustee .......................................................       cover, 5
Underwriters ..................................................             64
Undistributed Principal Collections ...........................             42
U.S. Certificate Owner ........................................             58
U.S. Person ...................................................             58
Withholding Agent .............................................             61
Yield Collections .............................................             23
Yield Factor ..................................................              7

                                                                        ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

   Except in certain limited circumstances, any globally offered
Certificates ("Global Securities") will be available only in book-entry form. Unless otherwise specified in a Prospectus Supplement for a Series, investors in Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

   Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

   Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

   Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as participants in DTC.

   Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

                               INITIAL SETTLEMENT

   All Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as participants of DTC.

   Investors electing to hold their Global Securities through DTC (other than through accounts in Clearstream or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

                            SECONDARY MARKET TRADING

   Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Trading between DTC participants. Secondary market trading between DTC participants (other than the Depositaries for Clearstream and Euroclear) will be settled using the procedures applicable to U.S. corporate debt issues in same-day funds.

   Trading between Clearstream Customers and/or Euroclear Participants. Secondary market trading between Clearstream Customers and/or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

   Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a participant in DTC (other than the Depositaries for Clearstream and Euroclear) to the account of a Clearstream Customer or a Euroclear Participant, the purchaser must send instructions to Clearstream or Euroclear, as the case may be, prior to settlement 12:30. Clearstream or Euroclear, as the case may be, will instruct the respective Depositary to receive the Global Securities against payment. Payment will then be made by the respective Depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Customer's or Euroclear Participant's account. Credit for the Global Securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

   Clearstream Customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

   As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Customers or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Customers or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Customer's or Euroclear Participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective depositary for the benefit of Clearstream Customer or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

   Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream Customers and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear, as the case may be, prior to settlement 12:30. In this case, Clearstream or Euroclear will instruct the respective depositary to deliver the bonds to the DTC participant's account against payment. The payment will then be reflected in the account of the Clearstream Customer or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Customer's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Customer or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Customer's or Euroclear Participant's account would instead be valued as of the actual settlement date.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

   A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original interest discount) on registered debt issued by U.S. persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes appropriate steps to obtain an exemption or reduced tax rate. See "Federal Income Tax Consequences" in this Prospectus for additional information.

                         American Express Master Trust
                                     Issuer

               American Express Receivables Financing Corporation
                                   Transferor

                        American Express Centurion Bank
                                   Transferor

             American Express Travel Related Services Company, Inc.
                                    Servicer

          $750,000,000 Class A Accounts Receivable Trust Certificates

                                 SERIES 2002-1

                                   [graphic]

                             ---------------------
                             PROSPECTUS SUPPLEMENT
                             ---------------------

                                  Underwriters

                           DEUTSCHE BANC ALEX. BROWN
                         BANC OF AMERICA SECURITIES LLC
                         BANC ONE CAPITAL MARKETS, INC.
                        UTENDAHL CAPITAL PARTNERS, L.P.
                              WACHOVIA SECURITIES
                            THE WILLIAMS GROUP, L.P.



You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are offering the Class A certificates only in states where the offer is permitted.

We claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of the dates stated on their respective covers only.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Class A certificates and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the Class A certificates will deliver a prospectus supplement and prospectus.